Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

AVISTA HEALTHCARE PUBLIC ACQUISITION CORP.,

AVISTA HEALTHCARE MERGER SUB, INC.,

and

ORGANOGENESIS INC.

DATED AS OF AUGUST 17, 2018

Strictly private and confidential draft for discussion purposes only. Circulation of this draft will not give rise to any duty to negotiate or create or imply any other legal obligation. No legal obligation of any kind will arise unless and until a definitive written agreement is executed and delivered by all parties.

TABLE OF CONTENTS

ARTICLE I	THE CLOSING TRANSACTIONS	3

1.1	Closing	3
1.2	Closing Transactions	3

ARTICLE II	THE MERGER	4

2.1	Effect of the Merger	4
2.2	Governing Documents	5
2.3	Officers and Directors of the Surviving Corporation	5
2.4	Effect of the Merger on Securities of the Constituent Corporations	5
2.5	Exchange of Certificates	7
2.6	Tax Treatment of the Merger	9
2.7	Withholding Taxes	9
2.8	Appraisal Rights	9
2.9	Taking of Necessary Action; Further Action	10

ARTICLE III	REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY	10

3.1	Organization and Qualification	10
3.2	Company Subsidiaries	11
3.3	Capitalization	12
3.4	Authority Relative to this Agreement	13
3.5	No Conflict; Required Filings and Consents	13
3.6	Compliance	14
3.7	Financial Statements	14
3.8	No Undisclosed Liabilities	15
3.9	Absence of Certain Changes or Events	16
3.10	Litigation	16
3.11	Employee Benefit Plans	16
3.12	Labor Matters	18
3.13	Restrictions on Business Activities	20
3.14	Title to Property	20
3.15	Taxes	21
3.16	Environmental Matters	22

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3.17	Brokers; Third Party Expenses	23
3.18	Intellectual Property	23
3.19	Agreements, Contracts and Commitments	26
3.20	Insurance	28
3.21	Interested Party Transactions	28
3.22	Governmental Actions/Filings	28
3.23	Health Regulatory Matters	29
3.24	Privacy and Data Security	31
3.25	Certain Provided Information	32
3.26	Board Approval	32
3.27	Disclaimer of Other Warranties	32

ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB	33

4.1	Organization and Qualification	33
4.2	Parent Subsidiaries	34
4.3	Capitalization	34
4.4	Authority Relative to this Agreement	35
4.5	No Conflict; Required Filings and Consents	36
4.6	Compliance	36
4.7	Parent SEC Reports and Financial Statements	37
4.8	Absence of Certain Changes or Events	38
4.9	Litigation	39
4.10	Employee Benefit Plans	39
4.11	Labor Matters	39
4.12	Business Activities	39
4.13	Title to Property	39
4.14	Taxes	40
4.15	Environmental Matters	41
4.16	Parent Contracts	42
4.17	Insurance	42
4.18	Interested Party Transactions	42
4.19	Parent Listing	43

4.20	Board Approval	43
4.21	Trust Account	43
4.22	Finders and Brokers	44
4.23	Investment Company Act	44
4.24	Information Supplied	44
4.25	Emerging Growth Company	44
4.26	Disclaimer of Other Warranties	44

ARTICLE V	CONDUCT PRIOR TO THE CLOSING DATE	46

5.1	Conduct of Business by the Company and the Company Subsidiaries	46
5.2	Conduct of Business by Parent and its Subsidiaries	49

ARTICLE VI	ADDITIONAL AGREEMENTS	52

6.1	Registration Statement; Special Meeting	52
6.2	HSR Act	55
6.3	Required Information	56
6.4	Confidentiality; Access to Information	57
6.5	Commercially Reasonable Efforts	58
6.6	No Parent Securities Transactions	59
6.7	No Claim Against Trust Account	59
6.8	Disclosure of Certain Matters	60
6.9	Securities Listing	60
6.10	No Solicitation	60
6.11	Trust Account	61
6.12	Directors’ and Officers’ Liability Insurance	62
6.13	280G Approval	64
6.14	Insider Loans; Equity Ownership in Company Subsidiaries	64
6.15	Certain Financial Information	65
6.16	Access to Financial Information	65
6.17	Parent Borrowings	65
6.18	Section 16 Matters	65
6.19	Qualification as an Emerging Growth Company	65
6.20	Trust Account Disbursement	65
6.21	Exchange of Certain Company Affiliate Debt	66

6.22	Support Agreements	66
6.23	Private Investments	66
6.24	Registration Rights Agreement	66
6.25	Extension	66
6.26	SEC Compliance	66

ARTICLE VII	CONDITIONS TO THE TRANSACTION	67

7.1	Conditions to Obligations of Each Party to Effect the Merger	67
7.2	Additional Conditions to Obligations of the Company	67
7.3	Additional Conditions to the Obligations of Parent	68

ARTICLE VIII	TERMINATION	70

8.1	Termination	70
8.2	Notice of Termination; Effect of Termination	71
8.3	Fees and Expenses	71

ARTICLE IX	GENERAL PROVISIONS	72

9.1	Notices	72
9.2	Interpretation	73
9.3	Counterparts; Electronic Delivery	73
9.4	Entire Agreement; Third Party Beneficiaries	73
9.5	Severability	74
9.6	Other Remedies; Specific Performance	74
9.7	Governing Law	74
9.8	Consent to Jurisdiction; Waiver of Jury Trial	74
9.9	Rules of Construction	75
9.10	Assignment	76
9.11	Amendment	76
9.12	Extension; Waiver	76
9.13	Currency	76
9.14	No Recourse	76
9.15	Release	77
9.16	Public Announcements	77
9.17	Survival of Representations and Warranties	77

EXHIBITS

Exhibit A	Form of Company Support Agreement
Exhibit B	Form of Parent Support Agreement
Exhibit C	Form of Surviving Corporation Charter
Exhibit D	Form of Surviving Corporation Bylaws
Exhibit E	Form of Post-Closing Parent Charter
Exhibit F	Form of Post-Closing Parent Bylaws
Exhibit G	Form of Trust Termination Letter
Exhibit H	Form of Registration Rights Agreement

SCHEDULES
Schedule A	Defined Terms

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of August 17, 2018, by and among Avista Healthcare Public Acquisition Corp., a Cayman Islands exempted company (“Parent”), Avista Healthcare Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”), and Organogenesis Inc., a Delaware corporation (the “Company”). Each of the Company, Parent and Merger Sub shall individually be referred to herein as a “Party” and, collectively, the “Parties”. The term “Agreement” as used herein refers to this Agreement and Plan of Merger, as the same may be amended from time to time, and all schedules, exhibits and annexes hereto (including the Company Disclosure Letter and the Parent Disclosure Letter, as defined herein). Defined terms used in this Agreement are listed alphabetically in Schedule A, together with the section and, if applicable, subsection in which the definition of each such term is located.

RECITALS

A.                                    Parent is a blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar Business Combination with one or more businesses. Immediately prior to the Closing (as defined below) or at any earlier time subject to the conditions of this Agreement, Parent shall transfer by way of continuation out of the Cayman Islands into the State of Delaware or domesticate as a Delaware corporation (the “Domestication”) in accordance with Section 388 of the Delaware General Corporation Law, as amended (the “DGCL”) and the Cayman Islands Companies Law (2018 Revision) (“Cayman Law”).

B.                                    Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL and other applicable Legal Requirements (the “Applicable Legal Requirements”), the Parties intend to enter into a Business Combination by which Merger Sub will merge with and into the Company (the “Merger”) with the Company being the surviving entity of the Merger (the Company, in its capacity as the surviving corporation in the Merger, is sometimes referred to as the “Surviving Corporation”).

C.                                    As a result of the Merger, among other things, each existing share of common stock of the Company, par value $0.001 (the “Company Common Stock”) will be canceled in exchange for the right to receive the Per Share Merger Consideration, as further provided by this Agreement.

D.                                    For U.S. federal income tax (as defined below) purposes, each of the Parties intends that the Domestication will qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code and the Treasury Regulations promulgated thereunder, that the Merger will qualify as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code and the Treasury Regulations promulgated thereunder, and that this Agreement be, and hereby is, adopted as a “plan of reorganization” for the purposes of Section 368 of the Code and Treasury Regulations Section 1.368-2(g).

E.                                     The board of directors of the Company (the “Company Board”) has unanimously (a) determined that it is in the best interests of the Company and the stockholders of

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the Company, and declared it advisable, to enter into this Agreement providing for the Merger in accordance with the DGCL, (b) approved this Agreement and the transactions contemplated hereby including the Merger in accordance with the DGCL on the terms and subject to the conditions of this Agreement and (c) adopted a resolution recommending the plan of merger set forth in this Agreement be adopted by the stockholders of the Company.

F.                                      Stockholders of the Company holding at least a majority of the outstanding shares of Company Common Stock will (i) execute and deliver to Parent, Company Support Agreements (as hereinafter defined) substantially in the form attached hereto as Exhibit A within 24 hours of the date hereof, and (ii) approve and adopt this Agreement, the Merger and the transactions contemplated hereby in accordance with Section 251 of the DGCL (the “Company Stockholder Approval”), acting by written consent in accordance with Section 228 of the DGCL, as promptly as practicable after the Registration Statement (as hereinafter defined) shall have become effective and in any event no later than the 5th Business Day following the effectiveness of the Registration Statement.

G.                                    The board of directors of Parent (the “Parent Board”) has unanimously (a) determined that it is in the best interests of Parent and the shareholders of Parent, and declared it advisable, to effect the Domestication, enter into this Agreement providing for the Merger in accordance with the DGCL and Cayman Law, as applicable, (b) approved this Agreement and the Transactions contemplated hereby including the Merger in accordance with the DGCL and Cayman Law, as applicable, on the terms and subject to the conditions of this Agreement and (c) adopted a resolution recommending the plan of merger set forth in this Agreement be adopted by the shareholders of Parent (the “Parent Recommendation”).

H.                                   Sponsor will execute and deliver to the Company a Parent Support Agreement (as hereinafter defined) substantially in the form attached hereto as Exhibit B concurrently with the execution and delivery of this Agreement by Parent.

I.                                        Certain creditors of the Company are executing and delivering to Parent, concurrently with the execution and delivery of this Agreement, an Exchange Agreement (the “Exchange Agreement”), pursuant to which such creditors have agreed to the repayment and satisfaction in full of the outstanding debt obligations of the Company owed to them in exchange for: (i) 6,502,679 shares of AHPAC Common Stock equal to $45,746,347.00 of the outstanding principal amount of such debt obligations as of immediately prior to the Closing, divided by $7.035, (ii) a cash payment equal to $22,000,000.00 of the outstanding principal amount of such debt obligations and (iii) a cash payment in the amount of the accrued and unpaid interest and fees on such debt obligations as of and through the Closing Date.

J.                                        Prior to the execution and delivery of this Agreement, the Company shall have received and shall have made available to Parent consents (the “Debt Consents”) from the lenders in connection with the Existing Credit Agreements as are necessary or desirable in order to ensure that upon the consummation of the transactions contemplated by this Agreement, there shall be no Default or Event of Default (as each such term is defined in the Existing Credit Agreement) under the Existing Credit Agreements, which such consents shall (i) be in form and substance reasonably satisfactory to Parent and (ii) specifically approve the transactions contemplated by this Agreement.

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K.                                    Concurrently with the execution and delivery of this Agreement, the Company is consummating an equity financing in an aggregate amount of $46,000,000 (the “Initial Private Investment”). Immediately prior to the Closing, Parent will consummate an equity financing in an aggregate amount of $46,000,000 (the “Additional Private Investment” and, together with the Initial Private Investment, the “Private Investments”) in accordance with the terms of the Subscription Agreements entered into as of the date hereof.

L. Concurrently with the execution and delivery of this Agreement, the Class B Holders shall enter into a letter agreement in the form mutually agreed upon by the Company and Parent (the “Parent Sponsor Letter Agreement”) pursuant to which the Class B Holders shall agree to surrender to Parent (i) an aggregate of 16,400,000 Private Placement Warrants (as defined below) and (ii) 6,359,007 Class B Shares (as defined below), in each case upon the terms and subject to the conditions set forth therein.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

THE CLOSING TRANSACTIONS

1.1                               Closing.  Unless this Agreement shall have been validly terminated pursuant to Section 8.1, the Parties shall cause the transactions contemplated by this Agreement to be consummated (the “Closing”), at the offices of Weil Gotshal & Manges LLP, counsel to Parent, 767 Fifth Avenue, New York NY 10153 at a time and date to be specified in writing by the Parties, which shall be no later than the second (2nd) Business Day after the satisfaction or (to the extent permitted by Applicable Legal Requirements) waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Applicable Legal Requirements) waiver of those conditions), or at such other time, date and location as the Parties hereto agree in writing (the date on which the Closing occurs, the “Closing Date”). The Parties agree that the Closing signatures may be transmitted by facsimile or by email pdf files.

1.2                               Closing Transactions.

(a)                                 At the Closing, the Parties shall cause the consummation of the following transactions, upon the terms and subject to the conditions of this Agreement:

(i)                                     The Class B Holders shall surrender to Parent an aggregate 16,400,000 Private Placement Warrants and 4,421,507 Class B Shares (which, when combined with the 1,937,500 Class B Shares surrendered on the date hereof, total 6,359,007 Class B Shares in the aggregate), in each case pursuant to the Parent Sponsor Letter Agreement.

(ii)                                  The Domestication shall become effective unless the Domestication has previously become effective in accordance with Section 2.6(c). Upon the Domestication, each Class A Share shall be converted on a one-for-one basis into a share

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of Class A common stock, par value $0.0001 per share, of Avista Healthcare Public Acquisition Corp., a Delaware corporation (the “AHPAC Common Stock”).

(iii)                               The Private Investments shall have been consummated.

(iv)                              Parent shall utilize cash available in the Trust Account to satisfy the Parent Shareholder Redemptions.

(b)                                 Following the consummation of the transactions described in Section 1.2(a), the Parties shall cause the consummation of the following transactions in the following order, upon the terms and subject to the conditions of this Agreement:

(i)                                     Parent shall utilize a portion of the net cash proceeds from the Private Investments to make the payments required under the Exchange Agreement.

(ii)                                  Parent shall deposit (or cause to be deposited) with the Exchange Agent the aggregate Per Share Merger Consideration (such aggregate consideration, the “Exchange Fund”).

(iii)                               The certificate of merger with respect to the Merger shall be prepared and executed in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”) and filed with the Secretary of State of the State of Delaware.

ARTICLE II

THE MERGER

2.1                               Effect of the Merger.

(a)                                 Subject to the terms and conditions of this Agreement, on the Closing Date the Parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the DGCL (the time of such filing, or such later time as may be agreed in writing by the Company and Parent and specified in the Certificate of Merger being the “Effective Time”).

(b)                                 At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Corporation after the Merger and as a direct, wholly owned subsidiary of Parent.

(c)                                  At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL and Applicable Legal Requirements.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of each of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities

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and duties of each of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

2.2                               Governing Documents.  At the Effective Time, (i) the Certificate of Incorporation of Merger Sub in substantially the form attached hereto as Exhibit C shall become the Certificate of Incorporation of the Surviving Corporation (the “Surviving Corporation Charter”), and (ii) the Bylaws of Merger Sub in substantially the form attached hereto as Exhibit D shall become the Bylaws of the Surviving Corporation (the “Surviving Corporation Bylaws”), except that, in each case, the name of the Surviving Corporation shall be “Organogenesis Inc.”.

2.3                               Officers and Directors of the Surviving Corporation.  At the Effective Time, the board of directors and executive officers of the Company shall be the board of directors and executive officers of the Surviving Corporation, each to hold office in accordance with the Charter Documents of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

2.4                               Effect of the Merger on Securities of the Constituent Corporations.  Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and this Agreement and without any further action on the part of Parent, Merger Sub or the Company or the holders of any of the securities of Parent or the Company Common Stock, the following shall occur:

(a)                                 Treatment of Company Common Stock.

(i)                                     Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and shares of Company Common Stock owned by Parent, Merger Sub or any other direct or indirect Subsidiary of Parent, and shares of Company Common Stock owned by the Company, and in each case not held on behalf of third parties (each such share of Company Common Stock, an “Excluded Share” and collectively, “Excluded Shares”)) will be automatically cancelled and extinguished and be converted, into the right to receive a number of validly issued, fully paid in and nonassessable shares of AHPAC Common Stock equal to the Exchange Ratio (which consideration shall hereinafter be referred to as the “Per Share Merger Consideration”).

(ii)                                  At the Effective Time, all of the shares of Company Common Stock (other than Excluded Shares) shall cease to be outstanding, shall be automatically cancelled and shall cease to exist, and each certificate (a “Certificate”, it being understood that any reference herein to a “Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of Company Common Stock) formerly representing any shares of Company Common Stock (other than Excluded Shares), and each book-entry account statement relating to the ownership of shares of Company Common Stock (other than Excluded Shares), shall thereafter represent only the right to receive the Per Share Merger Consideration, without interest.

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(iii)                               Each Excluded Share shall, by virtue of the Merger and without any action on the part of the holder of such Excluded Share, cease to be outstanding, be cancelled without payment of any consideration therefor and shall cease to exist.

(b)                                 Treatment of Company Options.  Each outstanding Company Option (whether vested or unvested) shall be assumed by Parent and automatically converted into an option to purchase shares of Parent Common Stock (each, an “Assumed Option”).  Subject to the subsequent sentence, each Assumed Option will be subject to the terms and conditions set forth in the Company’s 2003 Stock Incentive Plan and applicable award agreement (except any references therein to the Company or Company Common Stock will instead mean Parent and AHPAC Common Stock, respectively).  Each Assumed Option shall:  (i) have the right to acquire a number of shares of AHPAC Common Stock equal to (as rounded down to the nearest whole number) the product of (A) the number of shares of Company Common Stock which the Company Option had the right to acquire immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio; (ii) have an exercise price equal to (as rounded up to the nearest whole cent) the quotient of (A) the exercise price of the Company Option (in U.S. Dollars), divided by (B) the Exchange Ratio; (iii) be subject to the same vesting schedule as the applicable Company Option; and (iv) be administered by Parent’s Board of Directors or a committee thereof.  The Company shall take all actions necessary to effect the transactions contemplated by this Section 2.4(b) under the Company Equity Plan, the applicable award agreements and applicable Law, including delivering all required notices, obtaining any consents, making any amendments and passing resolutions of the Company Board or a committee thereof.  Parent shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the Assumed Options remain outstanding, a sufficient number of shares of AHPAC Common Stock for delivery upon the exercise of such Assumed Option.

(c)                                  Treatment of Company Warrants.  Each Company Warrant outstanding immediately prior to the Effective Time, other than the Company Warrants that expire or are deemed automatically net exercised immediately prior to the Effective Time according to their terms as of the date of this Agreement as a result of the transactions contemplated by this Agreement, shall be cancelled, retired and terminated and cease to represent a right to acquire shares of Company Stock and each holder thereof shall instead have the right to receive from the Parent a new warrant for shares of AHPAC Common Stock (each, a “Replacement Parent Warrant”).  Each Replacement Parent Warrant shall have, and be subject to, substantially the same terms and conditions set forth in the Company Warrants, except that:  (i) the number of shares of AHPAC Common Stock which can be purchased with each Replacement Parent Warrant shall equal a number of shares equal to (as rounded down to the nearest whole number) the product of (A) the number of shares of Company Common Stock (on an as-converted to Company Common Stock basis) which the Company Warrant had the right to acquire immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio; and (ii) the exercise price for each Replacement Parent Warrant shall be equal to (as rounded up to the nearest whole cent) the quotient of (A) the exercise price of the Company Warrant (in U.S. Dollars), divided by (B) the Exchange Ratio.  Parent shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the Replacement Parent

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Warrants remain outstanding, a sufficient number of shares of AHPAC Common Stock for delivery upon the exercise of such Replacement Parent Warrants.

(d)                                 No Fractional Shares.  No fraction of a share of AHPAC Common Stock will be issued by virtue of the Merger, and each Company Stockholder who would otherwise be entitled to a fraction of a share of AHPAC Common Stock (after aggregating all fractional shares of AHPAC Common Stock that otherwise would be received by such Company Stockholder) shall receive from Parent, in lieu of such fractional share, one (1) share of AHPAC Common Stock.

(e)                                  Adjustments to Merger Consideration.  The Per Share Merger Consideration shall be adjusted to reflect appropriately the effect of any share or stock split, reverse stock split, share consolidation, stock dividend (including any dividend or distribution of securities convertible into Parent Common Shares or AHPAC Common Stock), extraordinary cash dividend, share capitalization, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Shares or AHPAC Common Stock occurring on or after the date hereof until the Effective Time.

(f)                                   Capital Stock of Merger Sub.  Each issued and fully outstanding share of common stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

2.5                               Exchange of Certificates.

(a)                                 Exchange Agent.  Prior to the Effective Time, Parent shall appoint a commercial bank or trust company with the Company’s prior approval (such approval not to be unreasonably withheld, conditioned or delayed) to act as agent (the “Exchange Agent”) for the purpose of exchanging Certificates for the Per Share Merger Consideration.

(b)                                 Deposit.  On the Closing Date, Parent will deposit with the Exchange Agent, the number of shares of AHPAC Common Stock sufficient to pay any Per Share Merger Consideration that may be payable from time to time following the Effective Time. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Per Share Merger Consideration contemplated to be issued or paid pursuant to this Article II out of the Exchange Fund.

(c)                                  Exchange Procedures.  Promptly after the Effective Time (and in any event within five (5) Business Days thereafter), Parent shall mail, or shall cause the Exchange Agent to mail, to each holder of record of Company Common Stock (other than holders of Excluded Shares) (i) a letter of transmittal in customary form specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of

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the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.5(f)) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for surrendering the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.5(f)) to the Exchange Agent.  Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.5(f)) to the Exchange Agent in accordance with the terms of such letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor one or more shares of AHPAC Common Stock which shall represent, in the aggregate, the whole number of shares of AHPAC Common Stock that such holder has the right to receive pursuant to Section 2.4(a), less any required Tax withholdings as provided in Section 2.7; provided that, to the extent that, prior to the Effective Time, any Certificates are delivered to the Exchange Agent with completed letters of transmittal in accordance with this Section 2.5(c) at least five (5) Business Days prior to the Closing Date, then Parent shall cause the Exchange Agent to issue to the former holder of such Certificates, promptly after the Effective Time, the number of shares of AHPAC Common Stock that such holder has the right to receive pursuant to Section 2.4(a), less any required Tax withholdings as provided in Section 2.7. The Certificate so surrendered shall forthwith be cancelled.  No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, the shares of AHPAC Common Stock to be exchanged upon due surrender of the Certificate may be issued to such transferee if the Certificate formerly representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and evidence that any applicable stock transfer Taxes have been paid or are not applicable.

(d)                                 No Further Transfers. From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation, Parent or the Exchange Agent for transfer, it shall be cancelled and exchanged for (without interest and after giving effect to any required Tax withholdings as provided in Section 2.7) that number of shares of AHPAC Common Stock equal to (x) the number of shares of Company Common Stock represented by the Certificate multiplied by (y) the Exchange Ratio.

(e)                                  Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments of the Exchange Fund) that remains unclaimed by the Company Stockholders for 180 days after the Effective Time shall be delivered to the Surviving Corporation. Any holder of shares of Company Common Stock (other than Excluded Shares) who has not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of the Per Share Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 2.7) upon due surrender of its Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.5(f)), without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Exchange Agent or any other Person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

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(f)                                   Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, (i) upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and (ii) if required by Parent, the provision by such Person of an indemnity (in form and substance mutually agreed by Parent and the Company) against any claim that may be made against it, the Company, or the Surviving Corporation with respect to such Certificate, the Exchange Agent will issue the Per Share Merger Consideration such Person has a right to receive pursuant to Article I (after giving effect to any required Tax withholdings as provided in Section 2.7).

2.6                               Tax Treatment of the Merger.

(a)                                 For U.S. federal income tax purposes (and for purposes of any applicable state or local Tax that follows the U.S. federal income tax treatment), the Parties shall not take or cause to be taken any action, or knowingly fail to take or cause to be taken any action, which action or failure to act would reasonably be expected to prevent (i) the Domestication from qualifying as a reorganization within the meaning of Section 368(a)(1)(F) of the Code and (ii) the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

(b)                                 For U.S. federal income tax purposes (and for purposes of any applicable state or local Tax that follows the U.S. federal income tax treatment), the Parties will prepare and file all Tax Returns consistent with the foregoing provisions of this Section 2.6 and will not take any inconsistent position on any Tax Return, or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by applicable Law following a final determination by a court of competent jurisdiction or good-faith administrative settlement with (or final administrative decision by) the relevant Governmental Entity. The Parties hereby adopt this Agreement as a plan of reorganization for purposes of Section 368 of the Code and Treasury Regulations Section 1.368-2(g).

(c)                                  The parties agree that Parent may cause the Domestication to be consummated at any time prior to the Closing.

2.7                               Withholding Taxes.  Notwithstanding anything in this Agreement to the contrary, Parent, Merger Sub, the Company, the Surviving Corporation (including its payroll agent), the Exchange Agent and their Affiliates shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement, any amount required to be deducted and withheld with respect to the making of such payment under applicable Law. To the extent that amounts are so properly withheld and remitted to the relevant Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

2.8                               Appraisal Rights.

(a)                                 Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who have exercised and perfected appraisal rights for such

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shares of Company Common Stock in accordance with the DGCL (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive the Per Share Merger Consideration described in Section 2.4(a) attributable to such Dissenting Shares. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the DGCL, unless and until such stockholders fail to perfect or effectively withdraw or otherwise lose their appraisal rights under the DGCL. All Dissenting Shares held by stockholders who shall have failed to perfect or shall have effectively withdrawn or lost their right to appraisal of such shares of Company Common Stock under the DGCL (whether occurring before, at or after the Effective Time) shall thereupon be deemed to be converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Merger Consideration, without interest, attributable to such Dissenting Shares upon their surrender in the manner provided in Section 2.5.

(b)                                 The Company shall give Parent prompt written notice of any demands by dissenting stockholders received by the Company, withdrawals of such demands and any other instruments served on the Company and any material correspondence received by the Company in connection with such demands.

2.9                               Taking of Necessary Action; Further Action. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub will take all such lawful and necessary action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

Except as set forth in the corresponding numbered section of the letter dated as of the date of this Agreement delivered by the Company to Parent and Merger Sub prior to or in connection with the execution and delivery of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1                               Organization and Qualification.

(a)                                 The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not be material to the Company and its Subsidiaries, taken as a whole. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Complete and correct copies of the certificate of incorporation and by-laws (or other comparable governing instruments with different

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names) (collectively referred to herein as “Charter Documents”) of the Company, as amended and currently in effect, have been delivered or made available to Parent. The Company is not in violation of any of the provisions of the Company’s Charter Documents.

(b)                                 The Company is qualified or licensed to do business as a foreign corporation in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or license would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  Section 3.1(b) of the Company Disclosure Letter sets forth each jurisdiction in which the Company is qualified or licensed to do business.

3.2                               Company Subsidiaries.

(a)                                 The Company’s direct and indirect Subsidiaries, together with their state of incorporation or formation, as applicable, are listed in Section 3.2(a) of the Company Disclosure Letter (the “Company Subsidiaries”). The Company owns all of the outstanding equity securities of the Company Subsidiaries, free and clear of all Liens. Except for the Company Subsidiaries, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make any future investment in or capital contribution to any other Person.

(b)                                 Each Company Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not reasonably be expected to have a Company Material Adverse Effect. Each Company Subsidiary that is a limited liability company is duly organized or formed, validly existing and in good standing under the laws of its state of organization or formation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Company Subsidiary is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.  Complete and correct copies of the Charter Documents of each Company Subsidiary, as amended and currently in effect, have been heretofore delivered or made available to Parent. No Company Subsidiary is in violation of any of the provisions of its Charter Documents.

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(c)                                  Each Company Subsidiary is qualified or licensed to do business as a foreign entity in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or license would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 3.2(a) of the Company Disclosure Letter sets forth each jurisdiction in which any Company Subsidiary is qualified or licensed to do business.

3.3                               Capitalization.

(a)                                 As of the date of this Agreement, 45,000,000 shares of Company Common Stock are authorized and 33,383,822 are issued and outstanding (prior to the close of the Initial Private Investment).  Other than the Company Common Stock, the Company has no class or series of securities or ownership interests authorized by its Charter Documents. Section 3.3(a) of the Company Disclosure Letter lists, as of the date of this Agreement, each Company stockholder and all Company Common Stock owned by such Company stockholder.

(b)                                 As of the date of this Agreement, 3,255,601 shares of Company Common Stock are reserved for issuance under the Company Equity Plan, of which (i) 3,216,386 shares are reserved for issuance upon the exercise of currently outstanding Company Options, and (ii) 39,215 shares remain available for future awards.  Section 3.3(b) of the Company Disclosure Letter sets forth the beneficial and record owners of all outstanding Company Options and Company Warrants (including in each case the grant date, number and type of shares issuable thereunder, the exercise price, the expiration date, any vesting schedule and, with respect to the Company Options only, whether subject to Section 422 of the Code) as of the date of this Agreement.  Each Company Option was granted with an exercise price per share of Company Common Stock equal to or greater than the fair market value of a share of Company Common Stock on the grant date of such Company Option, as determined in accordance with Section 409A of the Code and is not otherwise subject to Section 409A of the Code. All Company Options have been granted and administered in accordance with the applicable Company Equity Plan, the applicable option agreement and Applicable Legal Requirements.  The Company Warrants are not subject to Section 409A of the Code. Other than as set forth in Section 3.3(b) of the Company Disclosure Letter, no securities or ownership interests are reserved for issuance upon the exercise of outstanding warrants or other rights to purchase Company Common Stock. All outstanding shares of Company Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights. Each share of Company Common Stock has been issued in compliance in all material respects with (x) Applicable Legal Requirements, and (y) the Company’s Charter Documents.

(c)                                  Except as set forth in Section 3.3(c) of the Company Disclosure Letter, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or

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acquisition of, any ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Other than as set forth in Section 3.3(c) of the Company Disclosure Letter, there are no stock appreciation, phantom stock, stock-based performance unit, profit participation, restricted stock, restricted stock unit or other equity-based compensation award or similar rights with respect to the Company.

(d)                                 Except as set forth in the Company’s Charter Documents or in connection with the Transactions, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings to which the Company is a party or by which the Company is bound with respect to any ownership interests of the Company.

(e)                                  Except as provided for in this Agreement, as a result of the consummation of the Transactions, no shares of capital stock, warrants, options or other securities of the Company are issuable and no rights in connection with any shares, warrants, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(f)                                   Except as set forth in Section 3.3(f) of the Company Disclosure Letter, no outstanding shares of Company Common Stock are unvested or subjected to a repurchase option, risk of forfeiture or other similar condition under any applicable agreement with the Company.

3.4                               Authority Relative to this Agreement.  The Company has requisite power and authority to execute and deliver this Agreement and each of the other Transaction Agreements to which it is a party and perform its obligations hereunder and thereunder and to consummate the Transactions (including the Merger), subject to receipt of the Company Stockholder Approval. The execution and delivery by the Company of this Agreement and the other Transaction Agreements to which it is a party and the consummation by the Company of the Transactions (including the Merger) have been duly and validly authorized by the Company, and, subject to receipt of the Company Stockholder Approval, no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been, and the other Transaction Agreements to which it is a party shall be when delivered, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other Parties hereto and thereto, this Agreement constitutes, and the other Transaction Agreements to which it is a party shall constitute when delivered, the legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies (the “Enforceability Exceptions”).

3.5                               No Conflict; Required Filings and Consents.

(a)                                 Except as set forth in Section 3.5(a) of the Company Disclosure Letter, the execution and delivery by the Company of this Agreement and the other Transaction Agreements to which it is a party do not, and the performance of the transactions

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contemplated hereby and thereby will not, (i) conflict with or violate the Company’s Charter Documents, (ii) conflict with or violate any Applicable Legal Requirements, (iii) require any consent, approval authorization or permit of, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any third party any rights of termination, amendment, acceleration or cancellation under, or result in the creation of a Lien (other than any Permitted Lien) on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any Company Contracts, except, with respect to clause (iii), as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)                                 Subject to receipt of the Company Stockholder Approval, the execution and delivery of this Agreement by the Company, or the other Transaction Agreements to which it is a party, does not, and the performance of its obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for (i) the filing of the Certificate of Merger in accordance with the DGCL, (ii) filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (iii) applicable requirements, if any, of the Securities Act, the Exchange Act or blue sky laws, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which the Company is licensed or qualified to do business, (iv) the filing of any notifications required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the expiration of the required waiting period thereunder, and (v) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or, after the Closing, a Parent Material Adverse Effect.

3.6                               Compliance.  The Company and each Company Subsidiary are, and since January 1, 2015 have been, in compliance with all Applicable Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which have not had and are not reasonably likely to have a Company Material Adverse Effect.  The businesses and activities of the Company and each Company Subsidiary have not been and are not being conducted in violation of any Applicable Legal Requirements, except as would not, individually or in the aggregate, reasonably be expected to be have a Company Material Adverse Effect.  Since January 1, 2015, no written notice of non-compliance with any Applicable Legal Requirements has been received by the Company or any of the Company Subsidiaries (and the Company has no Knowledge of any such notice delivered to any other Person).

3.7                               Financial Statements.

(a)                                 The Company has made available to Parent true and complete copies of the audited consolidated balance sheets and the related audited consolidated statements of operations and comprehensive loss, changes in shareholders’ equity and cash flows (including any related notes thereto) of the Company and the Company Subsidiaries for the fiscal years ended December 31, 2017, 2016 and 2015 (the “Financial Statements”).  The Financial Statements comply as to form in all material respects, and were prepared in

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accordance, with U.S. generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods involved, except as indicated in Section 3.7(a) of the Company Disclosure Letter (except as otherwise indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of the Company and the Company Subsidiaries at the date thereof and the consolidated results of their operations and cash flows for the period indicated.

(b)                                 The Company has made available to Parent true and complete copies of the unaudited consolidated balance sheet of the Company and the Company Subsidiaries as at March 31, 2018 and the related consolidated statement of operations and comprehensive loss, changes in shareholders’ equity and cash flows for the 3 months ended March 31, 2018 (collectively, the “Interim Financial Statements”). The Interim Financial Statements have been prepared in all material respects in accordance with U.S. GAAP applied on a consistent basis throughout the periods covered thereby, subject to the absence of footnotes and normal and recurring year-end adjustments, and fairly present in all material respects the consolidated financial position of the Company and the Company Subsidiaries at the date thereof and the consolidated results of their operations and cash flows for the period indicated.

(c)                                  The Company has established and maintained a system of internal controls. To the Knowledge of the Company, such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with U.S. GAAP.

(d)                                 There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

3.8                               No Undisclosed Liabilities.

(a)                                 Section 3.8(a) of the Company Disclosure Letter sets forth a true and complete list of all outstanding Indebtedness of the Company, including Indebtedness owed to the Company’s Insiders as of the date of this Agreement. Following the consummation of the Exchange Agreement (including the payment of the amounts specified therein), at the Closing, the Company will have no outstanding Indebtedness other than the Existing Credit Agreements and the Indebtedness listed in Section 3.8(a) of the Company Disclosure Letter as remaining outstanding at the Closing.

(b)                                 The Company and the Company Subsidiaries have no liabilities (absolute, accrued, contingent or otherwise), except: (a) liabilities provided for in or otherwise disclosed or reflected in the most recent balance sheet included in the Financial Statements, (b) liabilities arising in the ordinary course of the Company’s business since December 31, 2017 and (c) liabilities that, individually or in the aggregate, have not had a Company Material Adverse Effect.

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3.9                               Absence of Certain Changes or Events.  Except as contemplated by this Agreement, since December 31, 2017, there has not been: (a) any Company Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend on, or other distribution in respect of, any of the shares of Company Common Stock, or any purchase, redemption or other acquisition by the Company of any of the shares of Company Common Stock or any other securities of the Company (including any options, warrants, calls or rights to acquire any such Company Common Stock) other than in accordance with agreements evidencing Company Options or restricted stock awards granted under the Company Equity Plan, (c) any split, combination or reclassification of any of the shares of Company Common Stock, (d) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP (or any interpretation thereof) or Applicable Legal Requirements, (e) any change in the auditors of the Company, (f) any issuance of shares of Company Common Stock other than in accordance with agreements evidencing Company Options granted under the Company Equity Plan, or (g) any revaluation by the Company of any of its assets, including, without limitation, any sale of assets of the Company other than in the ordinary course of business.

3.10                        Litigation.  There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened in writing against the Company or any of the Company Subsidiaries before any Governmental Entity, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.11                        Employee Benefit Plans.

(a)                                 Section 3.11(a) sets forth a correct and complete list of each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and each other retirement, supplemental retirement, deferred compensation, employment, bonus, incentive compensation, stock purchase, employee stock ownership, equity-based, severance, change in control, employee loan, retiree medical or life insurance, educational, employee assistance, fringe benefit and all other employee benefit plan, policy, agreement, program or arrangement, whether or not subject to ERISA, whether formal or informal, oral or written, which the Company or any of its subsidiaries sponsors or maintains for the benefit of its current or former employees, contractors or directors, or with respect to which the Company or any of its subsidiaries has any direct or indirect present or future liability (collectively, the “Employee Benefit Plans”).

(b)                                 With respect to each Employee Benefit Plan, the Company has provided a true, correct and complete copy of the following documents, to the extent applicable: (i) all current plan documents, including any related trust documents, insurance contracts or other funding arrangements, and all amendments thereto, (ii) for the most recent plan years, (A) the IRS Form 5500 and all schedules thereto, (B) audited financial statements and (C) actuarial or other valuation reports; (iii) the most recent IRS determination letter or opinion letter, as applicable, (iv) the most recent summary plan descriptions and other material communications to employees regarding the Employee Benefit Plans, (v) written summaries of all non-written Employee Benefit Plans, and (vi) any non-routine correspondence with any Governmental Authority regarding Employee Benefits Plans during the past three years.

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(c)                                  Each Employee Benefit Plan has been established, maintained and administered in all material respects in accordance with its terms and with all Applicable Legal Requirements. No non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code) has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan.

(d)                                 Each Employee Benefit Plan intended to qualify under Section 401 does so qualify, and any trusts intended to be exempt from federal income taxation under the provisions of Section 401(a) of the Code are so exempt.  Nothing has occurred with respect to the operation of the Employee Benefit Plans that could reasonably be expected to cause the denial or loss of such qualification or exemption.

(e)                                  None of the Company, its subsidiaries or any of their respective ERISA Affiliates has at any time sponsored or has ever been obligated to contribute to, or had any liability in respect of, (i) an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA (including any “multiemployer plan” within the meaning of Section (3)(37) of ERISA), (ii) a “multiple employer plan” as defined in Section 413(c) of the Code, or (iii) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(f)                                   None of the Employee Benefit Plans provides for, and the Company and its subsidiaries have no liability in respect of, post-retiree health, welfare or life insurance benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state Law and at the sole expense of such participant or the participant’s beneficiary.

(g)                                  With respect to any Employee Benefit Plan, (i) no actions, suits, claims (other than routine claims for benefits in the ordinary course), audits, inquiries, proceedings or lawsuits are pending, or, to the Knowledge of the Company, threatened against any Employee Benefit Plan, the assets of any of the trusts under such plans or the plan sponsor or administrator, or against any fiduciary of any Employee Benefit Plan with respect to the operation thereof, and (ii) to the Knowledge of the Company, no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits, claims, audits, inquiries, proceedings or lawsuits.  No event has occurred, and to the Knowledge of the Company, no condition exists that would, by reason of the Company’s affiliation with any of its ERISA Affiliates, subject the Company to any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other Laws.

(h)                                 All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Employee Benefit Plans have been timely made or accrued in all material respects.  The Company does not have any plan or commitment to establish any new Employee Benefit Plan, or to modify any Employee Benefit Plan (except to the extent required by any Applicable Legal Requirement or to conform any such Employee Benefit  Plan to the requirements of any Applicable Legal Requirement).

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(i)                                     Neither the execution and delivery of this Agreement nor the consummation of the Transactions will, either alone or in connection with any other event(s), (i) result in payment or benefit becoming due to any current or former employee, contractor or director of the Company or its subsidiaries or under any Employee Benefit Plan, (ii) materially increase any benefits otherwise payable under any Plan or (iii) result in the acceleration of the time of payment, funding or vesting of any such benefits to any current or former employee, contractor or director of the Company or its subsidiaries or under any Employee Benefit Plan, or (iv) limit the right to merge, amend or terminate any Employee Benefit Plan.

(j)                                    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby shall, either alone or in connection with any other event(s) give rise to any “excess parachute payment” as defined in Section 280G(b)(1) of the Code, any excise tax owing under Section 4999 of the Code or any other amount that would not be deductible under Section 280G of the Code.

(k)                                 The Company maintains no obligations to gross-up or reimburse any individual for any tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code or otherwise.

(l)                                     Each Employee Benefit Plan which is a “nonqualified deferred compensation plan” subject to Section 409A of the Code has been established, operated and maintained in compliance with Section 409A of the Code in all material respects.

3.12                        Labor Matters.

(a)                                 Neither the Company nor its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any of the Company Subsidiaries.  There are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal, nor has any such representation proceeding, petition, or demand been brought, filed, made, or threatened within the last three years.  There is no organizing activity involving the Company or its Subsidiaries pending or, to the Knowledge of the Company, threatened by any labor organization or group of employees.

(b)                                 There are no pending (i) strikes, work stoppages, slowdowns, lockouts or arbitrations (nor have there been any strikes, work stoppages, slowdowns, lockouts or arbitrations within the three (3) years prior to the Closing) or (ii) material grievances or other labor disputes pending or, to the Knowledge of the Company, threatened against or involving the Company or its Subsidiaries involving any employee of the Company or its Subsidiaries There are no unfair labor practice charges, grievances or complaints pending or, to the Knowledge of the Company, threatened by or on behalf of any employee, former employee, or labor organization. There are no continuing obligations of the Company or any of the Company Subsidiaries pursuant to the resolution of any such proceeding that is no longer pending.

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(c)                                  Each employee and consultant of the Company and its Subsidiaries is terminable “at will” subject to applicable notice periods as set forth by law or in any applicable employment agreement, and there are no agreements or understandings between the Company or its Subsidiaries and any of their employees or consultants that their employment or services will be for any particular period.  To the Knowledge of the Company, as of the date hereof, none of the Company’s officers or key employees has given written notice of any intent to terminate his or her employment with the Company.  The Company and its Subsidiaries are in compliance in all material respects and, to the  Knowledge of the Company, each of their employees and consultants are in compliance in all material respects, with the terms of any employment and consulting agreements between the Company or its Subsidiaries and such individuals.  To the Knowledge of the Company, there are not any oral or informal arrangements, commitments or promises between the Company and any employees or consultants of the Company that have not been documented as part of the formal written agreements between any such individuals and the Company or its Subsidiaries.

(d)                                 There are no complaints, charges or claims against the Company or its Subsidiaries pending or, to Knowledge of the Company, threatened that could be brought or filed, with any Governmental Entity based on, arising out of, in connection with or otherwise relating to the employment or termination of employment or failure to employ by the Company or its Subsidiaries, of any individual.  Each of the Company and its Subsidiaries is in compliance with all Applicable Legal Requirements respecting employment, employment practices, terms and conditions of employment and wages hours the Worker Adjustment and Retraining Notification (“WARN”) Act, and any similar state or local “mass layoff” or “plant closing” laws, collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding and/or social security taxes and any similar tax except for immaterial non-compliance.  There has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to the Company or its Subsidiaries within the six (6) months prior to the Closing.  The Company and its Subsidiaries are not liable for any material arrears of wages or penalties with respect thereto, except in each case as would not, individually or in the aggregate, reasonably be expected to be material to the Company. The Company has no Knowledge of any circumstance that is reasonably likely to give rise to any valid material claim by a current or former employee for compensation on termination of employment (beyond any severance pay to which such employee may be entitled under any applicable employment agreement). All amounts that the Company or its Subsidiaries are legally required to withhold from their employees’ wages and to pay to any Governmental Entity as required by Applicable Legal Requirements have been withheld and paid, and the Company and its Subsidiaries do not have any outstanding obligation to make any such withholding or payment, other than with respect to an open payroll period or as would not result in material liability to the Company.  There are no pending, or to the Knowledge of the Company, threatened in writing Legal Proceedings against the Company or any of its Subsidiaries by any employee in connection with such employee’s employment or termination of employment by the Company or  its Subsidiaries.

(e)                                  Except as would not reasonably be expected to result in the Company’s incurring a material liability, no employee or former employee of the Company or its

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Subsidiaries is owed any wages, benefits or other compensation for past services (other than wages, benefits and compensation accrued during the current pay period and any accrued pay or benefits for services, which by their terms or under Applicable Legal Requirements, are payable in the future, such as but not limited to accrued vacation, recreation leave and severance pay).

3.13                        Restrictions on Business Activities.  There is no agreement, commitment, or Order binding upon the Company or its assets or to which the Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted other than such effects, individually or in the aggregate, which have not been and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole.

3.14                        Title to Property.

(a)                                 The Company owns no real property.  Section 3.14(a) of the Company Disclosure Letter contains a list of all options or other contracts under which the Company has a right to purchase or lease, or the obligation to sell, any real property.

(b)                                 All material leases of real property held by the Company, if any, and all material personal and other property and assets of the Company and the Company Subsidiaries owned, used or held for use in connection with the business of the Company (the “Personal Property”) are shown or reflected on the balance sheet included in the most recent Financial Statements, other than those entered into or acquired on or after the date of the most recent Financial Statements in the ordinary course of business.  Section 3.14(b) of the Company Disclosure Letter contains a list of all leases of real property held by the Company (the “Real Property Leases”). The Company has leasehold title to all of the Real Property Leases, free and clear of all Liens, except for Permitted Liens. Each of the Real Property Leases are in full force and effect and is a legal, valid and binding obligation of the  Company, enforceable against them in accordance with its terms. There is not, under any of the Real Property Leases, any existing default or event of default of the Company or, to the Knowledge of the Company, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the existence of such default or event of default could not reasonably be expected to be have a Company Material Adverse Effect.

(c)                                  All leases pursuant to which the Company leases from others Personal Property, if any, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default of the Company or, to the Knowledge of the Company, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the existence of such default or event of default could not reasonably be expected to have a Company Material Adverse Effect.

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3.15                        Taxes.

(a)                                 All material Tax Returns required to be filed by or on behalf of the Company and each of its Subsidiaries have been duly and timely filed with the appropriate Governmental Entity and all such Tax Returns are true, correct and complete in all material respects. All material amounts of Taxes payable by or on behalf of the Company and each of its Subsidiaries have been fully and timely paid.

(b)                                 The Company and each of its Subsidiaries has complied in all material respects with all applicable Laws relating to the payment and withholding and collecting of Taxes and withheld, collected and paid all material amounts of Taxes required to have been withheld, collected and paid to the relevant Governmental Entity.

(c)                                  No deficiency or proposed adjustment for any material amount of Tax has been asserted or assessed by any Governmental Entity against the Company or any of its Subsidiaries which has not been paid or resolved.

(d)                                 No material Tax audit or other examination of the Company or any of its Subsidiaries by any Governmental Entity is presently in progress, nor has the Company been notified in writing of any request for such an audit or other examination.

(e)                                  There are no liens for Taxes (other than Permitted Liens) upon any of the assets of the Company or its Subsidiaries.

(f)                                   The Company and each of its Subsidiaries has no liability for a material amount of unpaid Taxes which has not been accrued for or reserved on the Company’s Financial Statements, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of the Company and its Subsidiaries in the ordinary course of business.

(g)                                  Neither the Company nor any of its Subsidiaries (i) has any liability for a material amount of Taxes of another Person (other than the Company or any of its Subsidiaries) pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) or as a transferee or a successor or by contract (other than pursuant to commercial agreements the principal purpose of which is not related to Taxes) or (ii) is a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (excluding customary provisions of commercial agreements the principal purpose of which is not related to Taxes).

(h)                                 Neither the Company nor any of its Subsidiaries (i) has consented to extend the time in which any Tax may be assessed or collected by any Governmental Entity (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business), which extension is still in effect, (ii) has entered into or been a party to any “listed transaction”  within the meaning of Section 6707A of the Code, or (iii) has executed or entered into any closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign Law.

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(i)                                     Neither the Company nor any of its Subsidiaries has, or has ever had, a permanent establishment in any country other than the country of its organization, or is, or has ever been, subject to income Tax in a jurisdiction outside the country of its organization.

(j)                                    There is no material amount of taxable income of the Company or any of its Subsidiaries that was received or accrued prior to the Closing that will be required under applicable Law to be reported in a taxable period beginning after the Closing Date that is attributable to (i) an installment sale or open transaction disposition that occurred on or prior to the Closing Date, (ii) any change in method of accounting on or prior to the Closing Date, (iii) a prepaid amount received on or prior to the Closing Date or (iv) an election under Section 108(i) of the Code.

(k)                                 The Company has at all times been treated as a corporation for U.S. federal income (and applicable state and local) tax purposes.

(l)                                     The Company is not, and has not been, at any time during the last five (5) years, a “United States real property holding corporation” within the meaning of Section 897 of the Code.

(m)                             Neither the Company nor any of its Subsidiaries has taken, or agreed to take, any action or has knowledge of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code.

3.16                        Environmental Matters.

(a)                                 Except as would, individually or in the aggregate, not be expected to have a Company Material Adverse Effect:

(i)                                     The Company and its Subsidiaries are, and have been for the past three (3) years, in compliance with all Environmental Laws, which compliance includes obtaining, maintaining and complying with all Governmental Action/Filings required under applicable Environmental Laws (“Environmental Permits”);

(ii)                                  Neither the Company nor its Subsidiaries are party to any unresolved, pending or, to the Knowledge of the Company, threatened claims, actions, suits, investigations, inquiries, notices, judgments, decrees, injunctions, orders or proceedings arising under or related to Environmental Laws;

(iii)                               No conditions currently exist with respect to any property currently or, to the Knowledge of the Company, formerly owned, leased or operated by the Company or the Company Subsidiaries, or any property to which the Company or the Company Subsidiaries arranged for the disposal or treatment of Hazardous Substances that would reasonably be expected to result in the Company or the Company Subsidiaries incurring liabilities or obligations under Environmental Laws; and

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(iv)                              Neither the Company nor its Subsidiaries has assumed or provided an indemnity with respect to any liability of any other Person relating to Environmental Laws.

(b)                                 No consent, approval or authorization of or registration or filing with any Governmental Entity is required with respect to Environmental Laws or Environmental Permits in connection with the execution and delivery of this Agreement or the consummation of the Transactions.

(c)                                  To the Knowledge of the Company, the Company and the Company Subsidiaries have made available to Parent copies of all material environmental assessments, studies, audits, analyses or reports relating to Real Property or any property currently or formerly owned, leased or operated by the Company or its Subsidiaries and copies of all material, non-privileged documents relating to any material and outstanding liabilities of the Company or its Subsidiaries under Environmental Law to the extent such are in the possession, custody, or reasonable control of the Company or its Subsidiaries.

3.17                        Brokers; Third Party Expenses.  The Company and the Company Subsidiaries have not incurred, nor will it incur, directly or indirectly, any liability for brokerage, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement or the Transactions.

3.18                        Intellectual Property.

(a)                                 Section 3.18(a) of the Company Disclosure Letter sets forth a complete and accurate list, as of the date of this Agreement, of all of the following Intellectual Property that is owned or purported to be owned by the Company: (i) registered Patents and pending applications for Patents, (ii) registered Trademarks and pending applications for registration of Trademarks, (iii) Internet domain names, (iv) registered Copyrights and pending applications for registration of Copyrights (the Intellectual Property referred to in clauses (i) through (iv), collectively, the “Company Registered Intellectual Property”), and (v) material unregistered Trademarks (for which there are no pending applications). Except for matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, all of the Company Registered Intellectual Property is subsisting and in full force and effect, and all necessary registration, maintenance, renewal, and other relevant filing fees due through the date of this Agreement have been timely paid and all necessary documents and certificates in connection therewith have been timely filed with the relevant Patent, Trademark, Copyright, domain name, or other authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining such Company Registered Intellectual Property in full force and effect.

(b)                                 The Company is the sole and exclusive owner of, or has a license, sublicense or otherwise possesses legally enforceable rights to use all material Intellectual Property used in or necessary for the conduct of the business of the Company as presently conducted (the “Company Intellectual Property”), free and clear of all Liens other than Permitted Liens; provided, however, that this sentence shall not be construed as a representation and warranty of non-infringement. For the avoidance of doubt, to the extent the Company has

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been granted licenses to Patents owned by a third party other than pursuant to an Excluded Company Contract, such licenses are Material Company Contracts, and the Company has made available to Parent copies of all such licenses, including any amendments thereto. No third party has any joint ownership interest in any inventions claimed by any issued Patents or pending claims in any applications for Patents included in the Company Registered Intellectual Property.

(c)                                  The Company has diligently prepared or is diligently preparing to file Patent applications for all potentially patentable inventions within the Company Intellectual Property owned or purportedly owned by the Company in a manner and within a sufficient time period to avoid statutory disqualification of any potential Patent application, except, where in the exercise of reasonable business judgment, the Company has decided not to file a Patent application on a potentially patentable invention. Except for such non-compliance that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, the Company has complied with all Legal Requirements regarding the duty of disclosure, candor and good faith in connection with each Patent and Patent application included in the Company Registered Intellectual Property for jurisdictions having such Legal Requirements. Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, no public disclosure bar has occurred or on-sale bar has arisen which has had or would reasonably be expected to render any Patent contained in the Company Registered Intellectual Property unenforceable or, in the case of any claims of pending Patent applications, rendering such claims unpatentable.

(d)                                 To the Knowledge of the Company, (i) the conduct of the business of the Company as presently conducted has not infringed, misappropriated or otherwise violated and is not infringing, misappropriating or otherwise violating any Intellectual Property rights of any third party, and (ii) no third party has infringed, misappropriated or otherwise violated or is infringing, misappropriating or otherwise violating any of the Company Registered Intellectual Property or other material Company Intellectual Property owned or purported to be owned by the Company, and no such claims have been made against any third party by the Company in writing.

(e)                                  As of the date of this Agreement, there is no action pending or, to the Knowledge of the Company, threatened , against the Company (other than, for clarity, office actions from a governmental body with competent jurisdiction), and the Company has not received any notice from any Person since January 1, 2015, in each case, pursuant to which any Person is (i) alleging that the conduct of the business of the Company is infringing, misappropriating or otherwise violating any Intellectual Property rights of any third party, or (ii) contesting the use, ownership, validity or enforceability of any of the Company Intellectual Property owned or purported to be owned by the Company, except, in the case of clauses (i) and (ii), as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. None of the material Company Intellectual Property owned or purported to be owned by the Company is subject in any material respect to any pending or outstanding injunction, order, judgment, settlement, consent order, ruling or other written disposition of dispute that adversely

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restricts the use, transfer or registration of, or adversely affects the validity or enforceability of, any such Company Intellectual Property.

(f)                                   No past or present director, officer or employee of the Company owns (or has any claim, or any right (whether or not currently exercisable) to any ownership interest, in or to) any Company Intellectual Property. The Company has executed valid and enforceable written agreements with each of its past and present directors, officers, employees, consultants and independent contractors who are engaged in creating or developing for the Company any material Company Intellectual Property in the course of such Person’s employment or retention thereby, pursuant to which such Person has (i) agreed to hold all confidential information of the Company in confidence and (ii) presently assigned to the Company all of such Person’s rights, title and interest in and to all Intellectual Property created or developed for the Company in the course of such Person’s employment or retention thereby. To the Knowledge of the Company, there is no material uncured breach by either party under any such agreement.

(g)                                  The Company has taken commercially reasonable steps to maintain the secrecy and confidentiality of all material Trade Secrets included in the Company Intellectual Property owned or purported to be owned by the Company. No Trade Secret that is material to the business of the Company as presently conducted has been authorized to be disclosed, or, to the Knowledge of the Company, has been disclosed to any of the Company’s past or present employees or any third person, other than pursuant to a non-disclosure agreement restricting the disclosure and use of such Trade Secret.

(h)                                 No funding, facilities or personnel of any Governmental Entity or any university, college, research institute or other educational institution has been or is being used in any material respect to create, in whole or in part, (i) any material Company Intellectual Property owned or purported to be owned by the Company, and (ii) to the Knowledge of the Company, any other material Company Intellectual Property, in each case (i) and (ii), except for any such funding or use of facilities or personnel that does not result in such Governmental Entity or educational institution obtaining ownership of, or use rights to, such Company Intellectual Property, or does not require or otherwise obligate the Company to grant or offer to any such Governmental Entity or educational institution any license or other right to such Company Intellectual Property. To the Knowledge of the Company, no current or former employee, consultant or independent contractor of the Company who contributed to the creation or development of the Company Intellectual Property has performed services for a Governmental Entity or any university, college, research institute or other educational institution related to the Company’s business as presently conducted during a period of time during which such employee, consultant or independent contractor was also performing services for the Company.

(i)                                     Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, (i) the computer systems, including the software, firmware, hardware, networks, interfaces, platforms and related systems, owned, leased or licensed by the Company (collectively, the “Company Systems”) are sufficient for the conduct of its business as presently conducted, (ii) in the last twelve (12) months, there have been no failures, breakdowns, continued substandard

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performance or other adverse events affecting any such Company Systems that have caused or, to the Knowledge of the Company could reasonably be expected to result in the substantial disruption or interruption in or to the use of such Company Systems or the conduct of the business of the Company, and (iii) to the Knowledge of the Company in the past twelve (12) months, there have not been any incidents of unauthorized access or other security breaches of the Company Systems.

(j)                                    Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, the execution and delivery of this Agreement by the Company and the consummation of the Transactions will not (i) result in the breach of, or create on behalf of any third party the right to terminate or modify (x) any agreement relating to any Company Intellectual Property owned or purported to be owned by or exclusively licensed to the Company or (y) any agreement as to which the Company is a party and pursuant to which the Company is authorized to use any Intellectual Property of any third party that is material to the business of the Company as presently conducted, excluding in each case any Excluded Company Contract; (ii) result in or require the grant, assignment or transfer to any other Person (other than Parent, Merger Sub or any of their respective Affiliates) of any license or other right or interest under, to or in any of the Company Intellectual Property owned or purported to be owned by or exclusively licensed to the Company or any of the Intellectual Property of Parent, Merger Sub or any of their respective Affiliates; or (iii) cause a material loss or impairment of any Company Intellectual Property.

3.19                        Agreements, Contracts and Commitments.

(a)                                 Section 3.19(a) of the Company Disclosure Letter sets forth a complete and accurate list of all Material Company Contracts (as hereinafter defined), specifying the parties thereto. For purposes of this Agreement, (i) the term “Company Contracts” shall mean all Contracts (except to the extent contemplated by Section 3.19(a)(xiv)) to which the Company or a Company Subsidiary is a party or by or to which any of the properties or assets of the Company or a Company Subsidiary is bound (including without limitation notes or other instruments payable to the Company or a Company Subsidiary) and (ii) the term “Material Company Contracts” shall mean (x) any Company Contract that would be considered a “material contract” pursuant to Item 601 of Regulation S-K under the Exchange Act immediately after the Closing and (y) to the extent not included in subclause (x), each of the following Company Contracts:

(i)                                     any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from the Company and by or to any officer, director, Company Stockholder holding 5% or more of the Company Common Stock then issued and outstanding or holder of derivative securities (each, an “Insider”) of the Company;

(ii)                                  any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money from an Insider by the Company;

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(iii)                               any guaranty, direct or indirect, by the Company or a Company Subsidiary or any Insider of the Company of any obligation for borrowings of any other Person (other than the Company or a Company Subsidiary), excluding endorsements made for collection in the ordinary course of business;

(iv)                              any Company Contract (other than those made in the ordinary course of business) (x) providing for the grant of any right of first refusal (or similar right) to purchase or lease any material asset of the Company or (y) providing for any exclusive right to sell, market or distribute, any material product or service of the Company;

(v)                                 any Company Contract of employment, consulting relationship or management providing for annual payments in excess of $250,000;

(vi)                              any Company Contract (other than those made in the ordinary course of business) (x) providing for the grant of any preferential rights to purchase or lease any asset of the Company or (y) providing for any exclusive right to sell or distribute any material product or service of the Company;

(vii)                           any obligation to register any Company Common Stock or other securities of the Company with any Governmental Entity;

(viii)                        any unsatisfied obligation to make payments, contingent or otherwise, arising out any acquisition by the Company or any Company Subsidiary of any other Person or all or part of a business division (whether structured as an acquisition of stock or assets);

(ix)                              any collective bargaining agreement with any labor union;

(x)                                 any lease or similar arrangement for the use by the Company of real property or Personal Property where the annual lease payments are greater than $1,000,000 (other than any lease of vehicles, office equipment or operating equipment made in the ordinary course of business);

(xi)                              any Company Contract under which the Company (A) licenses Intellectual Property from or to any third party (other than generally commercially available, off-the-shelf software programs available at a cost of not more than $50,000 in aggregate), or (B) develops any material Intellectual Property, itself or through a third party, except, in each case, for such license or development Contracts that are not material to the Company;

(xii)                           each Company Contract to which the Company is a party with any academic institution, research center or Governmental Entity to which the Company is a party that provides for the provision of funding to the Company for research and development or similar activities involving the creation of any material Intellectual Property or other assets; and

(xiii)                        any Company Contract to which any Insider of the Company, or any entity owned or controlled by an Insider, is a party, excluding any Employee Benefit Plan

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or other plans, programs, policies, commitments or arrangements that would constitute an Employee Benefit Plan had the Company had any material liability with respect thereto.

(xiv)                       any written offer or proposal which, if accepted, would constitute any of the foregoing.

(b)                                 Each Material Company Contract was entered into at arms’ length, is in full force and effect and, to the Knowledge of the Company, is valid and binding upon and enforceable against each of the parties thereto, subject to the Enforceability Exceptions. True, correct and complete copies of all Material Company Contracts have been heretofore made available to Parent or Parent’s counsel.

(c)                                  (x) Neither the Company nor, to the Knowledge of the Company, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Material Company Contract, and (y) no party to any Material Company Contract has given any written notice of any claim of any such breach, default or event which, individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect.

3.20                        Insurance.  The Company and the Company Subsidiaries maintain appropriate insurance policies or fidelity or surety bonds covering the assets, business, equipment, properties, operations, employees, officers and directors (collectively, the “Insurance Policies”). The coverages provided by such Insurance Policies are adequate in amount and scope for the Company’s business and operations as currently conducted, including any insurance required to be maintained by Material Company Contracts.

3.21                        Interested Party Transactions.  No employee, officer, director, or Company Stockholder or a member of his or her immediate family is indebted to the Company for borrowed money, nor is the Company indebted for borrowed money (or committed to make loans or extend or guarantee credit) to any of such Persons, other than (i) for payment of salary, bonuses and other compensation for services rendered, (ii) reimbursement for reasonable expenses incurred in connection with the Company, and (iii) for other employee benefits made generally available to all employees. To the Knowledge of the Company, no Insider or any member of an Insider’s immediate family is, directly or indirectly, interested in any Material Company Contract with the Company (other than such contracts as relate to any such Person’s ownership of Company Common Stock or other securities of the Company or such Person’s employment or consulting arrangements with the Company).

3.22                        Governmental Actions/Filings.  The Company has made the Governmental Actions/Filings set forth in Section 3.22 of the Company Disclosure Letter, true, complete and correct copies of which have heretofore been made available to Parent. As of the date hereof, the Company has made all Governmental Actions/Filings that are required for the current development of its Products. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the Transactions will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings, except such events which, either individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

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3.23                        Health Regulatory Matters.

(a)                                 The Company and its Subsidiaries have obtained all required Company Regulatory Permits necessary to operate its current business, and have made all required material filings, declarations, listings, registrations, reports or submissions, including but not limited to adverse event reports, except as would not have, and would not reasonably be expected to be material to the Company. All such filings, declarations, listings, registrations, reports or submissions required to obtain Company Regulatory Permits were in material compliance with Applicable Legal Requirements when filed, and, as of the date of this Agreement, no deficiencies have been asserted in writing by any applicable Governmental Entity to the Company with respect to any such Company Regulatory Permits, filings, declarations, listing, registrations, reports or submissions, except as would not be, or reasonably be expected to be, material to the Company.

(b)                                 All preclinical and clinical studies or tests sponsored by, or on behalf of, the Company and its Subsidiaries, or to the Knowledge of the Company, used, or intended to be used, to support any filing or application for a Company Regulatory Permit, have been conducted in material compliance with Applicable Legal Requirements and applicable, rules, and regulations, including “Good Laboratory Practices,”, “Good Clinical Practices”, and federal and state laws, rules, and regulations restricting the use and disclosure of individually identifiable health information. None of the Company or its Subsidiaries, has received any written notices or other correspondence from the FDA or any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination or suspension of such studies or tests, in each case, that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(c)                                  Neither the Company nor, to the Knowledge of the Company, any Person acting on its behalf has (i) made an untrue statement of a material fact or fraudulent statement to the FDA or any other foreign, federal, state or local governmental or any regulatory authority performing functions similar to those performed by the FDA, or with respect to any Company Regulatory Permit, (ii) failed to disclose a material fact required to be disclosed to the FDA or (iii) committed any other act, made any statement or failed to make any statement, that (in any such case) establishes a reasonable basis for the FDA to invoke its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy, except, in each case, as would not have, and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.  As of the date of this Agreement, neither the Company nor, to the Knowledge of the Company, any Person acting on its behalf, is the subject of any pending or, to the Knowledge of the Company, threatened investigation by the FDA pursuant to its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy. Neither the Company nor, to the Knowledge of the Company, any officers, employees or agents (including any clinical investigator or distributor) of the Company or its Subsidiaries has been suspended or debarred or convicted of any crime or engaged in any conduct that would reasonably be expected to result in (a) debarment under 21 U.S.C. Section 335a or any similar Applicable Legal Requirements or (b) exclusion under 42 U.S.C. Section 1320a-7 or any similar

29

Applicable Legal Requirements, except, in each case, as would not have, and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(d)                                 Neither the Company nor any Company Subsidiary is party to or has any ongoing reporting obligations pursuant to or under any Order by any Governmental Entity (including, for the avoidance of doubt, any corporate integrity agreement, monitoring agreement, deferred prosecution agreement, consent decrees, settlement orders or other similar agreements) and, to the Knowledge of the Company, no such Order is currently contemplated, proposed or pending.

(e)                                  Except as is not material to the Company and its Subsidiaries, taken as a whole, the Company is in compliance and, since December 31, 2015, the Company and each Company Subsidiary has been in compliance, in each case, in all material respects with all healthcare laws applicable to the operation of its business as currently conducted, including (i) any and all federal, state and local fraud and abuse laws, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.) and the regulations promulgated pursuant to such statutes, (ii) the FDCA, (iii) the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information and Technology for Economic and Clinical Health Act, and the regulations promulgated pursuant thereto, and (iv) Applicable Legal Requirements which are cause for exclusion from any federal health care program.  Neither the Company nor the Company Subsidiaries, nor their respective officers, employees, representatives or agents (in each case, acting in the capacity of an employee or representative of the Company or the Company Subsidiaries), is subject to any enforcement, regulatory or administrative  proceedings against or affecting the Company relating to or arising under the FDCA, the Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)), or similar Applicable Legal Requirements, and, to the Knowledge of the Company, as of the date of this Agreement, no such enforcement, regulatory or administrative proceeding has been threatened in writing, except, in each case, as would not have, and would not reasonably be expected to be material to the Company.

(f)                                   Since December 31, 2015, none of the Company, any Company Subsidiary or any of their respective predecessors nor any Person acting on their behalf, has voluntarily or involuntarily initiated, conducted or issued, caused to be initiated, conducted or issued any recall, removal, market withdrawal, replacement, field action or other notice or action to wholesalers, distributors, retailers, healthcare professionals or patients (collectively, a “Recall”) relating to any Product. Since December 31, 2015 and, to the Knowledge of the Company as of the date hereof, none of the Company, any Company Subsidiary or any of their respective predecessors, nor, to the Knowledge of the Company, any third party manufacturer or key supplier of a Product identified in Section 3.23(f) of the Company Disclosure Letter, has received any written notice from the FDA or any other Governmental Entity (i) requesting or requiring (A) the Recall of any Product sold or intended to be sold by the Company or any Company Subsidiary, (B) a material adverse change in the labeling of any Product, or (C) a termination, enjoinment or suspension of the research, development, manufacturing, marketing, or distribution of any Product or (ii) otherwise asserting, alleging or threatening, seeking to investigate or inspect, or providing

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a warning with respect to any potential violations of or non-compliance with any Applicable Legal Requirements relating to the Products or the research, development, manufacturing, marketing, or distribution thereof, in each case of clauses (i) and (ii), that would be material to the Company.

(g)                                  Set forth in Section 3.23(g) of the Company Disclosure Letter is a description of the following Company Regulatory Permits and correspondence with Governmental Entities, complete and correct copies of which the Company has made available to Parent: (i) each Investigational New Drug application (including submission files) for the product candidates as specifically listed in Section 3.23(g) of the Company Disclosure Letter, (ii) the most recently filed public safety update reports for each of the Company’s Products and all final study results and/or reports relating to the Company’s Products, (iii) all material correspondence to or from the FDA, the European Medicines Agency (the “EMA”) or any comparable Governmental Entity, including any meeting minutes and briefing documents and records of material contacts, in each case relating to the Products and the Company’s product candidates specifically listed in Section 3.23(g) of the Company Disclosure Letter, (iv) protocols for the clinical trials specifically listed in Section 3.23(g) of the Company Disclosure Letter, (v) the documents that, to the Knowledge of the Company, are in the Company’s or any of the Company Subsidiaries’ possession related to inspections by the FDA, the EMA or comparable Governmental Entity, in each case relating to (A) the Company’s Products or (B) the establishment of third party manufacturers or key suppliers identified in Section 3.23(g) of the Company Disclosure Letter where such Products or key ingredients are manufactured or processed and (vi) all information in the Company’s possession or control relating to adverse drug experiences obtained or otherwise received by the Company or any of the Company Subsidiaries from any source with respect to any Product; provided that any such copies not so provided do not contain information that would, in each case, be material to the Company.

3.24                        Privacy and Data Security.  The Company, the Company Subsidiaries, and to the Company’s Knowledge,  any Person acting for or on the Company’s or any Company Subsidiary’s behalf have since December 31, 2015 materially complied with (i) all applicable Privacy Laws, (ii) all of the Company’s and any Company Subsidiary’s policies and notices regarding Personal Information, and (iii) all of the Company’s and any Company Subsidiary’s contractual obligations with respect to Personal Information.   None of the Company’s or any Company Subsidiary’s privacy policies or notices have contained any material omissions or been misleading or deceptive.  The Company and the Company Subsidiaries have implemented and since December 31, 2015 have maintained reasonable safeguards, consistent with practices in the industry in which the Company and the Company Subsidiaries operate, to protect Personal Information and other confidential data in their possession or under their control against loss, theft, misuse or unauthorized access, use, modification or disclosure, and the Company and the Company Subsidiaries have taken reasonable steps to ensure that any third party with access to Personal Information collected by or on behalf of the Company or the Company Subsidiaries has implemented and maintained the same.  To the Company’s Knowledge, there have been no breaches, security incidents, misuse of or unauthorized access to or disclosure of any Personal Information in the possession or control of the Company or the Company Subsidiaries or collected, used or processed by or on behalf of the Company or the Company Subsidiaries.  The Company

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and the Company Subsidiaries have not provided or been legally required to provide any notices to any Person in connection with a disclosure of Personal Information.  The Company has not received any written notice of any claims (including written notice from third parties acting on their behalf), of or been charged with, the violation of, any Privacy Laws, applicable privacy policies, or contractual commitments with respect to Personal Information and to the Company’s Knowledge, there are no facts or circumstances that could reasonably form the basis of any such notice or claim.

3.25                        Certain Provided Information.

(a)                                 The information relating to the Company and the Company Subsidiaries supplied by the Company for inclusion in the Registration Statement will not, as of the date on which the Registration Statement (or any amendment or supplement thereto) is first distributed to holders of Parent Common Shares or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(b)                                 All information provided pursuant to Section 6.3(a) shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

3.26                        Board Approval.  The Company Board (including any required committee thereof, if applicable) has, as of the date of this Agreement, duly approved this Agreement and the Transactions.

3.27                        Disclaimer of Other Warranties.  THE COMPANY HEREBY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE IV, NONE OF PARENT, MERGER SUB, OR ANY OF THEIR RESPECTIVE AFFILIATES, INSIDERS OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO THE COMPANY, ANY OF ITS AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO PARENT, MERGER SUB, OR ANY OF THEIR RESPECTIVE BUSINESSES, ASSETS OR PROPERTIES OF THE FOREGOING, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS.  WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY, (A) NONE OF PARENT, MERGER SUB, OR ANY OF THEIR RESPECTIVE AFFILIATES, INSIDERS OR REPRESENTATIVES SHALL BE DEEMED TO MAKE TO THE COMPANY, ITS RESPECTIVE AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY OTHER THAN AS EXPRESSLY MADE BY PARENT AND MERGER SUB TO THE COMPANY IN ARTICLE IV AND (B) NONE OF PARENT, MERGER SUB, NOR ANY OF THEIR RESPECTIVE AFFILIATES, INSIDERS OR REPRESENTATIVES, HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE TO THE COMPANY OR ITS

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RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO (I) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO THEM BY OR ON BEHALF OF PARENT OR MERGER SUB IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS, (II) ANY MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT OR (III) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO THE PARENT, MERGER SUB, OR ANY OF THEIR BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING.  THE COMPANY HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY PROMISE, REPRESENTATION OR WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN ARTICLE IV OF THIS AGREEMENT.  THE COMPANY ACKNOWLEDGES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF PARENT, MERGER SUB, AND THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING AND, IN MAKING ITS DETERMINATION THE COMPANY HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY EXPRESSLY AND SPECIFICALLY SET FORTH IN ARTICLE IV OF THIS AGREEMENT.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the letter dated as of the date of this Agreement and delivered by Parent and Merger Sub to the Company on or prior to the date of this Agreement (the “Parent Disclosure Letter”), and except as disclosed in the Parent SEC Reports filed with the SEC prior to the date of this Agreement (to the extent the qualifying nature of such disclosure is readily apparent from the content of such Parent SEC Reports) excluding disclosures referred to in “Forward Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are related to forward-looking statements, Parent and Merger Sub represent and warrant to the Company as follows:

4.1                               Organization and Qualification.

(a)                                 Parent is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands, and as of immediately prior to the Closing, will be a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

(b)                                 Each of Parent and Merger Sub has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not be material to Parent and its Subsidiaries, taken as a whole.

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(c)                                  Parent and each of its Subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted.  Complete and correct copies of the Parent Charter Documents and each of its Subsidiaries, as amended and currently in effect, have been delivered to the Company. Neither Parent nor Merger Sub is in violation of any of the provisions of its Charter Documents.

(d)                                 Parent and each of its Subsidiaries is duly qualified or licensed to do business as a foreign corporation or limited liability company and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary. Each jurisdiction in which Parent or any of its Subsidiaries is so qualified or licensed is listed in Section 4.1(d) of the Parent Disclosure Letter.

4.2                               Parent Subsidiaries.  Parent has no direct or indirect Subsidiaries or participations in joint ventures or other entities, and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated, other than Merger Sub. Merger Sub does not have any assets or properties of any kind, does not now conduct and has never conducted any business, and has and will have, at the Closing, no obligations or liabilities of any nature whatsoever, except for such obligations as are imposed under this Agreement. Merger Sub is an entity that has been formed solely for the purpose of engaging in the Transactions.

4.3                               Capitalization.

(a)                                 As of the date of this Agreement: (i) 1,000,000 preference shares, par value $0.0001 per share, of Parent (“Parent Preferred Shares”) are authorized and none are issued and outstanding; (ii) 200,000,000 Class A ordinary shares of Parent, par value $0.0001 per share (“Class A Shares”), are authorized and 31,000,000 are issued and outstanding; (iii) 20,000,000 Class B ordinary shares, par value $0.0001 per share (“Class B Shares”, and together with the Class A Shares, the “Parent Common Shares” and, collectively with the Parent Preferred Shares, the “Parent Shares”) are authorized and 7,750,000 are issued and outstanding; (iv) 16,400,000 warrants to purchase one-half of one Class A Share (the “Private Placement Warrants”) are outstanding and (v) 31,000,000 warrants to purchase one-half of one Class A Share (the “Public Warrants”, collectively with the Private Placement Warrants, the “Parent Warrants”) are outstanding. All outstanding Class A Shares, Class B Shares, Private Placement Warrants and Public Warrants have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights. All outstanding shares of capital stock of the Subsidiaries of Parent are owned by Parent, or a direct or indirect wholly-owned Subsidiary of Parent, free and clear of all Liens. Except for the Parent Warrants, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Parent or any of its Subsidiaries any Parent Shares or other equity interests in the Parent or securities convertible into or exchangeable or exercisable for Parent Shares.  Except as set forth in this Section 4.3(a), there are no: (A) securities of Parent or any Subsidiary of Parent convertible into or exchangeable or exercisable for Parent Shares or other voting securities of Parent or any Subsidiary of Parent, or (B) options, warrants, calls, rights (including preemptive rights

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and registration rights), puts, commitments or agreements to which Parent or any Subsidiary of Parent is a party or by which it is bound in any case obligating Parent or any Subsidiary of Parent to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any other equity securities of Parent or of any Subsidiary of Parent, or obligating Parent or any Subsidiary of Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are not any stockholder agreements, voting trusts, proxies or other agreements or understandings to which the Parent is a party or by which it is bound relating to the voting of any equity securities of Parent. Except as provided for in this Agreement, as a result of the consummation of the Transactions, no shares of capital stock, warrants, options or other securities of Parent are issuable and no rights in connection with any shares, warrants, options or other securities of Parent accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(b)                                 The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.01 per share (the “Merger Sub Common Stock”). As of the date hereof, 100 shares of Merger Sub Common Stock are issued and outstanding. All outstanding shares of Merger Sub Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by Parent.  Parent is the sole stockholder of Merger Sub.

(c)                                  Subject to approval of the Parent Shareholder Matters, the shares of AHPAC Common Stock to be issued by Parent in connection with the Transactions, upon issuance in accordance with the terms of this Agreement, (i) will be duly authorized and validly issued in compliance in all material respects with (A) Applicable Legal Requirements, and (B) all requirements set forth in the Parent Charter Documents, and (ii) will be fully paid and nonassessable, and will not be subject to preemptive rights of any other stockholder of Parent and will be capable of effectively vesting in the Company Stockholders title to all such securities, free and clear of all Liens (other than Liens arising pursuant to applicable securities Legal Requirements).

4.4                               Authority Relative to this Agreement.  Each of Parent and Merger Sub has the requisite corporate power and authority to: (a) execute, deliver and perform this Agreement and the other Transaction Agreements to which each of them is a party, and each ancillary document that it has executed or delivered or is to execute or deliver pursuant to this Agreement, and (b) carry out its obligations hereunder and thereunder and, to consummate the Transactions. The execution and delivery by Parent and Merger Sub of this Agreement and the other Transaction Agreements to which each of them is a party, and the consummation by Parent and Merger Sub the Transactions (including the Merger) have been duly and validly authorized by all necessary corporate action on the part of each of Parent and Merger Sub, and no other proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or the other Transaction Agreements to which each of them is a party or to consummate the transactions contemplated thereby, other than approval of the Parent Shareholder Matters by the Requisite Parent Shareholder Majority. This Agreement and the other Transaction Agreements to which each of them is a party have been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery thereof by the other Parties hereto, constitute the legal and binding obligations of

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Parent and Merger Sub (as applicable), enforceable against Parent and Merger Sub (as applicable) in accordance with their terms, subject to the Enforceability Exceptions.

4.5                               No Conflict; Required Filings and Consents.

(a)                                 Neither the execution, delivery nor performance by Parent and Merger Sub of this Agreement or the other Transaction Agreements to which each of them is a party, nor (assuming approval of the Parent Shareholder Matters is obtained by the Requisite Parent Shareholder Majority) the consummation of the Transactions shall: (i) conflict with or violate their respective Charter Documents, (ii) assuming that the consents, approvals, orders, authorizations, registrations, filings or permits referred to in Section 4.5(b) are duly and timely obtained or made, conflict with or violate any Applicable Legal Requirements, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair their respective rights or alter the rights or obligations of any third party under, or give to others any rights of consent, termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any of the properties or assets of Parent or any of its Subsidiaries pursuant to, any Parent Contracts, except with respect to clauses (ii) or (iii), as would not individually or in the aggregate, have a Material Adverse Effect on Parent, or (iv) result in the triggering, acceleration or increase of any payment to any Person pursuant to any Parent Contract, including any “change of control” or similar provision.

(b)                                 The execution and delivery by Parent and Merger Sub of this Agreement and the other Transaction Agreements to which either or both are a party, does not, and the performance of their obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for the filing of the Certificate of Merger in accordance with the DGCL, (ii) for filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (iii) for applicable requirements, if any, of the Securities Act, the Exchange Act, blue sky laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Parent is qualified to do business, (iv) for the filing of any notifications required under the HSR Act and the expiration of the required waiting period thereunder, (v) such filings with the Registrar of Companies of the Cayman Islands and the Secretary of State of the State of Delaware as may be required in respect of the Domestication, and (vi) such filings and approvals as may be required by any foreign premerger notification or competition, securities, corporate or other Applicable Legal Requirements, and (vii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, or prevent consummation of the Merger.

4.6                               Compliance. Since its incorporation or organization, as applicable, (i) Parent and each of its Subsidiaries has been in compliance with all Applicable Legal Requirements in all material respects and (ii) neither Parent nor any of its Subsidiaries has received written notice alleging any violation of Applicable Legal Requirements in any material respect by Parent or such Subsidiary. Since the date of its incorporation or organization, as applicable, to the Knowledge of Parent, no investigation or review by any Governmental Entity with respect to Parent or any of its

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Subsidiaries has been pending or threatened, other than those the outcome of which would not be reasonably likely to be material, individually or in the aggregate, to Parent or such Subsidiary.

4.7                               Parent SEC Reports and Financial Statements.

(a)                                 Parent has timely filed all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Securities Act and/or the Exchange Act since its formation (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “Parent SEC Reports”). Except to the extent such Parent SEC Reports are available on the SEC’s web site through EDGAR, the Parent has delivered to the Company copies, in the form filed with the SEC, of all Parent SEC Reports. The Parent SEC Reports were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, and none of the Parent SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, (i) the Parent Shares and Public Warrants are listed on Nasdaq, (ii) Parent has not received any written deficiency notice from Nasdaq for non-compliance with any Nasdaq listing rule which is not subject to any compliance extension or ability to remedy, in each case, pursuant to Nasdaq continued listing rules, (iii) Parent is in compliance with the applicable corporate governance rules of Nasdaq and (iv) there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to Parent or the Parent SEC Reports. To the Knowledge of Parent, as of the date hereof, (A) none of the Parent SEC Reports is the subject of ongoing SEC review or outstanding SEC comment and (B) neither the SEC nor any other Governmental Entity is conducting any investigation or review of any Parent SEC Report.

(b)                                 The audited financial statements of Parent (“Parent Audited Financial Statements”) and unaudited interim financial statements of Parent (“Parent Unaudited Financial Statements” and, together with the Parent Audited Financial Statements, the “Parent Financial Statements”) (including, in each case, the notes and schedules thereto) included in the Parent SEC Reports (x) complied as to form in all material respects with, and in the case of Parent Financial Statements filed following the date hereof will comply with, the published rules and regulations of the SEC with respect thereto, (y) were prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and Regulation S-X or Regulation S-K, as applicable, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-K, as applicable, and (z) fairly present, and in the case of Parent Financial Statements filed following the date hereof, will fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes), in all material respects the financial position of Parent and its Subsidiaries as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended.

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(c)                                  Parent (including its Subsidiaries) has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet in accordance with U.S. GAAP that are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent, except: (a) liabilities provided for in or otherwise disclosed or reflected in the balance sheet included in Parent’s annual report on Form 10-K for the fiscal year ended on December 31, 2017, and (b) liabilities arising in the ordinary course of Parent’s business since December 31, 2017 in the ordinary course of business which are not material in amount or nature.

(d)                                 Parent makes and keeps books, records, and accounts and has devised and maintains a system of internal controls, in each case as required pursuant to Section 13(b)(2) under the Exchange Act. Parent has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act and the applicable listing standards of the Nasdaq. Such disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Parent in the reports that it files under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to its management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder the Sarbanes-Oxley Act.

(e)                                  Parent has established and maintained a system of internal controls sufficient to provide reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of Parent’s financial statements for external purposes in accordance with U.S. GAAP.

(f)                                   There are no outstanding loans or other extensions of credit made by Parent to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Parent. Parent has not taken any action prohibited by Section 402 of the Sarbanes Oxley Act.

(g)                                  The books of account, minute books and transfer ledgers and other similar books and records of Parent and its Subsidiaries have been maintained in accordance with good business practice, are complete and correct in all material respects and there have been no material transactions that are required to be set forth therein and which have not been so set forth.

4.8                               Absence of Certain Changes or Events.  Except as set forth in Parent SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since December 31, 2017, there has not been: (a) any Parent Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend on, or other distribution in respect of, any of Parent’s capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent’s capital stock or any other securities of Parent or any options, warrants, calls or rights to acquire any such shares or other securities, (c) any split, combination or reclassification of any of Parent’s

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capital stock, (d) any granting by Parent of any increase in compensation or fringe benefits, or any payment by Parent of any bonus, or any granting by Parent of any increase in severance or termination pay or any entry by Parent into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Parent of the nature contemplated hereby,(e) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP (or any interpretation thereof) or Applicable Legal Requirements, (f) any change in the auditors of Parent, (g) any issuance of capital stock of Parent, or (h) any revaluation by Parent of any of its assets, including, without limitation, any sale of assets of Parent other than in the ordinary course of business.

4.9                               Litigation.  There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened in writing against or otherwise relating to Parent or any of its Subsidiaries, before any Governmental Entity.

4.10                        Employee Benefit Plans.  Neither Parent nor any of its Subsidiaries maintains or has any liability under, any employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of Parent or any of its Subsidiaries, or any trade or business (whether or not incorporated) which is under common control with Parent or any of its Subsidiaries for purposes of Section 414 of the Code, with respect to which Parent or any of its Subsidiaries has material liability, and neither the execution and delivery of this Agreement nor the consummation of the Transactions will (a) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of Parent or any of its Subsidiaries, or (b) result in the acceleration of the time of payment or vesting of any such benefits.

4.11                        Labor Matters.  Neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement or any other labor union contract applicable to persons employed by Parent or any of its Subsidiaries and neither Parent nor any of its Subsidiaries knows of any activities or proceedings of any labor union to organize any such employees.

4.12                        Business Activities.  Since their respective incorporation, Parent and Merger Sub have not conducted any business activities other than activities (a) in connection with its organization or (b) directed toward the accomplishment of a Business Combination. Except as set forth in the Parent Charter Documents, there is no agreement, contract, commitment or Order binding upon Parent or its Subsidiaries or to which Parent or its Subsidiaries is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it or its Subsidiaries, any acquisition of property by it or its Subsidiaries or the conduct of business by it or its Subsidiaries (including, in each case, following the Closing). Merger Sub does not have any operations, has not generated any revenues and has no liabilities other than those incurred in connection with the foregoing and in association with the Transactions.

4.13                        Title to Property.  Neither Parent nor any of its Subsidiaries owns or leases any real property or personal property.  There are no options or other contracts under which Parent or any

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of its Subsidiaries has a right or obligation to acquire or lease any interest in real property or personal property.

4.14                        Taxes.

(a)                                 All material Tax Returns required to be filed by or on behalf of Parent and each of its Subsidiaries have been duly and timely filed with the appropriate Governmental Entity and all such Tax Returns are true, correct and complete in all material respects. All material amounts of Taxes payable by or on behalf of Parent and each of its Subsidiaries have been fully and timely paid.

(b)                                 Parent and each of its Subsidiaries has complied in all material respects with all applicable Laws relating to the payment and withholding and collecting of Taxes and withheld, collected and paid all material amounts of Taxes required to have been withheld, collected and paid to the relevant Governmental Entity.

(c)                                  No deficiency or proposed adjustment for any material amount of Tax has been asserted or assessed by any Governmental Entity against Parent or any of its Subsidiaries which has not been paid or resolved.

(d)                                 No material Tax audit or other examination of Parent or any of its Subsidiaries by any Governmental Entity is presently in progress, nor has Parent been notified in writing of any request for such an audit or other examination.

(e)                                  There are no liens for Taxes (other than Permitted Liens) upon any of the assets of Parent or its Subsidiaries.

(f)                                   Parent and each of its Subsidiaries has no liability for a material amount of unpaid Taxes which has not been accrued for or reserved on Parent’s Financial Statements, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Parent and its Subsidiaries in the ordinary course of business.

(g)                                  Neither Parent nor any of its Subsidiaries (i) has any liability for a material amount of Taxes of another Person (other than Parent or any of its Subsidiaries) pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) or as a transferee or a successor or by contract (other than pursuant to commercial agreements the principal purpose of which is not related to Taxes) or (ii) is a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (excluding customary provisions of commercial agreements the principal purpose of which is not related to Taxes).

(h)                                 Neither Parent nor any of its Subsidiaries (i) has consented to extend the time in which any Tax may be assessed or collected by any Governmental Entity (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business), which extension is still in effect, (ii) has entered into or been a party to any “listed transaction”  within the meaning of Section 6707A of the Code (or any similar

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provision of state, local or foreign Law), or (iii) has executed or entered into any closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign Law.

(i)                                     Neither Parent nor any of its Subsidiaries has, or has ever had, a permanent establishment in any country other than the country of its organization, or is, or has ever been, subject to income Tax in a jurisdiction outside the country of its organization.

(j)                                    There is no material amount of taxable income of Parent or any of its Subsidiaries that was received or accrued prior to the Closing that will be required under applicable Law to be reported in a taxable period beginning after the Closing Date that is attributable to (i) an installment sale or open transaction disposition that occurred on or prior to the Closing Date, (ii) any change in method of accounting on or prior to the Closing Date, (iii) a prepaid amount received on or prior to the Closing Date or (iv) an election under Section 108(i) of the Code (or any similar provision of state, local or foreign Law).

(k)                                 Parent has at all times been treated as a corporation for U.S. federal income (and applicable state, local and foreign) tax purposes.

(l)                                     Neither Parent nor any of its Subsidiaries has taken, or agreed to take, any action or has knowledge of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code.

4.15                        Environmental Matters.

(a)                                 Except as would, individually or in the aggregate, not be expected to have a Parent Material Adverse Effect:

(i)                                     Parent and its Subsidiaries are, and have been for the past three (3) years, in compliance with all Environmental Laws, which compliance includes obtaining, maintaining and complying with all Governmental Action/Filings required under applicable Environmental Laws (“Parent Environmental Permits”);

(ii)                                  Neither the Parent nor its Subsidiaries are party to any unresolved, pending or, to the Knowledge of Parent, threatened claims, actions, suits, investigations, inquiries, notices, judgments, decrees, injunctions, orders or proceedings arising under or related to Environmental Laws;

(iii)                               No conditions currently exist with respect to any property currently or, to the Knowledge of Parent, formerly owned, leased or operated by Parent or its Subsidiaries, or any property to which Parent or its Subsidiaries arranged for the disposal or treatment of Hazardous Substances that would reasonably be expected to result in Parent or its Subsidiaries incurring liabilities or obligations under Environmental Laws; and

(iv)                              Neither Parent nor its Subsidiaries has assumed or provided an indemnity with respect to any liability of any other Person relating to Environmental Laws.

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(b)                                 No consent, approval or authorization of or registration or filing with any Governmental Entity is required with respect to Environmental Laws or Parent Environmental Permits in connection with the execution and delivery of this Agreement or the consummation of the Transactions.

(c)                                  To the Knowledge of Parent, Parent and its Subsidiaries have made available to the Company or the Company’s counsel copies of all material environmental assessments, studies, audits, analyses or reports relating to Real Property or any property currently or formerly owned, leased or operated by Parent or its Subsidiaries and copies of all material, non-privileged documents relating to any material and outstanding liabilities of Parent or its Subsidiaries under Environmental Law to the extent such are in the possession, custody, or reasonable control of Parent or its Subsidiaries.

4.16                        Parent Contracts.

(a)                                 Except as set forth in the Parent SEC Reports filed prior to the date of this Agreement, there are no Contracts to which Parent or any of its Subsidiaries is a party or by or to which any of the properties or assets of Parent or any of its Subsidiaries may be bound, subject or affected (“Parent Contracts”).

(b)                                 Except as set forth in the Parent SEC Reports filed prior to the date of this Agreement, each Parent Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto, subject to the Enforceability Exceptions. True, correct and complete copies of all Parent Contracts (or written summaries in the case of oral Parent Contracts) have been heretofore been made available to the Company or Company counsel other than those that are exhibits to the Parent SEC Reports filed prior to the date of this Agreement.

(c)                                  Neither Parent or any of its Subsidiaries nor, to the knowledge of Parent, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Parent Contract, and no party to any Parent Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, would reasonably likely be expected to have a Parent Material Adverse Effect. Each agreement, contract or commitment to which Parent or any of its Subsidiaries is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect would not reasonably be expected to have a Parent Material Adverse Effect.

4.17                        Insurance.  Except for directors’ and officers’ liability insurance, neither Parent nor any of its Subsidiaries maintains any Insurance Policies.

4.18                        Interested Party Transactions.  Except as set forth in the Parent SEC Reports filed prior to the date of this Agreement: (a) no employee, officer, director or stockholder of Parent or any of its Subsidiaries or a member of his or her immediate family is indebted for borrowed money to Parent nor is Parent indebted for borrowed money (or committed to make loans or extend or

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guarantee credit) to any of them, other than reimbursement for reasonable expenses incurred on behalf of Parent, and (b) to Parent’s knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any contract with Parent (other than such contracts as relate to any such individual ownership of capital stock or other securities of Parent).

4.19                        Parent Listing.  Parent’s units, the Parent Common Shares and Parent Warrants are registered pursuant to the Exchange Act and are listed for trading on the Nasdaq Capital Market (“Nasdaq”) under the symbols “AHPAU,” “AHPA,” and “AHPAW,” respectively. Parent has not been notified by Nasdaq that it does not comply with any Nasdaq listing rule, which noncompliance is not subject to any compliance extension or ability to remedy, in each case as permitted by the Nasdaq continued listing rules.  There is no action or proceeding pending or, to the Knowledge of Parent, threatened against Parent by Nasdaq or the SEC with respect to any intention by such entity to prohibit or terminate the listing of Parent Common Shares or Parent Warrants on Nasdaq, other than actions or proceedings where a compliance extension or ability to remedy is available under applicable Law.  None of Parent or any of its Affiliates has taken any action to intentionally terminate the registration of Parent Common Shares or Parent Warrants under the Exchange Act.

4.20                        Board Approval.  The board of directors of Parent has, as of the date of this Agreement, unanimously (i) declared the advisability of the Merger and approved this Agreement and the Transactions, (ii) determined that the Merger is in the best interests of the shareholders of Parent, and (iii) determined that the fair market value of the Company is equal to at least 80% of the balance in the Trust Account.

4.21                        Trust Account.

(a)                                 As of August 14, 2018, Parent had $315,299,761.92 in a trust account (the “Trust Account”), maintained and invested pursuant to that certain Investment Management Trust Agreement (the “Trust Agreement”) dated as of October 10, 2016, by and between Parent and Continental Stock Transfer & Trust Company, a New York corporation (“Continental”) for the benefit of its public stockholders.

(b)                                 The Trust Agreement is valid and in full force and effect and is enforceable in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. There are no separate contracts, side letters or other understandings (whether written or unwritten, express or implied) (i) that would cause the description of the Trust Agreement in the Parent SEC Reports to be inaccurate in any material respect, or (ii) to the Knowledge of Parent, that would entitle any Person (other than shareholders of Parent holding Parent Common Shares sold in Parent’s initial public offering who shall have elected to redeem their shares of Parent Common Shares pursuant to Parent’s Charter Documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account will be released except (A) to pay income and franchise taxes from any interest income earned in the Trust Account and (B) to redeem Parent Common Shares in accordance with the provisions of Parent’s Charter Documents.  There are no legal

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proceedings pending or, to the Knowledge of Parent, threatened with respect to the Trust Account.

(c)                                  Parent has made available to the Company true, correct and complete copies of the executed and delivered Trust Agreement. The Trust Agreement has not been amended or modified, no such amendment or modification is contemplated by Parent and, to the knowledge of Parent, the obligations and the commitments contained therein have not been withdrawn or rescinded in any respect. The Trust Agreement is in full force and effect as of the date hereof. The Trust Agreement constitutes the legal, valid and binding obligations of Parent and, to the knowledge of Parent, the other parties thereto. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a material default or breach under the Trust Agreement on the part of Parent or its Subsidiaries or, to the knowledge of Parent, any other parties thereto. There are no side letters or other agreements, contracts or arrangements to which Parent or any of its Affiliates is a party related to the transactions contemplated by the Trust Agreement.

4.22                        Finders and Brokers.  Except as set forth in Section 4.22 of the Parent Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Parent, the Company or any of their respective Subsidiaries or Affiliates in connection with the transactions contemplated hereby, the IPO or any other Business Combination (whether or not consummated) based upon arrangements made by or on behalf of the Parent.

4.23                        Investment Company Act.  Parent is not and at and immediately following the Closing will not be,  an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

4.24                        Information Supplied. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (a) in any report, form, registration or other filing made with any Governmental Entity (including the SEC) with respect to the transactions contemplated by this Agreement (b) the Registration Statement or (c) in the mailings or other distributions to the Company’s stockholders with respect to the consummation of the transactions contemplated by this Agreement will, when filed, mailed, made available or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement (other than with respect to information supplied by Company for inclusion therein) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

4.25                        Emerging Growth Company.  Parent constitutes an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

4.26                        Disclaimer of Other Warranties.  PARENT AND MERGER SUB HEREBY ACKNOWLEDGE THAT, EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE III, NONE OF

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THE COMPANY, ANY OF ITS SUBSIDIARIES OR ANY OF THEIR RESPECTIVE AFFILIATES, INSIDERS OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO PARENT, MERGER SUB, ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO ANY INSIDER, THE COMPANY OR ANY OF ITS SUBSIDIARIES, RESPECTIVE BUSINESSES, ASSETS OR PROPERTIES OF THE FOREGOING, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY, (A) NONE OF THE COMPANY, ANY OF ITS SUBSIDIARIES OR ANY OF THEIR RESPECTIVE AFFILIATES, INSIDERS OR REPRESENTATIVES SHALL BE DEEMED TO MAKE TO PARENT, MERGER SUB, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY OTHER THAN AS EXPRESSLY MADE BY THE COMPANY TO PARENT AND MERGER SUB IN ARTICLE III AND (B) NONE OF THE COMPANY NOR ANY OF ITS SUBSIDIARIES, NOR THEIR RESPECTIVE AFFILIATES, INSIDERS OR REPRESENTATIVES, HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE TO PARENT, MERGER SUB, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO (I) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO PARENT OR ITS REPRESENTATIVES BY OR ON BEHALF OF THE COMPANY IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS, (II) ANY MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT OR (III) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO THE COMPANY, ANY OF ITS SUBSIDIARIES AND/OR THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING.  EACH OF PARENT AND MERGER SUB HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY PROMISE, REPRESENTATION OR WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN ARTICLE III OF THIS AGREEMENT.  EACH OF PARENT AND MERGER SUB ACKNOWLEDGES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF THE COMPANY, ITS SUBSIDIARIES AND THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING AND, IN MAKING ITS DETERMINATION TO PROCEED WITH THE TRANSACTIONS, EACH OF PARENT AND MERGER SUB HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY EXPRESSLY AND SPECIFICALLY SET FORTH IN ARTICLE III OF THIS AGREEMENT.

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ARTICLE V

CONDUCT PRIOR TO THE CLOSING DATE

5.1                               Conduct of Business by the Company and the Company Subsidiaries.  During the period from the date of this Agreement and continuing until the earlier of the valid termination of this Agreement pursuant to its terms and the Closing, the Company shall, and shall cause the Company Subsidiaries to, carry on its business in the ordinary course consistent with past practice of the Company, and in compliance with Applicable Legal Requirements, except to (i) the extent that Parent shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed) or (ii) as expressly contemplated by this Agreement or the Company Disclosure Letter. In addition, except as required or expressly permitted by the terms of this Agreement or the Company Disclosure Letter, or as required by Applicable Legal Requirement, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement and continuing until the earlier of the valid termination of this Agreement pursuant to its terms or the Closing, the Company shall not, and shall cause the Company Subsidiaries not to, do any of the following:

(a)                                 Compensation and Benefits. Except as required by Applicable Legal Requirements or an existing Employee Benefit Plan or in the ordinary course of business consistent with past practice, (i) increase or grant any increase in the compensation, bonus, fringe or other benefits of, or pay, grant or promise any bonus to, any current or former employee, director or independent contractor; (ii) grant or pay any severance or change in control pay or benefits to, or otherwise increase the severance or change in control pay or benefits of, any current or former employee, director or independent contractor; (iii) enter into, amend or terminate any Employee Benefit Plan or any employee benefit plan, policy, program, agreement, trust or arrangement that would have constituted an Employee Benefit Plan if it had been in effect on the date of this Agreement; (iv) take any action to accelerate the vesting or payment of, or otherwise fund or secure the payment of, any compensation or benefits under any Employee Benefit Plan; (v) grant any equity or equity-based compensation awards; or (vi) hire any person to be employed by the Company or terminate the employment of any employee of the Company, other than the hiring or firing of employees with total annual compensation not in excess of $250,000 (exclusive of commission based payments);

(b)                                 Intellectual Property. (i) Transfer, sell, assign, license, sublicense, encumber, impair, abandon, fail to diligently maintain or otherwise dispose of any right, title or interest of the Company in any Company Intellectual Property, (ii) extend, amend, waive, cancel or modify any rights in or to any Company Intellectual Property or enter into grants to transfer or license to any Person future Intellectual Property, (iii) fail to diligently prosecute the patent applications owned by the Company or (iv) divulge, furnish to or make accessible any Trade Secrets within Company Intellectual Property to any third party who is not subject to an enforceable written agreement to maintain the confidentiality of such Trade Secrets, other than, in each case (i) through (iv), in the ordinary course of business consistent with past practices; provided that in no event shall the Company license on an exclusive basis or sell any Company Intellectual Property;

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(c)                                  Distributions; Changes in Stock. Except for transactions solely among the Company and the Company Subsidiaries, (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any membership interests, capital stock or any other equity interests, as applicable, in the Company or the Company Subsidiaries, (iii) grant, issue sell or otherwise dispose, or authorize to issue sell, or otherwise dispose any membership interests, capital stock or any other equity interests or rights convertible into or exchangeable for equity interests (other than the issuance of shares of Company Common Stock upon the exercise of Company Options or Company Warrants outstanding as of the date of this Agreement), as applicable, in the Company or any Company Subsidiary, (iv) declare, set aside of pay any dividend or make any other distribution, or (v) issue, deliver, sell authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or ownership interests of any securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities or other ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, equity securities or other ownership interests or convertible or exchangeable securities;

(d)                                 Governing Documents; Subsidiaries. Amend its Charter Documents, or form or establish any Subsidiary;

(e)                                  No Acquisitions. (i) Merge, consolidate, combine or amalgamate with any Person, (ii) acquire or agree to acquire by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or (iii) buy, purchase or otherwise acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than (A) inventory and supplies in the ordinary course of business consistent with past practice, (B) other assets in the ordinary course of business consistent with past practice, in an amount not to exceed $5,000,000 individually or $10,000,000 in the aggregate; or (C) intellectual property rights or other assets acquired by Company or any Company Subsidiary, or to which Company or any Company Subsidiary obtains rights, pursuant to an Excluded Company Contract;

(f)                                   No Dispositions.  Sell, lease, license, sublicense, abandon, divest, transfer, cancel, abandon or permit to lapse or expire, dedicate to the public, or otherwise dispose of, or agree to do any of the foregoing, or otherwise dispose of, any portion of its Company Regulatory Permits, material assets or material properties, other than any sale, lease or disposition in the ordinary course of business consistent with past practice;

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(g)                                  Indebtedness; Liens, Capital Expenditures.  (i) Issue or sell any debt securities or rights to acquire any debt securities of the Company or any of its Subsidiaries or guarantee any debt securities of another Person or (ii) make, incur any loans, advances or capital contributions to, or investments in, or guarantee any indebtedness of, any Person other than the Company or any Company Subsidiary;

(h)                                 Litigation.  (i) Pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or material litigation, arbitration or other judicial or administrative dispute or proceeding (whether or not commenced prior to the date of this Agreement) other than (A) the payment, discharge, settlement or satisfaction in accordance with their terms, or liabilities recognized or disclosed in the Financial Statements and (B) settlements or compromises of litigation in the ordinary course of business consistent with past practice, which in any event do not exceed, in any individual case, $2,000,000 and would not prohibit or materially restrict the Company or its Subsidiaries from operating their respective businesses substantially as currently conducted or anticipated to be conducted, (ii) waive the benefits of, agree to modify in any manner, terminate, release any Person from or knowingly fail to enforce any confidentiality or similar agreement to which the Company or any of the Company Subsidiaries is a party or of which the Company or any of the Company Subsidiaries is a beneficiary, or (iii) settle any litigation, arbitration or other judicial or administrative dispute or proceeding (whether or not commenced prior to the date of this Agreement) to which an Insider is a party;

(i)                                     No Modifications. Except in the ordinary course of business consistent with past practices, (i) modify, amend or terminate any Material Company Contract, (ii) enter into any contract that would have been a Material Company Contract had it been entered into prior to the date of this Agreement or (iii) waive, delay the exercise of, release or assign any material rights or claims under any Material Company Contract or (iv) incur or enter into any agreement, contract or commitment requiring the Company to pay in excess of $2,000,000 in any 12 month period;

(j)                                    Accounting. Except as required by U.S. GAAP (or any interpretation thereof) or Applicable Legal Requirements, revalue any of its assets or make any change in accounting methods, principles or practices;

(k)                                 Tax Matters.  Make, change or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of the Company or any of its Subsidiaries, settle or compromise any material tax liability or, except as required by applicable Law, materially change any method of accounting for Tax purposes or prepare, amend or file any material Tax Return in a manner inconsistent with past practice;

(l)                                     No Dissolution.  Authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization, dissolution or winding-up;

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(m)                             Related Party Agreements.  Enter into or amend any agreement with, or pay, distribute or advance any assets or property to, any of its officers, directors, employees, partners, stockholders or other Affiliates, other than payments or distributions relating to obligations in respect of arms-length commercial transactions pursuant to the agreements set forth on Section 5.1(m) of the Company Disclosure Letter as existing on the date of this Agreement; or

(n)                                 Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Sections 5.1(a) through (m) above.

5.2                               Conduct of Business by Parent and its Subsidiaries.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, Parent shall, and shall cause its Subsidiaries to, carry on its business in the ordinary course consistent with past practice and in compliance with Applicable Legal Requirements, except to the extent that the Company shall otherwise consent in writing or as contemplated by this Agreement.  In addition, except as required or permitted by the terms of this Agreement or as required by Applicable Legal Requirement, without the prior written consent of the Company, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, Parent shall not, and shall cause its Subsidiaries not to, do any of the following:

(a)                                 Accelerate, amend or change the period of exercisability of options or restricted stock (or membership interest), or reprice options granted under any employee, consultant, director or other equity plans or authorize cash payments in exchange for any options granted under any of such plans;

(b)                                 Grant any severance or termination pay to (i) any officer or (ii) any employee, except pursuant to Applicable Legal Requirements, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the Company, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

(c)                                  Declare, set aside or pay dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock (or warrant or unit) or split, combine or reclassify any capital stock (or warrant or unit) or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, warrant or unit;

(d)                                 Purchase, redeem or otherwise acquire, directly or indirectly, any ownership interests of Parent or any of its Subsidiaries;

(e)                                  Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock, units or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock, units or other equity securities or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock, units or other equity securities

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or ownership interests or any securities convertible into or exchangeable for shares of capital stock, units or other equity securities or other ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock, units, equity securities or other ownership interests or convertible or exchangeable securities;

(f)                                   Amend its Charter Documents;

(g)                                  Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or enter into any joint ventures, strategic partnerships or alliances or other arrangements, or any agreement, contract, arrangement or understand that provides for exclusivity of territory or otherwise restricts Parent’s, any of its Subsidiaries’ or, following the Closing, the Surviving Corporation’s ability to compete or to offer or sell any products or services.  For purposes of this paragraph, “material” includes the requirement that, as a result of such transaction, financial statements of the acquired, merged or consolidated entity be included in the Registration Statement;

(h)                                 Incur any Indebtedness or guarantee any Indebtedness of another Person or Persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case, except in accordance with the terms of the Parent Promissory Note; provided, however, that the aggregate amount of Indebtedness incurred under the Parent Promissory Note shall not exceed $300,000 plus the amount of the fee payable to the SEC in connection with filing the Registration Statement;

(i)                                     Sell, lease, license, encumber or otherwise dispose of any properties or assets;

(j)                                    Modify, amend or terminate any Parent Contract, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(k)                                 Except pursuant to Applicable Legal Requirements or a written agreement entered into prior to the date hereof, adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except pursuant to Applicable Legal Requirements or a written agreement entered into prior to the date hereof;

(l)                                     Pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted contingent or otherwise) outside the ordinary

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course of business of Parent, or material litigation (whether or not commenced prior to the date of this Agreement), or waive the benefits of, agree to modify, terminate, release any Person from or knowingly fail to enforce any confidentiality or similar agreement to which Parent or any of its Subsidiaries is a party or of which Parent or any of its Subsidiaries is a beneficiary, as applicable; in each case, as would be material to Parent;

(m)                             Except as required by U.S. GAAP (or any interpretation thereof) or any Applicable Legal Requirement, revalue any of its assets or make any change in accounting methods, principles or practices;

(n)                                 Incur or enter into any agreement, contract or commitment requiring Parent to pay in excess of $50,000 in any 12-month period, except (x) as permitted by Section 5.2(h) of this Agreement and (y) in connection with the procurement of directors’ and officers’ liability insurance as set forth in Section 6.12(c);

(o)                                 Make, change or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of Parent or any of its Subsidiaries, settle or compromise any material tax liability or, except as required by applicable Law, materially change any method of accounting for Tax purposes or prepare, amend or file any material Tax Return in a manner inconsistent with past practice;

(p)                                 Form or establish any Subsidiary other than Merger Sub;

(q)                                 Make capital expenditures;

(r)                                    Liquidate, dissolve, reorganize or otherwise wind up the business or operations of Parent or its Subsidiaries;

(s)                                   Purchase any equity securities of any Person;

(t)                                    Amend the Trust Agreement or any other agreement related to the Trust Account;

(u)                                 Engage in a new line of business;

(v)                                 Enter into any material transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders, managers, members or other Affiliates other than the payment of salary and benefits and tax distributions in the ordinary course of business consistent with prior practice; or

(w)                               Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Sections 5.2(a) through 5.2(v) above.

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ARTICLE VI

ADDITIONAL AGREEMENTS

6.1                               Registration Statement; Special Meeting.

(a)                                 As promptly as reasonably practicable following the receipt by Parent from the Company of all financial and other information relating to the Company as Parent may reasonably request for its preparation, and subject to the Company complying with its obligations pursuant to Section 6.3(a), Parent and the Company shall, in accordance with this Section 6.1, use reasonable best efforts to jointly prepare and Parent shall cause to be filed with the SEC, in preliminary form, a registration statement on Form S-4 in connection with the transactions contemplated hereby (as amended or supplemented, the “Registration Statement”), in which Parent shall: (i) provide Parent’s shareholders with the opportunity to redeem their Parent Common Shares pursuant to a Parent Shareholder Redemption; (ii) solicit proxies from holders of Parent Common Shares to vote at the Special Meeting (as defined below) in favor of (A) the adoption and approval of this Agreement and the transactions contemplated hereby (including the Merger and the Domestication), (B) the issuance of shares of AHPAC Common Stock in connection with the Merger, (C) the change of the name of Parent to “Organogenesis Holdings Inc.”, (D) an increase in the number of authorized Parent Common Shares, (E) amendments to the Parent Charter Documents to be effective from and after the Closing as set forth in the Form of Parent Certificate of Incorporation upon Domestication attached hereto as Exhibit E (the “Post-Closing Parent Charter”) and Form of Parent Bylaws attached hereto as Exhibit F (the “Post-Closing Parent Bylaws”), (F) the adoption and approval of a new equity incentive plan in a form and substance reasonably acceptable to Parent and the Company (the “Incentive Plan”), and which Incentive Plan will provide for awards for a number of shares of AHPAC Common Stock equal to ten percent (10%) of the aggregate number of shares of AHPAC Common Stock issued and outstanding immediately after the Closing (giving effect to the Parent Shareholder Redemptions), and for purposes of clarification, such ten percent (10%) share reserve shall not include the number of shares of AHPAC Common Stock that are subject to the Assumed Options, (G) the election of the members of the board of directors of Parent in accordance with Section 6.1(g) hereof, and (H) such other matters as mutually agreed upon between the Company and Parent, at an extraordinary general meeting of holders of Parent Common Shares to be called and held for such purpose (the “Special Meeting”) (the matters set forth in clauses (A) through (H) being referred to herein as the “Parent Shareholder Matters”); (iii) register under the Securities Act the shares of AHPAC Common Stock to be issued by Parent in connection with the Transactions; and (iv) file with the SEC financial and other information about the Transactions in accordance with and as required by the Parent Charter Documents, Applicable Legal Requirements and any applicable rules and regulations of the SEC and Nasdaq. The Registration Statement will comply as to form and substance with the applicable requirements of the Exchange Act and the rules and regulations thereunder. The Company and its counsel shall be given a reasonable opportunity to review, comment on and approve in writing the preliminary Registration Statement and any amendment or supplement thereto prior to its filing with the SEC (to which comments reasonable and good faith consideration shall be given). Parent, with the reasonable assistance and written approval of the Company, shall

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promptly respond to any written or oral SEC comments on the Registration Statement. Parent will advise the Company promptly after receipt of notice thereof, of (i) the time when the Registration Statement has been filed, (ii) in the event the preliminary Registration Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC, (iii) the filing of any supplement or amendment to the Registration Statement, (iv) the issuance of any stop order by the SEC with respect to the Registration Statement, (v) any request by the SEC for amendment of the Registration Statement, (vi) any comments from the SEC relating to the Registration Statement and responses thereto, or (vii) requests by the SEC for additional information. Parent shall use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC under the Securities Act as promptly as practicable after the filing thereof.

(b)                                 As soon as is reasonably practicable after the receipt by Parent from the Company of all information contemplated under Section 6.1(a) (including, without limitation, the Audited Financial Statements), Parent shall prepare and file the Registration Statement in definitive form with the SEC under the Exchange Act, and with all other applicable regulatory bodies, all in accordance with and as required by the Parent Charter Documents, Applicable Legal Requirements and any applicable rules and regulations of the SEC and Nasdaq.

(c)                                  As promptly as practicable after the Registration Statement shall have become effective:

(i)                                     Parent shall distribute the Registration Statement to the holders of Parent Common Shares and, pursuant thereto, shall call the Special Meeting in accordance with the Parent Charter Documents and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the Parent Shareholder Matters and the other matters presented for approval or adoption at the Special Meeting, including, without limitation, the matters described in Section 6.1(a); and

(ii)                                  the Company shall solicit the Company Stockholder Approval via written consent in accordance with Section 228 of the DGCL. In connection therewith, prior to the date on which the Registration Statement becomes effective, the Company Board shall set a record date for determining the stockholders entitled to provide such written consent. The prospectus included in the Registration Statement shall also constitute a consent solicitation statement for the foregoing written consent (the “Consent Solicitation Statement/Prospectus”). As promptly as practicable after the Registration Statement becomes effective, the Company shall cause the Consent Solicitation Statement/Prospectus to be mailed to its stockholders of record as of the record date, along with a letter of transmittal in connection therewith.  The Company shall, through its board of directors, recommend to its stockholders that they give the Company Stockholder Approval and shall include such recommendation in the Consent Solicitation Statement/Prospectus, subject to the board of directors’ right to effect a change in recommendation if required pursuant to the board of directors’ fiduciary duties under applicable Law.  The Company will provide Parent with copies of all stockholder consents it receives.  If the Company Stockholder Approval is obtained, then promptly following the receipt of the required written consents,

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the Company will prepare (subject to the reasonable approval of Parent) and deliver to its stockholders who have not consented the notice required by Section 228(e) of the DGCL and include a description of the appraisal rights of the Company’s stockholders available under the DGCL, along with such other information as is required thereunder and pursuant to applicable Law.

(d)                                 The Company agrees to reasonably promptly provide Parent with all information concerning the Company and its Subsidiaries, management, operations and financial condition, in each case reasonably requested or required by Parent for inclusion in the Registration Statement as filed in preliminary form and in definitive form, any amendment or supplement to the Registration Statement and any other filing required to be made by Parent in respect of the Transactions. The Company shall make senior management of the Company reasonably available to Parent during normal business hours upon reasonable notice in connection with the drafting of the preliminary Registration Statement and the definitive Registration Statement, and responding in a timely manner to any comments on the Registration Statement received from the SEC.

(e)                                  Parent shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the DGCL, Cayman Law and the Parent Charter Documents in the preparation, filing and distribution of the Registration Statement, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting. Without limiting the foregoing, Parent shall ensure that the Registration Statement does not, as of the date on which it is first distributed to holders of Parent Common Shares, and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that Parent shall not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished by the Company for inclusion in the Registration Statement).

(f)                                   Parent, acting through the Parent Board, shall include in the Registration Statement the Parent Recommendation, and shall otherwise use commercially reasonable efforts to obtain the approval of the Parent Shareholder Matters. Neither the Parent Board nor any committee or agent or representative thereof shall withdraw, modify in a manner adverse to the Company or fail to include, or propose to withdraw, modify in a manner adverse to the Company or fail to include, the Parent Recommendation.

(g)                                  The Parties shall take all necessary action so that the persons listed in Section 6.1(g) of the Company Disclosure Letter (and only such persons) are elected and appointed to the positions of officers and directors of Parent, and as members of the committees of the Parent Board, as set forth therein, to serve in such positions effective immediately following the Closing.  In furtherance of the foregoing, the Parties shall take all necessary action to remove (or cause the resignation of) (i) the directors serving on the Parent Board as of immediately prior to the Closing who are not designated in Section 6.1(g) of the Company Disclosure Letter to serve as members of the Parent Board as of immediately following the Closing and (ii) the directors serving on the Company Board as of immediately prior to the Closing who are not designated in Section 6.1(g) of

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the Company Disclosure Letter to serve as members of the Company Board as of immediately following the Closing. If any Person listed in Section 6.1(g) of the Company Disclosure Letter is unable to serve, the Party appointing such Person, as indicated on such Section, shall designate a successor; provided that, if such designation is to be made after the Closing, any successor to a Person designated by Parent shall be made by the Committee.

6.2                               HSR Act.  As promptly as practicable, and in any event within ten (10) Business Days, after the date of this Agreement, Parent and the Company shall each prepare and file the notification required of it under the HSR Act in connection with the Transactions and shall promptly and in good faith respond to all information requested of it by the U.S. Federal Trade Commission and U.S. Department of Justice in connection with such notification and otherwise cooperate in good faith with each other and such Governmental Entities. Each Party will promptly furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any filing or submission that is necessary under the HSR Act and will take all other actions necessary or desirable to cause the expiration or termination of the applicable waiting periods as soon as practicable.  Each Party will promptly provide the other with copies of all written communications (and memoranda setting forth the substance of all oral communications) between each of them, any of their Affiliates and their respective agents, representatives and advisors, on the one hand, and any Governmental Entity, on the other hand, with respect to this Agreement or the Transactions. Without limiting the foregoing, Parent and the Company shall (a) promptly inform the other of any communication to or from the U.S. Federal Trade Commission, the U.S. Department of Justice or any other Governmental Entity regarding the Transactions, (b) permit each other to review in advance any proposed written communication to any such Governmental Entity and incorporate reasonable comments thereto, (c) give the other prompt written notice of the commencement of any Legal Proceeding with respect to such transactions and (d) not agree to participate in any substantive meeting or discussion with any such Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the Transactions unless, to the extent reasonably practicable, it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend, (e) keep the other reasonably informed as to the status of any such Legal Proceeding and (f) promptly furnish each other with copies of all correspondence, filings (except for filings made under the HSR Act) and written communications between such Party and their Affiliates and their respective agents, representatives and advisors, on one hand, and any such Governmental Entity, on the other hand, in each case, with respect to this Agreement and the Transactions. Filing fees with respect to the notifications required under the HSR Act shall be borne one half by the Company and one half by Parent.

(a)                                 As promptly as reasonably practicable after execution of this Agreement, Parent will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement (“Signing Form 8-K”), the form and substance of which shall be approved in advance in writing by the Company.

(b)                                 Promptly after the execution of this Agreement, Parent and the Company shall also issue a joint press release announcing the execution of this Agreement (the “Signing Press Release”).

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(c)                                  At least five (5) days prior to Closing, Parent shall prepare a draft Current Report on Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, and such other information that may be required to be disclosed with respect to the Merger in any report or form to be filed with the SEC (“Closing Form 8-K”), the form and substance of which shall be approved in advance in writing by the Company.  Prior to Closing, Parent and the Company shall prepare a joint press release announcing the consummation of the Merger hereunder (“Closing Press Release”). Concurrently with the Closing, Parent shall issue the Closing Press Release. Concurrently with the Closing, or as soon as practicable thereafter, Parent shall file the Closing Form 8-K with the SEC.

(d)                                 At least three (3) Business Days and no more than five (5) Business Days prior to the Closing Date, the Company shall provide Parent with written notice of the total number of shares of Company Common Stock outstanding on a fully diluted basis.

(e)                                  At or prior to Closing, the Company will deliver to Parent: (i) copies of resolutions and actions taken by the Company Board and the Company Stockholders in connection with the approval of this Agreement and the Transactions, and (ii) such other documents or certificates as shall reasonably be required by Parent and its counsel in order to consummate the Transactions.

(f)                                   At or prior to Closing, Parent will deliver to the Company (i) copies of resolutions and actions taken by Parent’s board of directors and stockholders in connection with the approval of this Agreement and the Transactions, and (ii) such other documents or certificates as shall reasonably be required by the Company and its counsel in order to consummate the Transactions.

6.3                               Required Information.

(a)                                 In connection with the preparation of the Signing Form 8-K, the Signing Press Release, the Registration Statement, the Closing Form 8-K and the Closing Press Release, or any other statement, filing notice or application made by or on behalf of Parent or the Company to any Government Entity, or any other public statement or announcement, in connection with Merger and the other Transactions (each, a “Reviewable Document”), and for such other reasonable purposes, each of the Company and Parent shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers and stockholders (including the directors of Parent to be elected effective as of the Closing as contemplated by Section 6.1 hereof) and such other matters as may be reasonably necessary or advisable in connection with the Transactions.

(b)                                 At a reasonable time prior to the filing, issuance or other submission or public disclosure of a Reviewable Document by either Parent or Merger Sub, on the one hand, or the Company, on the other hand, the other Party shall be given an opportunity to review and comment upon such Reviewable Document and give its prior written consent to the form thereof, such consent not to be unreasonably withheld, and each Party shall accept and incorporate all reasonable comments from the other Party to any such Reviewable Document prior to filing, issuance, submission or disclosure thereof.

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(c)                                  Any language included in a Reviewable Document shall, following its filing, issuance or submission, thereafter may be used by such Party in other Reviewable Documents and in other documents distributed by the other Party in connection with the Transactions without further review or consent of the reviewing Party.

(d)                                 Prior to the Closing Date (i) the Company and Parent shall notify each other as promptly as reasonably practicable upon becoming aware of any event or circumstance which should be described in an amendment of, or supplement to, a Reviewable Document that has been filed with the SEC, and (ii) the Company and Parent shall each notify the other as promptly as practicable after the receipt by it of any written or oral comments of the SEC on, or of any written or oral request by the SEC for amendments or supplements to, any such Reviewable Document, and shall promptly supply the other with copies of all correspondence between it or any of its representatives and the SEC with respect to any of the foregoing filings.  Parent and the Company shall use their respective commercially reasonable efforts, after consultation with each other, to resolve all such requests or comments with respect to the any Reviewable Document as promptly as reasonably practicable after receipt of any comments of the SEC. All correspondence and communications to the SEC made by Parent or the Company with respect to the Transactions or any agreement ancillary hereto shall be considered to be Reviewable Documents subject to the provisions of this Section 6.3.

6.4                               Confidentiality; Access to Information.

(a)                                 Confidentiality.  Any confidentiality agreement previously executed by and between the Company or any of its Affiliates, on the one hand, and Parent or any of its Affiliates, on the other hand, shall be superseded in its entirety by the provisions of this Agreement. Beginning on the date hereof and ending on the third (3rd) anniversary of this Agreement, each Party agrees to maintain in confidence any non-public information received from the other Parties, and to use such non-public information only for purposes of consummating the Transactions or in the case of Surviving Corporation, the conduct of the business of Surviving Corporation and/or its Subsidiaries following the Closing. Such confidentiality obligations will not apply to (i) information which was known to one Party or their respective agents or representatives prior to receipt from the Company, on the one hand, or Parent and Merger Sub, on the other hand, as applicable; (ii) information which is or becomes generally known to the public without breach of this Agreement or an existing obligation of confidentiality; (iii) information acquired by a Party or their respective agents from a third party who was not bound to an obligation of confidentiality; (iv) disclosure required by Applicable Legal Requirement or stock exchange rule; or (v) disclosure consented to in writing by Parent or Merger Sub (in the case of the Company) or the Company (in the case of Parent or Merger Sub); provided that, (x) prior to any disclosure contemplated by clause (iv) above, the Party required to disclose such non-public information will provide prompt written notice of such requirement to the other Party so that the other Party may seek, at such other Party’s cost, a protective order or other remedy and (y) in the event that such protective order or other remedy is not obtained the party required to disclose such non-public information will disclose or furnish only that portion of non-public information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances

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that confidential treatment will be accorded such non-public information. In the event this Agreement is terminated as provided in ARTICLE VIII hereof, each Party will destroy or return or cause to be destroyed or returned to the other all documents and other material obtained from the other in connection with the Merger contemplated hereby; provided that neither Party shall be required to return or destroy any electronic copy of any non-public information that is created pursuant to such Party’s standard electronic backup and archival procedures.

(b)                                 Access to Information.

(i)                                     The Company will afford Parent and its financial advisors, accountants, counsel and other Representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company during the period prior to the Closing to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel of the Company, as Parent may reasonably request in connection with the consummation of the Transactions.

(ii)                                  Parent will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Parent during the period prior to the Closing to obtain all information concerning the business, including properties, results of operations and personnel of Parent, as the Company may reasonably request in connection with the consummation of the Transactions.

6.5                               Commercially Reasonable Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including using commercially reasonable efforts to accomplish the following: (a) the taking of all commercially reasonable acts necessary to cause the conditions precedent set forth in ARTICLE VII to be satisfied, (b) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all commercially reasonable steps as may be necessary to avoid any Legal Proceeding, (c) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, including the consents referred to in Section 3.5(b) of the Company Disclosure Letter (it being understood, for the avoidance of doubt, that nothing herein shall require the Company in connection therewith to incur any liability or expense or subject itself, any of its Subsidiaries or the business of the foregoing to any imposition of any limitation on the ability of any of them to conduct their business or to own or exercise control of their assets or properties), (d) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (e) the execution

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or delivery of any additional instruments reasonably necessary to consummate, and to fully carry out the purposes of, the Transactions.  This obligation shall include, on the part of Parent, sending a termination letter to Continental substantially in the form attached hereto as Exhibit G (the “Trust Termination Letter”). In connection with and without limiting the foregoing, Parent and its board of directors and the Company and its board of directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the Transactions, use its commercially reasonable efforts to enable the Merger and the other Transactions to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or the Company to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business, assets or property, the imposition of any limitation on the ability of any of them to conduct their business or to own or exercise control of their respective assets, properties and capital stock, or the incurrence of any liability or expense.

6.6                               No Parent Securities Transactions.  Neither the Company nor any of its controlled Affiliates, directly or indirectly, shall knowingly engage in any transactions involving the securities of Parent prior to the time of the making of a public announcement regarding the Transactions. The Company shall use its best efforts to require each of its officers, directors and employees, and shall use commercially reasonable efforts to require each of its agents, advisors, contractors, associates, clients, customers and representatives, to comply with the foregoing requirement.

6.7                               No Claim Against Trust Account.  The Company hereby waives all right, title, interest or claim of any kind against Parent to collect from the Trust Account any monies that may be owed to it by Parent for any reason whatsoever, including but not limited to a breach of this Agreement by Parent or any negotiations, agreements or understandings with Parent (whether in the past, present or future), and will not seek recourse against the Trust Account at any time for any reason whatsoever; provided, that (a) nothing in this Section 6.7 shall serve to limit or prohibit the Company’s right to pursue a claim against Parent pursuant to this Agreement for legal relief against monies or other assets of Parent or Merger Sub held outside of the Trust Account, for specific performance or other equitable relief in connection with the transactions contemplated hereby or for fraud and (b) nothing in this Section 6.7 shall serve to limit or prohibit any claims that the Company may have in the future pursuant to this Agreement against Parent’s or Merger Sub’s assets or funds that are not held in the Trust Account.  Notwithstanding the foregoing, in the event this Agreement is terminated pursuant to any of Section 8.1(b) (but only if the Transactions have failed to close by the date specified therein because of Parent’s or Merger Sub’s breach of an obligation herein), Section 8.1(d) or Section 8.1(i), and Parent or any of its Subsidiaries completes a Business Combination with another company, the Company shall not be prohibited from filing and pursuing a claim for damages in connection with this Agreement or the Transactions following consummation by Parent or any of its Subsidiaries of an alternative Business Combination, in each case against Parent, any of its Subsidiaries or any other Person that is party to such alternative Business Combination or any Affiliate thereof  Furthermore, Parent and Merger Sub shall not execute any definitive agreement related to such Business Combination that (x) attempts to prevent the Company from so filing or pursuing any such claim, or (y) permits the Person that survives such combination not to assume Parent and Merger Sub’s obligation for damages in connection with this Agreement and the Transactions.  This paragraph will survive this Agreement and will

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not expire and will not be altered in any way without the express written consent of Parent and the Company.

6.8                               Disclosure of Certain Matters.  Each of Parent, Merger Sub and the Company will promptly provide the other Parties with prompt written notice of any event, development or condition of which they have Knowledge that (a) is reasonably likely to cause any of the conditions set forth in Article VII not to be satisfied, (b) would require any amendment or supplement to the Registration Statement or (c) constitutes, or is reasonably likely to result in, any Transaction Litigation.  The Company and Parent shall have the obligation to supplement or amend the Company Disclosure Letter and the Parent Disclosure Letter, respectively, being delivered concurrently with the execution and delivery of this Agreement with respect to any matter hereafter arising or discovered which, if existing or known prior to the execution and delivery of this Agreement, would have been required to be set forth on the Company Disclosure Letter, or the Parent Disclosure Letter, respectively.  The obligation of the Company and Parent to amend or supplement the Company Disclosure Letter and the Parent Disclosure Letter, respectively, shall terminate on the Closing Date.  Each of Parent and Merger Sub will promptly provide the Company with written notice of any event, development or condition of which they have Knowledge that is reasonably likely to cause any of the conditions set forth in Section 7.2 not to be satisfied. The Company will promptly provide Parent with written notice of any event, development or condition of which it has Knowledge that is reasonably likely to cause any of the conditions set forth in Section 7.3 not to be satisfied. No notice pursuant to this Section 6.8 shall be deemed to amend or waive the provisions of Sections 7.2(a), 7.3(a), and 8.1(e).

6.9                               Securities Listing.  Parent will use its reasonable best efforts to cause the shares of AHPAC Common Stock issued in connection with the Transactions to be approved for listing on Nasdaq at Closing. During the period from the date hereof until the Closing, Parent shall use its reasonable best efforts to keep the Parent Common Shares and Parent Warrants listed for trading on Nasdaq.  After the Closing, Parent and the Company shall use commercially reasonable efforts to continue the listing for trading of the AHPAC Common Stock and Parent Warrants on Nasdaq.

6.10                        No Solicitation.

(a)                                 The Company will not, will cause the Company Subsidiaries and its Affiliates not to, and will direct its Representatives (collectively, “Company Representatives”) not to, directly or indirectly, (a) solicit, initiate, enter into or continue discussions, negotiations or transactions with, or provide any information regarding the Company or the Transactions to, any Person (other than Parent and its agents, representatives, advisors) in each case, concerning any Alternative Transaction, (b) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to an Alternative Transaction, (c) commence, continue or renew any due diligence investigation regarding an Alternative Transaction, or (d) encourage or respond to any inquiries or proposals by any Person (other than Parent and its agents, representatives, advisors) concerning any Alternative Transaction, except, in the case of clause (d) (and clause (a) to the extent an action described in clause (d) would also constitute an action described in clause (a)), to the extent failure to do so would be inconsistent with the fiduciary duties of the Company Board under applicable Law. Parent

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and Merger Sub will not, will cause their respective Affiliates and Subsidiaries not to, and will direct their respective Representatives (collectively, “Parent Representatives”) not to, directly or indirectly, (i) solicit, initiate, enter into or continue discussions or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person (other than the Company, the Company Stockholders and their respective Representatives) concerning any merger, purchase of ownership interests or assets of Parent, recapitalization or similar transaction (including a Business Combination) (each, a “Parent Business Combination”), (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a Parent Business Combination, (iii) commence, continue or renew any due diligence investigation regarding a Parent Business Combination or (iv) encourage or respond to any inquiries or proposals by any Person (other than the Company and its agents, representatives, advisors) concerning any Parent Business Combination.  In addition, (x) the Company will, will cause the Company Subsidiaries to, and will direct the Company Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted heretofore with respect to any Alternative Transaction (other than with Parent and its Representatives) and (y) Parent and Merger Sub will, will cause their respective Parent Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted heretofore with respect to any Parent Business Combination (other than with the Company and its Representatives). Each Party will promptly (and in no event later than twenty four (24) hours after becoming aware of such inquiry, proposal, offer or submission) notify the other Parties hereto if it or, to its Knowledge, any of its Representatives receives any inquiry, proposal, offer or submission with respect to an Alternative Transaction (including the identity of the Person making such inquiry or submitting such proposal, offer or submission), after the execution and delivery of this Agreement.  If either Party or its respective Representatives receives any written inquiry, proposal, offer or submission with respect to an Alternative Transaction, such Party will provide the other Parties with a copy of such inquiry, proposal, offer or submission.

(b)                                 For purposes of this Agreement, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an inquiry, offer or proposal, from any Person or group at any time, in each case, relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means (A) with respect to the Company, a transaction (other than the Additional Private Investment and the other transactions contemplated by this Agreement) concerning the sale of twenty percent (20%) or more of the voting securities of the Company (other than in the ordinary course of business consistent with past practice) or twenty percent (20%) or more of any class of equity interests or profits of the Company, in any case, whether such transaction takes the form of a sale of shares or other equity, assets, merger, consolidation, issuance of debt securities, management Contract, joint venture or partnership, or otherwise or (B) with respect to Parent and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning a Parent Business Combination.

6.11                        Trust Account.  Upon the satisfaction or waiver of the conditions set forth in Article VII and the provision of notice thereof to Continental (which notice Parent shall provide to Continental in accordance with the terms of the Trust Agreement), (i) in accordance with and

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pursuant to the Trust Agreement, at the Closing, Parent (x) shall cause the documents, opinions and notices required to be delivered to Continental pursuant to the Trust Agreement to be so delivered, including providing Continental with the Trust Termination Letter and (y) shall use its commercially reasonable efforts to cause Continental to, and Continental shall thereupon be obligated to, distribute the Trust Account as directed in the Trust Termination Letter and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

6.12                        Directors’ and Officers’ Liability Insurance.

(a)                                 From and after the Effective Time, Parent shall or shall cause the Surviving Corporation to fulfill and honor in all respects the obligations of Parent, the Company and its Subsidiaries, pursuant to (i) each indemnification agreement in effect between Parent, the Company or any of their respective Subsidiaries and any individual who at the Effective Time is, or at any time prior to the Effective Time was, a member of the board of directors or managers or officer or special advisor of Parent, the Company or any of their respective Subsidiaries (each, an “Indemnified Party”); and (ii) any indemnification provision and any exculpation provision set forth in the Charter Documents of Parent or the Company as in effect on the date of this Agreement, in each case, to the fullest extent permitted under Applicable Legal Requirements. From the Effective Time through the sixth (6th) anniversary of the date on which the Effective Time occurs, the Parent Charter Documents shall contain, and Parent shall cause the Charter Documents of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of each Indemnified Party than are set forth in the Charter Documents of the Company as in effect on the date of this Agreement.

(b)                                 Prior to the Closing, the Company shall use its reasonable best efforts to purchase a “tail” or “runoff” officers’ and directors’ liability insurance policy in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by the Company’s officers’ and directors’ liability insurance policy on terms with respect to coverage, deductibles and amounts no less favorable than those of such policy in effect on the date of this Agreement for the six (6)-year period following the Closing and at a price not to exceed 300% of the amount per annum the Company paid in its last full fiscal year prior to the date of this Agreement.  If the Company or Parent obtains prepaid “tail” or “runoff” policies prior to the Effective Time in accordance with this Section 6.12(b), the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.  If the Company fails to purchase such “tail” or “runoff” policy prior to Closing, then either (i) Parent may purchase such “tail” or “runoff” policy on behalf of the Surviving Corporation or (ii) the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain an officers’ and directors’ liability insurance policy in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by the Company’s officers’ and directors’ liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect as of the date of this Agreement for a period of six (6) years after the Effective Time; provided, further, that, in satisfying its obligation under this Section 6.12(b), neither Parent nor the Surviving Corporation shall be obligated to pay annual premiums in excess of 300% of the amount per annum the

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Company paid in its last full fiscal year prior to the date of this Agreement and if such premiums for such insurance would at any time exceed 300% of the of the amount per annum the Company paid in its last full fiscal year prior to the date of this Agreement, then Parent or the Surviving Corporation shall cause to be maintained policies of insurance that, in Parent or the Surviving Corporation’s good faith judgment, provide the maximum coverage available at an annual premium equal to 300% of the of the amount per annum the Company paid in its last full fiscal year prior to the date of this Agreement.

(c)                                  Prior to the Closing, Parent may purchase an officers’ and directors’ liability insurance policy in respect of acts or omissions occurring prior to the Effective Time covering each such Person that shall have served as an officer or director of Parent or its subsidiaries prior to the Effective Time.

(d)                                 Except as otherwise required by any Applicable Legal Requirement, from and after the Effective Time, the Company shall, and Parent shall cause the Surviving Corporation to, indemnify and hold harmless, and provide advancement of expenses to, each Indemnified Party in respect of acts or omissions in their capacity as a director or officer of the Company or its Subsidiaries or as an officer, director, employee, fiduciary or agent of another enterprise if the Indemnified Party was serving in such capacity at the request of the Company or any of its Subsidiaries, in any case occurring at or prior to the Effective Time, to the fullest extent permitted by Applicable Legal Requirement or provided under the Charter Documents of the Surviving Corporation, any indemnification agreements and any other governing documents of the Company and its Subsidiaries in effect on the date hereof. In the event of any threatened or pending litigation to which an Indemnified Party is, has been or becomes a party or with respect to which an Indemnified Party is, has been or becomes otherwise involved (including as a witness), arising in whole or in part out of, or pertaining in whole or in part to, the fact that the Indemnified Party is or was an officer or director of the Company or any of its Subsidiaries or is or was serving at the request of the Company or any of its Subsidiaries as an officer, director, employee, fiduciary or agent of another enterprise (including any litigation arising out of or pertaining to matters occurring or existing or alleged to have occurred or existed, or acts or omissions occurring or alleged to have occurred, at or prior to the Effective Time, or arising out of or pertaining to this Agreement and the Transactions), to the fullest extent permitted by Applicable Legal Requirements, the Company shall, and Parent shall cause the Surviving Corporation to, advance fees, costs and expenses (including attorney’s fees and disbursements) incurred by each Indemnified Party in connection with and prior to the final disposition of such litigations, such fees, costs and expenses (including attorney’s fees and disbursements) to be advanced within thirty (30) days of receipt by Parent from the Indemnified Party of a request therefor, provided that such Indemnified Party provides a written affirmation of such Indemnified Party’s good faith belief that he or she has met all applicable standards of conduct applicable to indemnification and an undertaking to repay such advance if it is ultimately determined by a final non-appealable order of a court of competent jurisdiction that such Indemnified Party is not entitled to indemnification under this Section 6.12(d) or otherwise.

(e)                                  If Parent or, after the Closing, the Surviving Corporation, or any of their respective successors or assigns (i) consolidates with or merges into any other Person and

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shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, proper provision shall be made so that the successors and assigns of Parent or the Company, as applicable, assume the obligations set forth in this Section 6.12(e).

(f)                                   Notwithstanding anything herein to the contrary, if an Indemnified Party is or has been a party to or is or has been otherwise involved (including as a witness) in any litigation (whether arising before, at or after the Effective Time) on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 6.12 shall continue in effect until the final disposition of such litigation.

(g)                                  The provisions of this Section 6.12 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the organizational documents of the Company, by contract, or otherwise.

6.13                        280G Approval.  To the extent necessary to avoid the application of Code Section 280G, the Company shall (i) no later than three (3) Business Days prior to the Closing use commercially reasonable efforts to obtain waivers from each Person who has a right to any payments and/or benefits as a result of or in connection with the transactions contemplated herein that would be deemed to constitute “parachute payments” (within the meaning of Code Section 280G) (such waived amounts, the “Waived 280G Benefits”) so that all remaining payments and benefits applicable to such Person shall not be deemed to be “excess parachute payments” (within the meaning of Code Section 280G), and (ii) following the execution of the waivers described in clause (i), solicit approval by the stockholders of the Company of the Waived 280G Benefits by a vote that satisfies the requirements of Code Section 280G(b)(5)(B) and the regulations thereunder. Prior to, and in no event later than five (5) Business Days prior to soliciting such waivers and approval, the Company shall provide drafts of such waivers and approval materials to Parent for its reasonable review and the Company shall reflect in such waivers and approval materials any changes reasonably requested by Parent. As soon as practicable following the date hereof, and no later than seven (7) Business Days prior to soliciting the waivers, the Company shall provide Parent with the calculations and related documentation required to determine whether and to what extent the vote described in this Section 6.13 is necessary in order to avoid the imposition of Taxes under Code Section 4999. At least one (1) Business Days prior to the Closing Date, the Company shall deliver to Parent evidence that a vote of the stockholders of the Company was solicited in accordance with the foregoing and whether the requisite number of votes of the stockholders of the Company was obtained with respect to the Waived 280G Benefits or that the vote did not pass and the Waived 280G Benefits will not be paid or retained.

6.14                        Insider Loans; Equity Ownership in Company Subsidiaries.  The Company shall cause: (i) any loan by the Company to an Insider of the Company or its Company Subsidiaries and any other amount owed by such Person to the Company to be forgiven at or prior to the Closing, in each case as described on Section 6.14 of the Company Disclosure Letter; and (ii) any guaranty or similar arrangement pursuant to which the Company has guaranteed the payment or performance of any obligations of such Person to a third party to be terminated.

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6.15                        Certain Financial Information.  Within twenty five (25) Business Days after the end of each month between the date hereof and the earlier of the Closing Date and the date on which this Agreement is terminated, the Company shall deliver to Parent unaudited consolidated financial statements of the Company for such month, including a balance sheet, statement of operations and statement of cash flows.

6.16                        Access to Financial Information.  The Company will, and will direct its auditors to (a) continue to provide Parent and its advisors such reasonable access to the Company’s financial information used in the preparation of its Audited Financial Statements and the financial information furnished pursuant to Section 6.15 hereof and (b) cooperate with any reasonable reviews performed by Parent or its advisors of any such financial statements or information, in each case to the extent necessary to allow Parent to reasonably review such information being provided hereunder.

6.17                        Parent Borrowings.  Through the Closing, Parent shall be allowed to borrow from its Affiliates, directors, officers and stockholders, including under the Parent Promissory Note, to meet its reasonable capital requirements, with any such loans to be made only as reasonably required by the operation of Parent in due course on a non-interest bearing basis and otherwise on arm’s length terms and conditions and repayable at Closing; provided, however, that the aggregate amount of such loans shall not exceed $850,000.

6.18                        Section 16 Matters.  Prior to the Effective Time, Parent shall take all reasonable steps as may be required or permitted to cause any acquisition or disposition of the Parent Common Shares that occurs or is deemed to occur by reason of or pursuant to the Transactions by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

6.19                        Qualification as an Emerging Growth Company.  Each of the Company and Parent shall, at all times during the period from the date hereof until the Closing, (a) take all actions necessary to cause Parent to continue to qualify as an “emerging growth company” within the meaning of the JOBS Act and (b) not take any action that would cause Parent to not qualify as an “emerging growth company” within the meaning of the JOBS Act.

6.20                        Trust Account Disbursement.  Parent shall cause the Trust Account to be disbursed as contemplated by this Agreement and the Trust Agreement immediately upon the Closing.  All liabilities and obligations of Parent due and owing or incurred at or prior to the Closing Date shall be paid as and when due, including all amounts payable (a) to stockholders who elect to have their Parent Common Shares converted to cash in accordance with the provisions of Parent’s Charter Documents, (b) for income tax or other tax obligations of Parent prior to Closing, and (c) as repayment of loans and reimbursement of expenses to directors, officers and shareholders of Parent, and (d) to third parties (e.g., professionals, printers, etc.) who have rendered services to Parent in connection with its operations and efforts to effect a Business Combination, including the Transactions; provided, however, that the aggregate amount of amounts payable to Credit Suisse Securities (USA) LLC (“Credit Suisse”) shall be limited to the amounts set forth in that certain letter agreement dated as of August [•], 2018, by and among Parent and Credit Suisse.

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6.21                        Exchange of Certain Company Affiliate Debt.  Parent and the Company shall take all reasonable steps as may be required to cause the repayment and satisfaction in full of all outstanding obligations of the Company (and any guarantors) under the Insider Loans as set forth in the Exchange Agreement at the Closing.

6.22                        Support Agreements.  Within twenty four (24) hours of the date hereof: (i) Company Stockholders holding at least a majority of the shares of Company Common Stock issued and outstanding as of the date hereof shall execute and deliver to Parent a Support Agreement substantially in the form attached hereto as Exhibit A (each a “Company Support Agreement” and, collectively, the “Company Support Agreements”) and (ii) Sponsor shall execute and deliver to the Company a Support Agreement substantially in the form attached hereto as Exhibit B (the “Parent Support Agreement”.

6.23                        Private Investments.  Parent shall use its commercially reasonable efforts to obtain the Additional Private Investment prior to the Closing on terms reasonably acceptable to the Company, and the Company agrees to, and shall cause its Subsidiaries and Affiliates to, reasonably cooperate with Parent in connection therewith.

6.24                        Registration Rights Agreement.  At or prior to the Closing, Parent shall execute and deliver a Registration Rights Agreement (the “Registration Rights Agreement”) substantially in the form attached hereto as Exhibit H pursuant to which, among other things, Parent will register for resale under the Securities Act the shares of AHPAC Common Stock to be issued to certain of the Company Stockholders pursuant to this Agreement in the circumstances specified therein.

6.25                        Extension.  If either the Company or Parent reasonably believes that the Closing may not occur by October 14, 2018 (the “Business Combination Date”), but that the Parties are reasonably capable of causing the Closing to occur prior to February 15, 2019, then Parent may, and at the request of the Company, Parent shall, take all actions reasonably necessary to obtain the approval of Parent’s shareholders to extend the deadline for Parent to consummate its initial Business Combination beyond October 14, 2018 (the “Extension”) to a date no later than February 15, 2019 (or such earlier date as the Company and Parent may otherwise agree, and which may be structured as multiple monthly or other periodic extensions at the election of Parent without the requirement to seek additional Parent shareholder approval) (the “Extended Business Combination Date”), and shall use its commercially reasonable efforts to obtain such approval.

6.26                        SEC Compliance.  From the date hereof until the Closing, Parent shall timely comply with the reporting requirements under the Exchange Act applicable to Parent.

6.27                        Debt Consents.  From the date hereof until the Closing, the Company shall use its reasonable best efforts to cause the satisfaction of any outstanding conditions to the effectiveness of the Debt Consents.

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ARTICLE VII

CONDITIONS TO THE TRANSACTION

7.1                               Conditions to Obligations of Each Party to Effect the Merger.  The respective obligations of each Party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

(a)                                 Parent Shareholder Matters.  At the Special Meeting (including any adjournments thereof), the Parent Shareholder Matters shall have been duly approved and adopted by the shareholders of Parent by the Requisite Parent Shareholder Majority.

(b)                                 Company Stockholder Approval.  The Company Stockholder Approval shall have been obtained.

(c)                                  Parent Net Tangible Assets.  Parent shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) following the exercise by the holders of Parent Common Shares issued in Parent’s initial public offering of securities and outstanding immediately before the Closing of their right to convert their Parent Common Shares held by them into a pro rata share of the Trust Account in accordance with Parent’s Charter Documents.

(d)                                 HSR Act; No Order.  All specified waiting periods under the HSR Act shall have expired or been terminated and no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, Law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise restraining, enjoining or prohibiting consummation of the Merger on the terms and conditions contemplated by this Agreement.

(e)                                  Registration Statement.  The Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing.

(f)                                   Listing.  (i) The shares of AHPAC Common Stock to be issued in connection with the Closing shall be listed on Nasdaq upon the Closing, subject to any compliance extension or ability to remedy non-compliance, in each case as permitted by the Nasdaq continued listing rules, and (ii) the Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall be pending before or threatened by the SEC. All necessary permits and authorizations under state securities or “blue sky” laws, the Securities Act and the Exchange Act relating to the issuance and trading of AHPAC Common Stock to be issued in the Domestication and the Merger shall have been obtained and shall be in effect.

(g)                                  The Private Investments shall have been consummated.

7.2                               Additional Conditions to Obligations of the Company.  The obligations of the Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to

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the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a)                                 Representations and Warranties.  (i) The representations and warranties of the Parent and Merger Sub set forth in the first, fourth and fifth sentences of Section 4.3(a) and the first sentence of Section 4.3(b) shall be true and correct as of the date of this Agreement and on and as of the Closing Date (in each case except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct as of such earlier date), subject only to de minimis inaccuracies and (ii) each other representation and warranty of Parent and Merger Sub contained in Article IV of this Agreement shall have been true and correct (without regard to any materiality or Parent Material Adverse Effect qualifier contained therein) (i) as of the date of this Agreement and (ii) subject to the provisions of Section 6.8, on and as of the Closing Date (except for any representations and warranties made as of an earlier date, which shall be true and correct as of the specified date) with the same force and effect as if made on the Closing Date, in each case, except for such failure to be true and correct as would not reasonably be expected to have a Parent Material Adverse Effect.

(b)                                 Agreements and Covenants.  Parent and Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, in each case in all material respects.

(c)                                  Material Adverse Effect.  No Parent Material Adverse Effect with respect to Parent or Merger Sub shall have occurred since the date of this Agreement.

(d)                                 Parent Support Agreements. The Parent Support Agreement shall have been executed and delivered by Sponsor, and such Parent Support Agreement shall be in full force and effect.

(e)                                  Resignations. The persons listed in Section 7.2(e) of the Company Disclosure Letter shall have resigned from all of their positions and offices with Parent and Merger Sub.

(f)                                   Registration Rights Agreement.  The Registration Rights Agreement shall have been executed and delivered by Parent.

(g)                                  Trust Account.  Parent shall have made all appropriate arrangements to have the Trust Account, less amounts paid and to be paid pursuant to Section 6.20, disbursed to the Company upon the Closing.

(h)                                 Parent Closing Certificate. Parent shall have delivered to the Company a certificate, signed by an executive officer of Parent and dated as of the Closing Date, certifying as to (x) the matters set forth in Section 7.1(a), Section 7.2(a), Section 7.2(b), Section 7.2(c), and Section 7.2(f) (the “Parent Closing Certificate”).

7.3                               Additional Conditions to the Obligations of Parent.  The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to

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the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

(a)                                 Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 3.3(a), the first two sentences of Section 3.3(b) and Section 3.3(c) shall be true and correct, as of the date of this Agreement and on and as of the Closing Date (in each case except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct as of such earlier date), subject only to de minimum inaccuracies and (ii) each other representation and warranty of the Company contained in Article III of this Agreement shall have been true and correct (without regard to any materiality or Company Material Adverse Effect qualifier contained therein) (A) as of the date of this Agreement and (B) subject to the provisions of Section 6.8, on and as of the Closing Date (except for any representations and warranties made as of an earlier date, which shall be true and correct as of the specified date) with the same force and effect as if made on the Closing Date, in each case, except for such failure to be true and correct as has not had a Company Material Adverse Effect.

(b)                                 Agreements and Covenants. The Company shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of the Company) does not, or is not reasonably expected to constitute a Company Material Adverse Effect on the Company.

(c)                                  Material Adverse Effect. No Company Material Adverse Effect with respect to the Company shall have occurred since the date of this Agreement.

(d)                                 Company Support Agreements. The Company Support Agreements shall have been executed and delivered by Stockholders of the Company holding at least a majority of the outstanding shares of Company Common Stock, and such Company Support Agreements shall be in full force and effect.

(e)                                  Consents. The Debt Consents shall have been delivered to Parent and shall remain in full force and effect.

(f)                                   Exchange Agreement. The Exchange Agreement shall have been consummated.

(g)                                  FIRPTA Certificates. Parent shall have been furnished at Closing with a certificate on behalf of the Company, reasonably acceptable to Parent and prepared in a manner consistent and in accordance with the requirements of Treasury Regulation Sections 1.897-2(g), (h) and 1.1445-2(c)(3), certifying that no interest in the Company is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “U.S. real property interest” within the meaning of Section 897(c) of the Code, and proof reasonably satisfactory to Parent that the Company has provided notice of such certification

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to the Internal Revenue Service in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2).

(h)                                 Company Closing Certificate. The Company shall have delivered to Parent a certificate, signed by an executive officer of the Company and dated as of the Closing Date, certifying as to the matters set forth in Section 7.1(c), Section 7.3(a), Section 7.3(b), Section 7.3(c) and Section 7.3(e) (the “Company Closing Certificate”).

ARTICLE VIII

TERMINATION

8.1                               Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)                                 by mutual written agreement of the Parties at any time;

(b)                                 by either Parent or the Company if the Transactions shall not have been consummated by October 14, 2018 (the “Outside Date” (provided that if Parent seeks and receives approval by its shareholders of the Extension, the Outside Date shall be extended to the Extended Business Combination Date), provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c)                                  by either Parent or the Company if a Governmental Entity shall have issued an Order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

(d)                                 by the Company, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Parent or Merger Sub, or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that the conditions set forth in Article VII would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach by Parent or Merger Sub is curable by Parent or Merger Sub prior to the Closing, then the Company must first provide written notice of such breach and may not terminate this Agreement under this Section 8.1(d) until the earlier of (i) thirty (30) days after delivery of written notice from the Company to Parent of such breach and (ii) the Outside Date, provided, further, that Parent and each of its Subsidiaries continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(d) if (x) it shall have materially breached this Agreement and such breach has not been cured, or (y) if such breach by Parent or Merger Sub is cured during such thirty (30)-day period);

(e)                                  by Parent, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Company, or if any representation or warranty of the Company shall have become untrue, in either case such that the

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conditions set forth in Article VII would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach is curable by the Company prior to the Closing, then Parent must first provide written notice of such breach and may not terminate this Agreement under this Section 8.1(e) until the earlier of (i) thirty (30) days after delivery of written notice from Parent to the Company of such breach and (ii) the Outside Date, provided, further, that the Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.1(e) if (x) it shall have materially breached this Agreement and such breach has not been cured, or (y) if such breach by the Company is cured during such thirty (30)-day period);

(f)                                   by either Parent or the Company, if, at the Special Meeting (including any adjournments thereof), the Parent Shareholder Matters are not duly approved and adopted by the Requisite Parent Shareholder Majority;

(g)                                  by either Parent or the Company if Parent shall have less than $5,000,001 of net tangible assets following the exercise by the holders of Parent Common Shares issued in Parent’s initial public offering of securities and outstanding immediately before the Closing of their rights to convert the Parent Common Shares held by them into a pro rata share of the Trust Account in accordance with Parent’s Charter Documents; or

(h)                                 by Parent, if (i) stockholders of the Company holding at least a majority of the outstanding Company Common Stock do not enter into Support Agreements substantially in the form attached as Exhibit A hereto within twenty four (24) hours following the date hereof, or (ii) the Company Stockholder Approval shall not have been obtained by the twenty fifth 25th Business Day following the effectiveness of the Registration Statement (provided that the Registration Statement continues to be effective throughout such twenty five 25-Business Day period).

8.2                               Notice of Termination; Effect of Termination.

(a)                                 Any termination of this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating Party to the other Parties hereto.

(b)                                 In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Merger shall be abandoned, except for and subject to the following: (i) Section 6.4, Section 6.7, this Section 8.2, Section 8.3 and Article IX (General Provisions) shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from liability for any breach of this Agreement, including a breach by a Party electing to terminate this Agreement pursuant to Section 8.1(b) caused by an action or failure to act of such Party which action or failure to act constituted the principal cause of, or resulting in the failure of, the Merger to occur on or before the Outside Date.

8.3                               Fees and Expenses.  Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid (i) by the

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Party incurring such expenses, if the Merger is not consummated, and (ii) by Parent, if the Merger is consummated.

ARTICLE IX

GENERAL PROVISIONS

9.1                               Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by a nationally recognized courier service guaranteeing overnight delivery, or sent via email or telecopy to the Parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a Party as shall be specified by like notice):

if to Parent or Merger Sub, to:

Avista Healthcare Public Acquisition Corp.

65 East 55th Street, 18th Floor
New York, NY 10022
Attn:                                                                    Ben Silbert, Esq.
Email:                                                            Silbert@avistacap.com

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention:                                         Michael J. Aiello / Jaclyn L. Cohen
Telephone:                                   (212) 310-8552 / (212) 310-8891
Fax:                                                                       (212) 310-8007
Email:                                                            michael.aiello@weil.com / jackie.cohen@weil.com

if to the Company to:

Organogenesis Inc.

85 Dan Road

Canton, MA 02021
Attention:  General Counsel
Telephone:  (781) 830-2338
Email:            LFreedman@organo.com

with a copy to:

Foley Hoag LLP

155 Seaport Boulevard
Boston, MA  02210
Attention:  William R. Kolb, Esq.
Telephone:  (617) 832-1209
Fax: (617) 832-7000
Email:            wrk@foleyhoag.com

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Unless otherwise specified herein, such notices or other communications will be deemed given (a) on the date delivered, if delivered personally, (b) one (1) Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery, and (c) on the date delivered, if delivered by fax.  Each of the parties hereto will be entitled to specify a different address by delivering notice as aforesaid to each of the other parties hereto.

9.2                               Interpretation.  The words “hereof,” “herein,” “hereinafter,” “hereunder,” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular section or subsection of this Agreement and reference to a particular section of this Agreement will include all subsections thereof, unless, in each case, the context otherwise requires.  The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit, such reference shall be to an Exhibit to this Agreement unless otherwise indicated.  When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. The word “or” shall be disjunctive but not exclusive.  When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.  References to a particular statute or regulation including all rules and regulations thereunder and any predecessor or successor statute, rule, or regulation, in each case as amended or otherwise modified from time to time.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

9.3                               Counterparts; Electronic Delivery.  This Agreement and each other document executed in connection with the Transactions, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.  Delivery by facsimile or electronic transmission to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

9.4                               Entire Agreement; Third Party Beneficiaries.  This Agreement and the documents and instruments and other agreements among the Parties hereto as contemplated by or referred to herein, including the Exhibits and Schedules hereto (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof; and (b) other than the rights, at and after the Effective Time, of Persons pursuant to the provisions

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of Section 2.4 and Section 6.12 (which shall be enforceable by the Persons specified therein) are not intended to confer upon any other Person other than the Parties any rights or remedies.

9.5                               Severability.  In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such term, provision, covenant or restriction to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto.  The Parties further agree to replace such void or unenforceable term, provision, covenant or restriction of this Agreement with a valid and enforceable term, provision, covenant or restriction that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable term, provision, covenant or restriction.

9.6                               Other Remedies; Specific Performance.  Except as otherwise provided herein, prior to the Closing, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.  The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the Parties shall be entitled to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction and immediate injunctive relief to prevent breaches of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.  Each of the parties hereto hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the parties.  Each of the parties hereto hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each party hereto hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

9.7                               Governing Law.  This Agreement and each other document executed in connection with the Transactions, and the consummation thereof, and any action, suit, dispute, controversy or claim arising out of this Agreement and each other document executed in connection with the Transactions, and the consummation thereof, or the validity, interpretation, breach or termination of this Agreement and each other document executed in connection with the Transactions, and the consummation thereof, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

9.8                               Consent to Jurisdiction; Waiver of Jury Trial.  Each of the Parties hereto irrevocably consents to the exclusive jurisdiction and venue of the courts of the State of Delaware or the federal courts located in the State of Delaware in connection with any matter based upon or arising out of

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this Agreement and each other document executed in connection with the Transactions, and the consummation thereof, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process.  Each Party and any Person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that (a) such Person is not personally subject to the jurisdiction of the above named courts for any reason, (b) such Legal Proceeding may not be brought or is not maintainable in such court, (c) such Person’s property is exempt or immune from execution, (d) such Legal Proceeding is brought in an inconvenient forum or (e) the venue of such Legal Proceeding is improper.  Each Party and any Person asserting rights as a third party beneficiary hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise.  Each Party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 9.1.  Notwithstanding the foregoing in this Section 9.8, a party hereto may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTIONS, AND THE CONSUMMATION THEREOF, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING.  IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTIONS, AND THE CONSUMMATION THEREOF.  FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

9.9                               Rules of Construction.  Each of the Parties hereto agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each Party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

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9.10                        Assignment.  No Party may assign, directly or indirectly, including by operation of law, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.  Subject to the first sentence of this Section 9.10, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

9.11                        Amendment.  This Agreement may be amended by the Parties hereto at any time by execution of an instrument in writing signed on behalf of each of the Parties.

9.12                        Extension; Waiver.  At any time prior to the Closing, any Party hereto may, to the extent not prohibited by applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein.  Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.  Delay in exercising any right under this Agreement shall not constitute a waiver of such right.  In the event any provision of any of the other Transaction Agreement in any way conflicts with the provisions of this Agreement (except where a provision therein expressly provides that it is intended to take precedence over this Agreement), this Agreement shall control.

9.13                        Currency.  All references to currency amounts in this Agreement shall mean United States dollars.

9.14                        No Recourse.  Other than the rights, at and after the Effective Time, of Persons pursuant to the provisions of Section 2.4 or 6.12, no Person who is not a Party, including any current, former or future director, officer, employee, consultant, incorporator, partner, manager, stockholder (including the Company Stockholders), member, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any Party, or any current, former or future director, officer, employee, consultant, incorporator, partner, manager, stockholder, member, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement and the Transactions, or based on, in respect of, or by reason of this Agreement and the Transactions or its negotiation, execution, performance, or breach, and, to the maximum extent permitted by Applicable Legal Requirements, each Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates.  Without limiting the foregoing, to the maximum extent permitted by Applicable Legal Requirements, (a) each Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Party or otherwise impose liability of a Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise, and (b) each Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement.

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9.15                        Release.

(a)                                 Company Release.  The Company, on behalf of itself and its Affiliates, hereby irrevocably waives, releases and discharges, effective as of the Closing, the Company Stockholders and their respective predecessors, successors, Subsidiaries and Affiliates, and any of the Company’s and any of its Subsidiaries’ respective current and former officers, directors, employees, consultants, agents, representatives and advisors, in each case from any and all liabilities and obligations of any kind or nature whatsoever that such Person or its Affiliates has or may have, now or in the future, arising out of, relating to, or resulting from any matter or cause whatsoever arising prior to the Closing, in each case whether known or unknown, absolute or contingent, liquidated or unliquidated, and whether arising under any agreement or understanding or otherwise, at law or equity, arising out of or in connection with the ownership by the Company Stockholders, any Person’s service as a director of the Company and any acts or omissions of any Person on behalf of the Company and any of its Subsidiaries.

(b)                                 Parent Release.  Each of Parent and Merger Sub, on behalf of itself and its Affiliates, hereby irrevocably waives, releases and discharges, effective as of the Closing, the holders of AHPAC Common Stock and their respective predecessors, successors, Subsidiaries and Affiliates, and any of their respective current and former officers, directors, employees, consultants, agents, representatives and advisors, in each case from any and all liabilities and obligations of any kind or nature whatsoever that such Person or its Affiliates has or may have, now or in the future, arising out of, relating to, or resulting from any matter or cause whatsoever arising prior to the Closing, in each case whether known or unknown, absolute or contingent, liquidated or unliquidated, and whether arising under any agreement or understanding or otherwise, at law or equity, arising out of or in connection with the ownership by the holders of Parent Common Shares of such stock, any Person’s service on the board of directors of Parent or Merger Sub and any acts or omissions of any Person on behalf of Parent or Merger Sub.

9.16                        Public Announcements.  From the date hereof until and including the Closing Date, none of the Parties hereto shall, and each Party hereto shall cause its Affiliates not to, make or issue any public announcement or press release to the general public with respect to this Agreement or the Transactions without the prior written consent of the other Parties, which consent shall not be unreasonably withheld, conditioned or delayed; provided that no such consent or prior notice shall be required in connection with any public announcement or press release the content of which is consistent with that of any prior or contemporaneous public announcement or press release by any Party in compliance with this Section 9.15.  Nothing in this Section 9.15 shall limit any Party from making any announcements, statements or acknowledgments that such Party is required by Applicable Legal Requirement or the requirements of any national securities exchange to make, issue or release; provided further that, to the extent practicable, the Party making such announcement, statement or acknowledgment shall provide such announcement, statement or acknowledgment to the other Parties prior to release and consider in good faith any comments from such other Parties.

9.17                        Survival of Representations and Warranties.  The representations and warranties in Article III and Article IV of this Agreement and in any instrument delivered pursuant to this

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Agreement with respect to the accuracy of such representations and warranties, shall terminate and be of no further force and effect as of the Closing.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above.

AVISTA HEALTHCARE PUBLIC ACQUISITION CORP.

By:	/s/ David Burgstahler
Name: David Burgstahler
Title: President and CEO

AVISTA HEALTHCARE MERGER SUB, INC.

By:	/s/ Robert Girardi
Name: Robert Girardi
Title: Director

ORGANOGENESIS INC.

By:	/s/ Gary S. Gillheeny, Sr.
Name: Gary S. Gillheeny, Sr.
Title: President and Chief Executive Officer

SCHEDULE A

DEFINED TERMS

1.1.                            Defined Terms.  Terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, paragraph, number in which definition of each such term is located:

“2010 Loans”	Schedule A, Section 1.2(a)
“2015 Loans”	Schedule A, Section 1.2(b)
“2016 Loans”	Schedule A, Section 1.2(c)
“Acquisition Proposal”	Section 6.10(b)
“Additional Private Investment”	Recital K
“Affiliate”	Schedule A, Section 1.2(d)
“Agreement”	Preamble
“AHPAC Common Stock”	Section 1.2(a)(ii)
“Alternative Transaction”	Section 6.10(b)
“Applicable Legal Requirements”	Recital B
“Approvals”	Section 3.1(a)
“Assumed Option”	Section 2.4(b)
“Business Combination”	Schedule A, Section 1.2(e)
“Business Combination Date”	Section 6.26
“Business Day”	Schedule A, Section 1.2(f)
“Cayman Law”	Recital A
“Certificate”	Section 2.4(a)(ii)
“Certificate of Merger”	Section 1.2(b)(iii)
“Charter Documents”	Section 3.1(a)
“Class A Shares”	Section 4.3(a)
“Class B Shares”	Section 4.3(a)
“Closing”	Section 1.1
“Closing Date”	Section 1.1
“Closing Form 8-K”	Section 6.2(c)
“Closing Press Release”	Section 6.2(c)
“Code”	Section 3.11(a)
“Company”	Preamble
“Company Board”	Recital E
“Company Closing Certificate”	Section 7.3(h)
“Company Common Stock”	Recital C
“Company Contracts”	Section 3.19(a)
“Company Disclosure Letter”	Article III
“Company Equity Plan”	Schedule A, Section 1.2(h)
“Company Intellectual Property”	Section 3.18(b)
“Company Material Adverse Effect”	Schedule A, Section 1.2(i)
“Company Option”	Schedule A, Section 1.2(j)
“Company Registered Intellectual Property”	Section 3.18(a)
“Company Regulatory Permits”	Schedule A, Section 1.2(k)
“Company Representatives”	Section 6.10(a)

Sch. A-1

“Company Stockholder”	Schedule A, Section 1.2(m)
“Company Stockholder Approval”	Recital F
“Company Subsidiaries”	Section 3.2(a)
“Company Support Agreement(s)”	Section 6.23
“Company Systems”	Section 3.18(i)
“Company Warrant”	Schedule A, Section 1.2(n)
“Consent Solicitation Statement/Prospectus”	Section 6.1(c)(ii)
“Contamination”	Schedule A, Section 1.2(o)
“Continental”	Section 4.21(a)
“Contracts”	Schedule A, Section 1.2(p)
“Copyrights”	Schedule A, Section 1.2(cc)
“Debt Consents”	Recital J
“Dissenting Shares”	Section 2.8(a)
“DGCL”	Recital A
“Domestication”	Recital A
“Eastward Credit Agreement”	Schedule A, Section 1.2(p)
“Effective Time”	Section 2.1(a)
“EMA”	Section 3.23(g)
“Employee Benefit Plans”	Section 3.11(a)
“Enforceability Exceptions”	Section 3.4
“Environmental Law”	Schedule A, Section 1.2(r)
“Environmental Permits”	Section 3.16(a)(i)
“Exchange Act”	Schedule A, Section 1.2(s)
“Exchange Agent”	Section 2.5(a)
“Exchange Agreement”	Recital I
“Exchange Fund”	Section 1.2(b)(ii)
“Exchange Ratio”	Schedule A, Section 1.2(u)
“Excluded Company Contract”	Schedule A, Section 1.2(t)
“Excluded Share(s)”	Section 2.4(a)(i)
“Existing Credit Agreements”	Schedule A, Section 1.2(v)
“Extended Business Combination Date”	Section 6.26
“Extension”	Section 6.26
“FDA”	Schedule A, Section 1.2(w)
“FDCA”	Schedule A, Section 1.2(x)
“Financial Statements”	Section 3.7(a)
“Governmental Action/Filing”	Schedule A, Section 1.1(a)
“Governmental Entity”	Schedule A, Section 1.2(y)
“Hazardous Substance”	Schedule A, Section 1.2(z)
“HSR Act”	Section 3.5(b)
“Incentive Plan”	Section 6.1(a)
“Indebtedness”	Schedule A, Section 1.2(aa)
“Indemnified Party”	Section 6.12(a)
“Initial Private Investment”	Recital K
“Insider”	Section 3.19(a)(i)
“Insurance Policies”	Section 3.20

Sch. A-2

“Intellectual Property”	Schedule A, Section 1.2(cc)
“Interim Financial Statements”	Section 3.7(b)
“IPO”	Schedule A, Section 1.2(dd)
“IPO Prospectus”	Schedule A, Section 1.2(ee)
“JOBS Act”	Section 4.25
“Knowledge”	Schedule A, Section 1.2(ff)
“Law”	Schedule A, Section 1.2(gg)
“Legal Proceeding”	Schedule A, Section 1.2(hh)
“Legal Requirements”	Schedule A, Section 1.2(ii)
“Lien”	Schedule A, Section 1.2(jj)
“March 2018 Loans”	Schedule A, Section 1.2(kk)
“May 2018 Loans”	Schedule A, 1.2(ll)
“Material Company Contracts”	Section 3.19(a)
“Merger”	Recital B
“Merger Sub”	Preamble
“Merger Sub Common Stock”	Section 4.3(b)
“Nasdaq”	Section 4.19
“Nonparty Affiliates”	Section 9.14
“Order”	Schedule A, Section 1.2(kk)
“Outside Date”	Section 8.1(b)
“Parent”	Preamble
“Parent Audited Financial Statements”	Section 4.7(b)
“Parent Board”	Recital G
“Parent Business Combination”	Section 6.10(a)
“Parent Charter Documents”	Schedule A, Section 1.2(nn)
“Parent Closing Certificate”	Section 7.2(h)
“Parent Common Shares”	Section 4.3(a)
“Parent Disclosure Letter”	Article IV
“Parent Financial Statements”	Section 4.7(b)
“Parent Material Adverse Effect”	Schedule A, Section 1.2(oo)
“Parent Preferred Shares”	Section 4.3(a)
“Parent Promissory Note”	Schedule A, Section 1.2(pp)
“Parent Recommendation”	Recital G
“Parent Representatives”	Section 6.10(a)
“Parent SEC Reports”	Section 4.7(a)
“Parent Shareholder Matters”	Section 6.1(a)
“Parent Shareholder Redemption”	Schedule A, Section 1.2(qq)
“Parent Shareholder Redemptions”	Schedule A, Section 1.2(rr)
“Parent Shares”	Section 4.3(a)
“Parent Sponsor Letter Agreement”	Recital L
“Parent Support Agreement(s)”	Section 6.23
“Parent Unaudited Financial Statements”	Section 4.7(b)
“Parent Warrants”	Section 4.3(a)
“Parties”	Preamble
“Patents”	Schedule A, Section 1.2(cc)
“Permitted Lien”	Schedule A, Section 1.2(ss)

Sch. A-3

“Person”	Schedule A, Section 1.2(tt)
“Personal Information”	Schedule A, Section 1.2(uu)
“Personal Property”	Section 3.14(b)
“Per Share Merger Consideration”	Section 2.4(a)(i)
“Post-Closing Parent Charter”	Section 6.1(a)
“Post-Closing Parent Bylaws”	Section 6.1(a)
“Privacy Laws”	Schedule A, Section 1.2(vv)
“Private Investments”	Recital K
“Private Placement Warrants”	Section 4.3(a)
“Products”	Schedule A, Section 1.2(ww)
“Public Warrants”	Section 4.3(a)
“Registration Statement”	Section 6.1(a)
“Real Estate Loans”	Schedule A, Section 1.2(xx)
“Real Property Leases”	Section 3.14(b)
“Recall”	Section 3.23(f)
“Registration Rights Agreement”	Section 6.25
“Replacement Parent Warrant”	Section 2.4(c)
“Representatives”	Schedule A, Section 1.2(yy)
“Requisite Parent Shareholder Majority”	Schedule A, Section 1.2(zz)
“Reviewable Document”	Section 6.3(a)
“SEC”	Schedule A, Section 1.2(aaa)
“Securities Act”	Schedule A, Section 1.2(bbb)
“Signing Form 8-K”	Section 6.2(a)
“Signing Press Release”	Section 6.2(b)
“Special Meeting”	Section 6.1(a)
“Sponsor”	Schedule A, Section1.2(ccc)
“Subsidiary”	Schedule A, Section 1.2(ddd)
“Surviving Corporation”	Recital B
“Surviving Corporation Bylaws”	Section 2.2
“Surviving Corporation Charter”	Section 2.2
“SVB Credit Agreement	Schedule A, 1.2(eee)
“Tax Return”	Schedule A, Section 1.2(ggg)
“Tax(es)”	Schedule A, Section 1.2(fff)
“Trademarks”	Schedule A, Section 1.2(cc)
“Transaction Agreements”	Schedule A, Section 1.2(hhh)
“Transactions”	Schedule A, Section 1.2(iii)
“Treasury Regulations”	Schedule A, Section 1.2(jjj)
“Trust Account”	Section 4.21(a)
“Trust Agreement”	Section 4.21(a)
“Trust Termination Letter”	Section 6.5
“U.S. GAAP”	Section 3.7(a)
“Waived 280G Benefits”	Section 6.13

1.2.                            Additional Terms.  For purposes of this Agreement:

(a)                                 the term “2010 Loans” shall mean the loans made pursuant to that certain: (i) Second Amended and Restated Term Loan Agreement dated as of October 15, 2010 by and

Sch. A-4

among the Company, Alan Ades, Albert Erani and Glenn Nussdorf; (ii) Amended and Restated Working Capital Loan Agreement dated as of October 15, 2010 by and among the Company, Alan Ades, Albert Erani, Glenn Nussdorf, Dennis Erani, Organo PFG LLC and Organo Investors LLC; and (iii) Amended and Restated Subordinated Loan Agreement dated as of October 15, 2010 by and among the Company, Alan Ades, Albert Erani, Glenn Nussdorf, Dennis Erani, Organo PFG LLC and Organo Investors LLC;

(b)                                 the term “2015 Loans” shall mean the loans made pursuant to that certain Loan and Security Agreement dated as of July 1, 2015 by and among the Company, Alan Ades, Albert Erani, Dennis Erani, Glenn Nussdorf and Organo PFG LLC, as amended by that certain Amendment to Loan and Security Agreement dated as of November 20, 2015;

(c)                                  the term “2016 Loans” shall mean the loans made pursuant to that certain Securities Purchase Agreement dated as of April 12, 2016 among the Company and Alan Ades, Dennis Erani and Glenn Nussdorf;

(d)                                 the term “Affiliate” shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person.  For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise;

(e)                                  the term “Business Combination” shall have the meaning given to such term in Parent’s Charter Documents;

(f)                                   the term “Business Day” shall mean any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by Legal Requirements to close;

(g)                                  the term “Charter Documents” with respect to a Person shall mean the certificate of incorporation and by-laws (or other comparable governing instruments with different names) of such Person;

(h)                                 the term “Company Equity Plan” shall mean the Company’s 2003 Stock Incentive Plan;

(i)                                     the term “Company Material Adverse Effect” shall mean any change, event, or occurrence, that, individually or when aggregated with other changes, events, or occurrences, (i) has had a materially adverse effect on the business, assets, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole or (ii) is reasonably likely to prevent or delay the ability of the Company to consummate the Transactions; provided, however, with respect to clause (i) only, that no change or effect related to any of the following, alone or in combination, shall be taken into account in determining whether a Company Material Adverse Effect has occurred: (1) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions, (2) earthquakes, hurricanes,

Sch. A-5

tornados, pandemics or other natural or man-made disasters, (3) changes attributable to the public announcement or pendency of the Transactions, (4) changes or proposed changes in Applicable Legal Requirements, regulations or interpretations thereof or decisions by courts or any Government Entity, (5) changes or proposed changes in U.S. GAAP (or any interpretation thereof), (6) general economic conditions, including changes in the credit, debt, financial, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets), in each case, in the United States or anywhere else in the world, (7) events or conditions generally affecting the industries in which the Company operates, (8) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (8) shall not prevent a determination that any change, event, or occurrence underlying such failure has resulted in a Company Material Adverse Effect; (9) any action taken at the express written request of Parent in accordance with such request; provided, however, that if a change or effect related to clauses  (4) through (7) disproportionately adversely affects the Company and the Company Subsidiaries, taken as a whole, compared to other Persons operating in the same industry as the Company and its Subsidiaries, then such disproportionate impact may be taken into account in determining whether a Company Material Adverse Effect has occurred;

(j)                                    the term “Company Option” shall mean each option to acquire shares of Company Common Stock that is outstanding;

(k)                                 the term “Company Regulatory Permits” shall mean Governmental Action/Filings required by the FDA under the FDCA and all Governmental Action/Filings of any other applicable Governmental Entity that has regulatory authority over the nonclinical and clinical testing, development, design, quality, identity, safety, efficacy, manufacturing, storing, packaging labeling, marketing, distribution, commercialization, sale, pricing, import or export of the Products, in each case as necessary for the lawful operation of the businesses of the Company or any Company Subsidiary as currently conducted in each jurisdiction in which such entity operates;

(l)                                     the term “Company Stockholder Approval” shall mean the approval of this Agreement and the transactions contemplated hereby by the affirmative vote of the holders of at least a majority of the voting power of the outstanding Company Common Stock;

(m)                             the term “Company Stockholder” shall mean a holder of a share of Company Common Stock issued and outstanding immediately prior to the Effective Time;

(n)                                 the term “Company Warrant” shall mean each warrant to acquire shares of Company Common Stock that is outstanding;

(o)                                 the term “Contamination” shall mean Hazardous Substances that are present in concentrations that exceed action levels which trigger a duty to investigate or respond as established under Environmental Law to protect human health and safety;

(p)                                 the term “Contracts” shall mean all written contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses,

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franchises, leases and other instruments or obligations of any kind, (including any amendments and other modifications thereto);

(q)                                 the term “Eastward Credit Agreement” shall mean that certain Master Lease Agreement dated as of April 28, 2017 by and among the Company, Prime Merger Sub, LLC and Eastward Fund Management, LLC, as amended by that certain Consent Regarding Subordination Agreement dated as of December 15, 2017, by and between Silicon Valley Bank, Eastward Fund Management, LLC, the Company and Prime Merger Sub, LLC;

(r)                                    the term “Environmental Law” shall mean any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to (i) the protection, investigation or restoration of the environment, health and safety (concerning exposure to Hazardous Substances), or natural resources, (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (iii) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property, and shall include, but not be limited to, federal statues known as the Clean Air Act, Clean Water Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Endangered Species Act, Hazardous Materials Transportation Act, Migratory Bird Treaty Act, National Environmental Policy Act, Occupational Safety and Health Act, Oil Pollution Act of 1990, Resource Conservation and Recovery Act, Safe Drinking Water Act, and Toxic Substances Control Act;

(s)                                   the term “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(t)                                    the term “Excluded Company Contract” shall mean any Company Contract: (i) concerning a license for computer software and/or other Intellectual Property that is generally available to the public on non-discriminatory terms at a cost of not more than $50,000 in the aggregate; (ii) that is a standard non-disclosure or confidentiality arrangement entered into in the ordinary course of business by companies and other business entities in the bio-pharmaceutical industry; or (iii) that has expired on its terms or been terminated, and with respect to which only customary confidentiality, indemnification and like obligations survive;

(u)                                 the term “Exchange Ratio” shall mean 2.03;

(v)                                 the term “Existing Credit Agreements” shall mean the SVB Credit Agreement and the Eastward Credit Agreement;

(w)                               the term “FDA” shall mean the United States Food and Drug Administration;

(x)                                 the term “FDCA” shall mean the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) as amended, and the rules promulgated thereunder;

(y)                                 the term “Governmental Action/Filing” shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority;

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(z)                                  the term “Governmental Entity” shall mean (i) any federal, provincial, state, local, municipal, national or international court, governmental commission, government or governmental authority, department, regulatory or administrative agency, board, bureau, agency or instrumentality, tribunal, arbitrator or arbitral body (public or private), or similar body, (ii) any self-regulatory organization or (iii) any political subdivision of any of the foregoing;

(aa)                          the term “Hazardous Substance” shall mean any substance that is:  (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law;

(bb)                          the term “Indebtedness” of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (ii) obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (iii) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (iv) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP, (v) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (vi) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (vii) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (viii) all obligation described in clauses (i) through (vii) above of any other Person that is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss;

(cc)                            the term “Insider” shall mean any officer, director, stockholder or holder of derivative securities, of the Company or Parent, as applicable;

(dd)                          the term “Intellectual Property” shall mean all rights, title and interest in or relating to intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction, including:  (i) all patents, patent applications, provisional patent applications (including any and all substitutions, divisions, continuations, continuations-in-part, divisions, reissues, renewals, extensions, reexaminations, patents of addition, supplementary protection certificates, pediatric data package exclusivity extensions, or the like) and any foreign equivalents of the foregoing (including certificates of invention and any applications therefor) (collectively, “Patents”); (ii) all domestic and foreign copyrights, copyright registrations, copyright applications, original works of authorship fixed in any tangible medium of expression, including literary works (including all forms and types of computer software, including all source code, object code, firmware, files, records and data, and all documentation related to any of the foregoing), pictorial and graphic works (collectively, “Copyrights”); (iii) all trademarks, service marks, trade names, business marks, service names, brand names, trade dress rights, logos, corporate names, trade styles, and other source or business identifiers and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all

Sch. A-8

applications, registrations, renewals and extensions thereof (collectively, “Trademarks”); (iv) all Internet domain names; (v) trade secrets, technology, discoveries and improvements, know-how, formulae, confidential and proprietary information, technical information, techniques, inventions, designs, drawings, procedures, processes, models, formulations, whether or not patentable or copyrightable, including all biological, chemical, biochemical, toxicological, pharmacological and metabolic information and data relating thereto and formulation, clinical, analytical and stability information and data, in each case, which have actual or potential commercial value and are not available in the public domain (collectively “Trade Secrets”); and (vi) all other intellectual property rights, proprietary rights, or confidential information and materials;

(ee)                            the term “IPO” means the initial public offering of Parent Common Shares and Public Warrants pursuant to the IPO Prospectus;

(ff)                              The term “IPO Prospectus” shall mean means the final prospectus of the Parent dated October 10, 2016, filed with the SEC pursuant to Rule 424(b) under the Securities Act;

(gg)                            the term “Knowledge” shall mean the actual knowledge as to a specified fact or event, following reasonably inquiry, of (i) with respect to the Company, the individuals listed in Section 1.2(ff) of the Company Disclosure Letter and (ii) with respect to Parent or Merger Sub, the individuals listed in Section 1.2(ff) of the Parent Disclosure Letter;

(hh)                          the term “Law” means, in any applicable jurisdiction, any applicable statute or law (including common law), ordinance, rule, treaty, code, directive or regulation and any decree, injunction, judgment, order, ruling, assessment, writ or other legal requirement, in any such case, of any applicable Governmental Entity;

(ii)                                  the term “Legal Proceeding” shall mean any action, suit, hearing, claim, lawsuit, litigation, investigation (formal or informal), inquiry, arbitration or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before a Governmental Entity;

(jj)                                the term “Legal Requirements” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, treaty, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, or requirement issued, enacted, adopted, promulgated, implemented or otherwise having the force of Law;

(kk)                          the term “Lien” shall mean any mortgage, pledge, security interest, encumbrance, license, lien, restriction or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest);

(ll)                                  the term “March 2018 Loans” shall mean the loans made pursuant to that certain Loan Agreement dated as of March 1, 2018 among the Company and Alan Ades, Albert Erani and Glenn Nussdorf;

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(mm)                  the term “May 2018 Loans” shall mean the loans made pursuant to that certain Loan Agreement dated as of May 23, 2018 among the Company and Alan Ades, Albert Erani and Glenn Nussdorf;

(nn)                          the term “Order” shall mean any award, injunction, judgment, regulatory or supervisory mandate, order, writ, decree or ruling entered, issued, made, or rendered by any Governmental Entity that possesses competent jurisdiction;

(oo)                          the term “Parent Charter Documents” shall mean the Amended and Restated Memorandum and Articles of Association of Parent, dated as of October 10, 2016, and any other similar organization documents of Parent, as each may be amended, modified or supplemented;

(pp)                          the term “Parent Material Adverse Effect” shall mean shall mean any change, event, or occurrence, that, individually or when aggregated with other changes, events, or occurrences, (i) has had a materially adverse effect on the business, assets, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole or (ii) is reasonably likely to prevent or delay the ability of Parent or Merger Sub to consummate the Transactions; provided, however, that no change or effect related to any of the following, alone or in combination, shall be taken into account in determining whether a Parent Material Adverse Effect has occurred pursuant to clause (i): (1) changes or proposed changes in Applicable Legal Requirements, regulations or interpretations thereof or decisions by courts or any Government Entity, (2) changes or proposed changes in U.S. GAAP (or any interpretation thereof), (3) general economic conditions, including changes in the credit, debt, financial, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets), in each case, in the United States or anywhere else in the world; provided, however, that if a change or effect related to clauses (1) through (3) disproportionately adversely affects the Parent and its, taken as a whole, compared to other Persons operating in the same industry as Parent and its Subsidiaries, then such disproportionate impact may be taken into account in determining whether a Parent Material Adverse Effect has occurred;

(qq)                          the term “Parent Promissory Note” shall mean the unsecured promissory note issued by Parent to the Sponsor on August 11, 2017, as amended and restated on May 3, 2018;

(rr)                                the term “Parent Shareholder Redemption” shall mean the election of an eligible (as determined in accordance with the Parent Charter Documents) holder of Parent Common Shares to redeem all or a portion of the Parent Common Shares held by such shareholder at a per-share price, payable in cash, equal such holder’s pro rata share of the Trust Account (as determined in accordance with the Parent Charter Documents and the IPO Prospectus) in connection with the Extension or the approval of the Parent Shareholder Matters;

(ss)                              the term “Parent Shareholder Redemptions” shall mean the aggregate of each Parent Shareholder Redemption;

(tt)                                the term “Permitted Lien” shall mean (i) Liens for Taxes not yet due and payable or that are being contested in good faith, (ii) statutory Liens of landlords with respect to leased real property, (iii) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course and not yet delinquent, (iv) in the case of leased real property,

Sch. A-10

zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other irregularities in title, none of which, individually or in the aggregate, interfere in any material respect with the present use of or occupancy of the affected parcel by the Company or any of its Subsidiaries, (v) Liens securing the Indebtedness of the Company or any of its Subsidiaries, (vi) in the case of Intellectual Property, non-exclusive licenses granted to service providers into in the ordinary course of business consistent with past practices, and (vii) Liens incurred in connection with capital lease obligations of the Company or any of its Subsidiaries;

(uu)                          the term “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity;

(vv)                          the term “Personal Information” shall mean” means, in addition to any definition for any similar term (e.g., “personally identifiable information” or “PII”) provided by applicable Law or Legal Requirement, or by the Company in any of its privacy policies, notices or contracts, all information that identifies, could be used to identify or is otherwise associated with an individual person or device, whether or not such information is associated with an identifiable individual. Personal Information may relate to any individual, including a current, prospective, or former customer, end user or employee of any Person, and includes information in any form or media, whether paper, electronic, or otherwise;

(ww)                      the term “Privacy Laws” shall mean any and all applicable Laws, Legal Requirements and self-regulatory guidelines (including of any applicable foreign jurisdiction) relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (both technical and physical), disposal, destruction, disclosure or transfer (including cross-border) of Personal Information, including the Federal Trade Commission Act, Health Insurance Portability and Accountability Act (HIPAA), Health Information Technology for Economic and Clinical Health Act (HITECH), Genetic Information Nondiscrimination Act (GINA), and General Data Protection Regulation, Regulation 2016/679/EU on the protection of natural persons with regard to the processing of personal data and on the free movement of such data (GDPR), and any and all applicable Laws relating to breach notification in connection with Personal Information;

(xx)                          the term “Products” shall mean each product (i) that is the subject of pre-clinical development activities by or on behalf of any of the Company or the Company Subsidiaries, (ii) with respect to which an Investigational New Drug application has been filed by or on behalf of any of the Company or the Company Subsidiaries, (iii) that is the subject of any clinical development activities by or on behalf of any of the Company or the Company Subsidiaries or (iv) with respect to which any of the Company or the Company Subsidiaries have obtained any Company Regulatory Permit or have marketed, distributed or sold such product.  For the avoidance of doubt, the term “Products” specifically includes the products referred to by the Company as of the date of this Agreement by the trademark or other designation: Affinity, Apligraf, Dermagraft, Gintuit, Novachor, NuCel, NuShield, PuraForce, PuraPly, PuraPly AM, PuraPly XT, PuraPly MZ, ReNu and TransCyte;

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(yy)                          the term “Real Estate Loans” means the loans made pursuant to that certain Additional Financing Agreement dated as of June 19, 2013 by and between the Company, 65 Dan Road SPE, 85 Dan Road Associates, LLC and 275 Dan Road SPE, LLC;

(zz)                            the term “Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates;

(aaa)                   the term “Requisite Parent Shareholder Majority” means, in connection with (i) the adoption and approval of this Agreement and the Merger, the affirmative vote (in person or by proxy) of the holders of a majority of the issued and outstanding Parent Common Shares entitled to vote and actually cast thereon in favor of such proposal, (ii) the approval of the Domestication, the affirmative vote (in person or by proxy) of the holders of two-thirds of the issued and outstanding Parent Common Shares entitled to vote in favor of such proposal, (iii) the issuance of shares of AHPAC Common Stock in connection with the Merger, the affirmative vote (in person or by proxy) of the holders of a majority of the issued and outstanding Parent Common Shares entitled to vote and actually cast thereon in favor of such proposal, (iv) the change of the name of Parent to “Organogenesis Holdings Inc.,” the affirmative vote (in person or by proxy) of the holders of two-thirds of the issued and outstanding Parent Common Shares entitled to vote in favor of such proposal, (v) an increase in the number of authorized shares of AHPAC Common Stock, the affirmative vote (in person or by proxy) of the holders of two-thirds of the issued and outstanding Parent Common Shares entitled to vote in favor of such proposal, (vi) amendments to the Parent Charter Documents to be effective from and after the Closing, the affirmative vote (in person or by proxy) of the holders of two-thirds of the issued and outstanding Parent Common Shares entitled to vote in favor of such proposal, (vii) the adoption and approval of the Incentive Plan, and (viii) the election of the members of the board of directors of Parent in accordance with Section 6.1(g) hereof, the affirmative vote (in person or by proxy) of the holders of a majority of the issued and outstanding Parent Common Shares entitled to vote and actually cast thereon in favor of such proposal.

(bbb)                   the term “SEC” shall mean the United States Securities and Exchange Commission;

(ccc)                      the term “Securities Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

(ddd)                   term “Sponsor” shall mean Avista Acquisition Corp., a Cayman Islands exempted company;

(eee)                      the term “Subsidiary” shall mean, with respect to any Person, any partnership, limited liability company, corporation or other business entity of which (i) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, (ii) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests

Sch. A-12

thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, or (iii) in any case, such Person controls the management thereof;

(fff)                         the term “SVB Credit Agreement” shall mean that certain Credit Agreement dated as of March 21, 2017 by and among the Company, the Lenders party thereto and Silicon Valley Bank, as Administrative Agent, Issuing Lender and Swingline Lender, as amended by that certain Joinder, Assumption and First Amendment to Credit Agreement dated as of March 24, 2017, as amended by that certain Second Amendment to Credit Agreement and Amendment to Guarantee and Collateral Agreement dated as of August 10, 2017, as amended by that certain Third Amendment to Credit Agreement dated as of November 7, 2017, as amended by that certain Waiver and Fourth Amendment to Credit Agreement dated as of February 9, 2018, as amended by that certain Fifth Amendment to Credit Agreement dated as of April 5, 2018, as amended by that certain Forbearance and Sixth Amendment to Credit Agreement dated as of May 23, 2018;

(ggg)                      the term “Tax” or “Taxes” shall mean (i) any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and (ii) any liability in respect of any items described in clause (i) payable by reason of contract, assumption, transferee liability, operation of Law or Treasury Regulation Section 1.1502-6(a) (or any similar provision of law), other than amounts payable with respect to customary provisions of commercial agreements the principal purpose of which is not related to Taxes;

(hhh)                   the term “Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes that is filed or required to be filed with a Governmental Entity, including any schedule or attachment thereto and any amendment thereof;

(iii)                               the term “Transaction Agreements” shall mean this Agreement, the Surviving Corporation Charter, the Company Support Agreements, the Parent Support Agreements, the Registration Rights Agreement, the Post-Closing Parent Charter, the Post-Closing Parent Bylaws, and all the agreements documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto;

(jjj)                            the term “Transactions” shall mean the transactions contemplated pursuant to this Agreement, including the Domestication and the Merger; and

(kkk)                   the term “Treasury Regulations” means the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code.

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FORM OF AGREEMENT

EXHIBIT A

COMPANY SUPPORT AGREEMENT

This Company Support Agreement (this “Agreement”) is made and entered into as of August [•], 2018, by and among Avista Healthcare Public Acquisition Corp., a Cayman Islands exempt company (“Parent”), and the other Persons whose names appear on the signature pages hereto (each such Person, a “Stockholder” and, collectively, the “Stockholders”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

A.                                    On August 17, 2018, Organogenesis Inc., a Delaware corporation (the “Company”), Parent, Avista Healthcare Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) that, among other things, provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving entity of the Merger.

B.                                    The Stockholders agree to enter into this Agreement with respect to all common stock of the Company, par value $0.001 per share (the “Company Common Stock”) that the Stockholders now or hereafter own, beneficially (as defined in Rule 13d-3 under the Securities Exchange Act) or of record.

C.                                    The Stockholders are the owners of, and have sole voting power over, such number of shares of Company Common Stock as are indicated opposite each of their names on Schedule A attached hereto.

D.                                    Each of Parent and the Stockholders has determined that it is in its best interests to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.                                      Definitions.  When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Beneficially Own”, “Beneficial Owner” or “Beneficial Ownership” shall have the meaning (or the correlative meaning, as applicable) set forth in Rule 13d-3 and Rule 13d-5(b)(i) of the rules and regulations promulgated under the Securities Exchange Act.

“Company Securities” means, collectively, any Company Common Stock, any securities convertible into or exchangeable for any Company Common Stock, or any interest in or right to acquire any of the foregoing, whether now owned or hereafter acquired by any party hereto.

“Expiration Time” shall mean the earlier to occur of (a) the Effective Time and (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 8.1 thereof.

“SEC” means the United States Securities and Exchange Commission.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Transfer” shall mean any direct or indirect sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any Contract with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, excluding (a) entry into this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby and (b) any transfer which may otherwise be deemed to have occurred as a result of Permissible Group Activities.

2.                                      Agreement to Retain the Company Common Stock.

2.1                               No Transfer of Company Securities.  Until the Expiration Time, each Stockholder agrees not to (a) Transfer any Company Securities or (b) deposit any Company Securities into a voting trust or enter into a voting agreement with respect to Company Securities or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement); provided that (i) any Stockholder may Transfer any such Company Securities to any other Stockholder or any affiliate of any such Stockholder or to any family member (including a trust for such family member’s benefit) of such Stockholder if the transferee of such Company Securities evidences in a writing reasonably satisfactory to Parent such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such transferring Stockholder and (ii) the Stockholders may enter into that certain Controlling Stockholders Agreement, as may be amended from time to time (the “Controlling Stockholders Agreement”), in connection with the transactions contemplated by the Merger Agreement.

2.2                               Additional Purchases.  Until the Expiration Time, each Stockholder agrees that any Company Securities that such Stockholder purchases or otherwise hereinafter acquires or with respect to which such Stockholder otherwise acquires sole or shared voting power (other than by virtue of Permissible Group Activities) after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement to the same extent as if they were owned by such Stockholder as of the date hereof.

2.3                               Unpermitted Transfers.  Any Transfer or attempted Transfer of any Company Securities in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

3.                                      Agreement to Consent and Approve.

3.1                               Following the date hereof, Parent intends to file with the SEC a registration statement on Form S-4 in connection with the issuance of the shares of Parent Common Stock in the Merger (the “Form S-4”).  Hereafter until the Expiration Time, each Stockholder agrees that except as otherwise agreed with Parent, promptly following the Form S-4 being declared effective by the SEC and receipt by such Stockholder of the proxy statement, information statement, consent solicitation statement or similar document of the Company with respect to the solicitation of consents from the Company’s stockholders with respect to the Company Stockholder Approval included as a prospectus/consent solicitation in the Form S-4 (the “Company Statement”), such Stockholder shall execute and deliver a written consent adopting the Merger Agreement and approving the Merger for purposes of Delaware Law, the certificate of incorporation of the Company or otherwise to achieve the Company Stockholder Approval, substantially in the form attached hereto as Exhibit A, and that it will thereafter not revoke, withdraw or repudiate such written consent.  Such written consent shall be coupled with an interest and, prior to the Expiration Time, shall be irrevocable.  Hereafter until the Expiration Time, no Stockholder shall enter into any tender, voting or other agreement, or grant a proxy or power of attorney, with respect to the Company Securities that is inconsistent with this Agreement or otherwise take any other action with respect to the Company Securities that would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder or the transactions contemplated hereby, including the receipt of the Company Stockholder Approval and the consummation of the Merger.

3.2                               Hereafter until the Expiration Time, at any meeting of the stockholders of the Company, or at any postponement or adjournment thereof, called to seek the affirmative vote of the holders of the outstanding shares of Company Common Stock to adopt the Merger Agreement or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement is sought, each Stockholder shall vote (or cause to be voted) all shares of Company Common Stock currently or hereinafter owned by such Stockholder in favor of the foregoing.

3.3                               Hereafter until the Expiration Time, at any meeting of the stockholders of the Company or at any postponement or adjournment thereof or in any other circumstances upon which any Stockholder’s vote, consent or other approval (including by written consent) is sought, each Stockholder shall vote (or cause to be voted) all Company Securities (to the extent such Company Securities are then entitled to vote thereon), currently or hereinafter owned by such Stockholder against and withhold consent with respect to any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of all or substantially all of the assets, tender offer, exchange offer, reorganization, recapitalization, dissolution, liquidation or winding up of, by or involving the Company or any of the Company Subsidiaries.  No Stockholder shall commit or agree to take any action inconsistent with the foregoing that would be effective prior to the Expiration Time.

4.                                      Additional Agreements.

4.1                               Agreement Not to Exercise Appraisal Rights; Litigation. The Stockholders shall not exercise, and hereby irrevocably and unconditionally waive, any statutory rights (including under Section 262 of the DGCL) to demand appraisal of any Company Securities that may arise in connection with the Merger or the Merger Agreement.  Each Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub or the Company or any of their respective successors or directors (a)

challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

5.                                      Representations and Warranties of the Stockholders.  Each Stockholder hereby represents and warrants to Parent as follows:

5.1                               Due Authority.  Such Stockholder has the full power and authority to make, enter into and carry out the terms of this Agreement.  This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder enforceable against it in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other applicable Law affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

5.2                               Ownership of the Company Common Stock.  As of the date hereof, such Stockholder is the owner of the shares of Company Common Stock indicated on Schedule A hereto opposite such Stockholder’s name, free and clear of any and all Liens, other than those (i) created by this Agreement, or (ii) as disclosed on Schedule A.  Such Stockholder has and will have until the Expiration Time sole voting power (including the right to control such vote as contemplated herein), power of disposition, power to issue instructions with respect to the matters set forth in this Agreement and power to agree to all of the matters applicable to such Stockholder set forth in this Agreement, in each case, over all shares of Company Common Stock currently or hereinafter owned by such Stockholder.  As of the date hereof, such Stockholder does not own any capital stock or other voting securities of the Company other than the shares of Company Common Stock set forth on Schedule A opposite such Stockholder’s name.  As of the date hereof, such Stockholder does not own any rights to purchase or acquire any shares of capital stock or other equity securities of the Company, except as set forth on Schedule A opposite such Stockholder’s name.

5.3                               No Conflict; Consents.

(a)                                 The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of the obligations under this Agreement and the compliance by such Stockholder with any provisions hereof do not and will not: (i) conflict with or violate any applicable Law applicable to such Stockholder, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, certificate of incorporation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of such Stockholder, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the shares of Company Common Stock owned by such Stockholder pursuant to any Contract to which such Stockholder is a party or by which such Stockholder is bound, except, in the case of clause (i) or (iii), as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b)                                 No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

5.4                               Absence of Litigation.  As of the date hereof, there is no Action pending against, or, to the knowledge of such Stockholder, threatened against such Stockholder that would reasonably be expected to materially impair the ability of such Stockholder to perform such Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

5.5                               Absence of Other Voting Agreement.  Except for this Agreement, the Merger Agreement, the Controlling Stockholders Agreement and the Stockholders Agreement dated as of June 18, 2008 by and among the Company, Organo PFG LLC, a Delaware limited liability company, Organo Investors LLC, a Delaware limited liability company and Glen Nussdorf, such Stockholder has not: (i) entered into any voting agreement, voting trust or similar agreement with respect to any Company Common Stock or other equity securities of the Company owned by such Stockholder, or (ii) granted any proxy, consent or power of attorney with respect to any Company Common Stock or other equity securities of the Company owned by such Stockholder (other than as contemplated by this Agreement).

6.                                      Fiduciary Duties.  The covenants and agreements set forth herein shall not prevent any of the Stockholders’ designees serving on the board of directors of the Company from taking any action, subject to the provisions of the Merger Agreement, while acting in such designee’s capacity as a director of the Company.  Each Stockholder is entering into this Agreement solely in its capacity as the owner of such Stockholder’s shares of Company Common Stock.

7.                                      Termination.  Except as set forth herein with respect to specific provisions hereof, this Agreement shall not terminate and shall remain in full force and effect until fully performed by the parties hereto; provided that this Agreement shall terminate at such date and time as the Merger Agreement shall be terminated in accordance with Section 8.1 thereof; provided further that Sections 2, 3 and 5 shall terminate and have no further force and effect immediately as of and following the Effective Time.

8.                                      No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Stockholders’ shares of Company Common Stock.  All rights, ownership and economic benefits of and relating to the Stockholders’ shares of Company Common Stock and shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct the Stockholders in the voting or disposition of any of the shares of Company Common Stock except as otherwise provided herein.

9.                                      Exclusivity.  Until the Expiration Time, each Stockholder agrees to comply with the obligations applicable to Affiliates of the Company pursuant to Section 6.10 of the Merger Agreement as if they were parties thereto.

10.                               Miscellaneous.

10.1                        Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

10.2                        Non-survival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement.  This Section 10.2 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or the termination of this Agreement.

10.3                        Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.  Any assignment in violation of this Section 10.3 shall be void.

10.4                        Amendments and Modifications.  Subject to applicable Law, this Agreement may be amended, modified and supplemented in any and all respects by written agreement signed by each of the parties hereto with respect to any of the terms contained herein.

10.5                        Specific Performance; Injunctive Relief.  The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder will cause irreparable injury to the non-breaching parties, for which damages, even if available, will not be an adequate remedy.  Accordingly, each party shall be entitled to an injunction or injunctions to prevent or remedy breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions hereof and to any further equitable relief, this being in addition to any other remedy to which any party is entitled under this Agreement.  The parties further agree to waive any requirement for the securing or posting of any bond in connection with any such remedy, and that such remedy shall be in addition to any other remedy to which a party is entitled at law or in equity.

10.6                        Notices.  All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery), by confirmed email transmission or by certified or registered mail (return receipt requested and first class postage prepaid), addressed as follows:

(i)                                     if to any Stockholder, to the address for notice set forth on Schedule A hereto.

with a concurrent copy to (which shall not be considered notice):

Foley Hoag LLP

155 Seaport Boulevard

Boston, MA 02210

Attention:	William R. Kolb
Telephone:	(617) 832-1209
Fax:	(617) 832-7000
Email:	wrk@foleyhoag.com

(ii)                                  if to Parent, to:

Avista Healthcare Public Acquisition Corp.

65 East 55th Street, 18th Floor

New York, NY 10022

Attn:	Ben Silbert, Esq.
Email:	Silbert@avistacap.com

with a concurrent copy to (which shall not be considered notice):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention:	Michael J. Aiello / Jaclyn L. Cohen
Telephone:	(212) 310-8552 / (212) 310-8891
Fax:	(212) 310-8007
Email:	michael.aiello@weil.com / jackie.cohen@weil.com

or to such other address (e.g., email address) for a party as shall be specified in a notice given in accordance with this Section 10.6; provided that any notice received by email transmission or otherwise at the addressee’s location on any Business Day after 5:00 P.M. (addressee’s local time) shall be deemed to have been received at 9:00 A.M. (addressee’s local time) on the next Business Day; provided further that notice of any change to the address or any of the other details specified in or pursuant to this Section 10.6 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 10.6.  Nothing in this Section 10.6 shall be deemed to constitute consent to the manner or address for service of process in connection with any legal proceeding, including litigation arising out of or in connection with this Agreement.

10.7                        APPLICABLE LAW; JURISDICTION OF DISPUTES.  THIS AGREEMENT AND ALL LITIGATION, CLAIMS, ACTIONS, SUITS, HEARINGS OR PROCEEDINGS (WHETHER CIVIL, CRIMINAL OR ADMINISTRATIVE AND WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE TRANSACTIONS

CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF PARENT OR THE STOCKHOLDERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.  EACH OF THE PARTIES HERETO HEREBY (A) EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (PROVIDED, THAT IF JURISDICTION IS NOT THEN AVAILABLE IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE, THE PERSONAL JURISDICTION OF ANY UNITED STATES FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY OTHER DELAWARE STATE COURT) IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT AND (C) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (PROVIDED, THAT IF JURISDICTION IS NOT THEN AVAILABLE IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE, SUCH ACTION MAY BE BROUGHT ANY UNITED STATES FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY OTHER DELAWARE STATE COURT); PROVIDED THAT EACH OF THE PARTIES SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING FOR ENFORCEMENT OF A JUDGMENT ENTERED BY ANY UNITED STATES FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT IN ANY OTHER COURT OR JURISDICTION.

10.8                        WAIVER OF JURY TRIAL.  EACH OF PARENT AND THE STOCKHOLDERS IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT OR THE STOCKHOLDERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

10.9                        Entire Agreement; Third-Party Beneficiaries.  This Agreement constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and is not intended to confer upon any Person other than the parties hereto any rights, benefits, remedies, obligations or liabilities hereunder.

10.10                 Counterparts.  This Agreement may be executed in multiple counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

10.11                 Effect of Headings.  Headings of the articles and sections of this Agreement and the table of contents, schedules and exhibits are for convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

10.12                 No Agreement Until Executed.  Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a Contract between the parties hereto unless and until this Agreement is executed and delivered by all parties hereto.

10.13                 Legal Representation.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.  The headings preceding the text of articles and sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement.

10.14                 Expenses.  Except as otherwise provided herein or in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not any of the transactions contemplated hereby are consummated.

10.15                 No Recourse.  Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Merger Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or affiliates of any party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith.  Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Remainder of Page Intentionally Left Blank]

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

AVISTA HEALTHCARE PUBLIC ACQUISITION CORP.

By:
Name:
Title:

[Signature page to Company Support Agreement]

In witness whereof, the parties have caused this Agreement to be executed as of the date first set forth above.

STOCKHOLDERS:

ORGANO PFG LLC

By:
Name:
Title:

By:
Name:
Title:

ORGANO INVESTORS LLC

By:
Name:
Title:

By:
Name:
Title:

GN 2016 FAMILY TRUST U/A/D AUGUST 12, 2016

By:
Name:
Title:

GN 2016 ORGANO 10-YEAR GRAT U/A/D SEPTEMBER 30, 2016

By:
Name:

[Signature page to Company Support Agreement]

Title:

STOCKHOLDERS (continued):

DENNIS ERANI 2012 ISSUE TRUST

By:
Name:
Title:

DENNIS ERANI 2016 GRAT

By:
Name:
Title:

ALBERT ERANI FAMILY TRUST DATED 12/29/2012

By:
Name:
Title:

ALAN ADES 2014 GRAT

By:
Name:
Title:

[Signature page to Company Support Agreement]

STOCKHOLDERS (continued):

Alan A. Ades

Albert Erani

Dennis Erani

Glenn H. Nussdorf

[Signature page to Company Support Agreement]

Schedule A

Stockholders Name	Addresses for Notice	Shares of Company Common Stock
Organo PFG LLC	c/o A&E Stores, Inc. 1000 Huyler Street Teterboro, NJ 07608	15,150,000
Organo Investors LLC	c/o A&E Stores, Inc. 1000 Huyler Street Teterboro, NJ 07608	1,350,000
Alan Ades 2014 GRAT	c/o A&E Stores, Inc. 1000 Huyler Street Teterboro, NJ 07608	733,881
Albert Erani Family Trust dated 12/29/2012	c/o A&E Stores, Inc. 1000 Huyler Street Teterboro, NJ 07608	1,345,418
Dennis Erani 2012 Issue Trust	c/o A&E Stores, Inc. 1000 Huyler Street Teterboro, NJ 07608	1,460,163
GN 2016 Family Trust u/a/d August 12, 2016	35 Sawgrass Drive Bellport, New York 11713	575,000
GN 2016 Organo 10-Year GRAT u/a/d September 30, 2016	35 Sawgrass Drive Bellport, New York 11713	5,425,000
Alan A. Ades	c/o A&E Stores, Inc. 1000 Huyler Street Teterboro, NJ 07608	3,016,119
Albert Erani	c/o A&E Stores, Inc. 1000 Huyler Street Teterboro, NJ 07608	385,174
Dennis Erani	c/o A&E Stores, Inc. 1000 Huyler Street Teterboro, NJ 07608	270,429
Glenn H. Nussdorf	35 Sawgrass Drive Bellport, New York 11713	0
Total	N/A	29,711,184

FORM OF AGREEMENT

EXHIBIT B

PARENT SUPPORT AGREEMENT

This Parent Support Agreement (this “Agreement”) is made and entered into as of [•], 2018, by and between Avista Acquisition Corp., a Cayman Islands exempt company (“Sponsor”) and Organogenesis Inc., a Delaware corporation (the “Company”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

RECITALS

A.            On August 17, 2018, the Company, Avista Healthcare Public Acquisition Corp. (“Parent”), Avista Healthcare Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) that, among other things, provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving entity of the Merger.

B.            Sponsor agrees to enter into this Agreement with respect to all Class A common stock of Parent, par value $0.0001 per share and Class B common stock of Parent, par value $0.0001 per share (the “Parent Common Stock”) that Sponsor now or hereafter owns or acquires, beneficially (as defined in Rule 13d-3 under the Securities Exchange Act) or of record, subject to the terms of the Parent Sponsor Letter between Sponsor, Avista Healthcare Public Acquisition Corp. and certain of its directors, dated of even date herewith (the “Parent Sponsor Letter”).

C.            Sponsor is the owner of, and has sole voting power over, such number of shares of Parent Common Stock as are indicated on Schedule A attached hereto.

D.            Each of the Company and Sponsor has determined that it is in its best interests to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.                                      Definitions.  When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Beneficially Own”, “Beneficial Owner” or “Beneficial Ownership” shall have the meaning (or the correlative meaning, as applicable) set forth in Rule 13d-3 and Rule 13d-5(b)(i) of the rules and regulations promulgated under the Securities Exchange Act.

“Expiration Time” shall mean the earlier to occur of (a) the Effective Time and (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 8.1 thereof.

“Parent Securities” means, collectively, any Parent Common Stock, any securities convertible into or exchangeable for any Parent Common Stock, or any interest in or right to acquire any of the foregoing, whether now owned or hereafter acquired by any party hereto.

“SEC” means the United States Securities and Exchange Commission.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Transfer” shall mean any direct or indirect sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any Contract with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, excluding entry into this Agreement, the Merger Agreement and the Parent Sponsor Letter and the consummation of the transactions contemplated hereby and thereby.

2.                                      Agreement to Retain the Parent Common Stock.

2.1                               No Transfer of Parent Securities.  Until the Expiration Time, Sponsor agrees not to (a) Transfer any Parent Securities except as contemplated by the Parent Sponsor Letter or (b) deposit any Parent Securities into a voting trust or enter into a voting agreement with respect to Parent Securities or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement); provided that Sponsor may Transfer any such Parent Securities to any affiliate of Sponsor if the transferee of such Parent Securities evidences in a writing reasonably satisfactory to the Company such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as Sponsor.

2.2                               Additional Purchases.  Until the Expiration Time, Sponsor agrees that any Parent Securities that Sponsor purchases or otherwise hereinafter acquires or with respect to which Sponsor otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement to the same extent as if they were owned by Sponsor as of the date hereof.

2.3                               Unpermitted Transfers.  Any Transfer or attempted Transfer of any Parent Securities in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

3.                                      Agreement to Support and Approve.

3.1                               Following the date hereof, Parent intends to file with the SEC a registration statement on Form S-4 in connection with the issuance of the shares of Parent Common Stock in the Merger (the “Form S-4”).  Hereafter until the Expiration Time, Sponsor agrees that at any meeting of the stockholders of Parent, or at any postponement or adjournment thereof, called to seek the affirmative vote of the holders of the outstanding shares of Parent Common Stock to adopt the Merger Agreement or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement (including the Parent Shareholder Matters) is sought, Sponsor shall vote (or cause to be voted) all shares of Parent Common Stock currently or hereinafter owned by Sponsor in favor of the foregoing.

3.2                               Hereafter until the Expiration Time, at any meeting of the stockholders of Parent or at any postponement or adjournment thereof or in any other circumstances upon which Sponsor’s vote, consent or other approval (including by written consent) is sought, Sponsor shall vote (or cause to be voted) all Parent Securities (to the extent such Parent Securities are then entitled to vote thereon), currently or hereinafter owned by Sponsor against and withhold consent with respect to any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of all or substantially all of the assets, tender offer, exchange offer, reorganization, recapitalization, dissolution, liquidation or winding up of, by or involving Parent or any of Parent Subsidiaries.  Sponsor shall not commit or agree to take any action inconsistent with the foregoing that would be effective prior to the Expiration Time.

4.                                      Additional Agreements.

4.1                               Litigation.  Sponsor agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub or the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

5.                                      Representations and Warranties of Sponsor.  Sponsor hereby represents and warrants to the Company as follows:

5.1                               Due Authority.  Sponsor has the full power and authority to make, enter into and carry out the terms of this Agreement.  This Agreement has been duly and validly executed and delivered by Sponsor and constitutes a valid and binding agreement of Sponsor enforceable against it in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other applicable Law affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

5.2                               Ownership of Parent Common Stock.  As of the date hereof, Sponsor is the owner of the shares of Parent Common Stock indicated on Schedule A hereto opposite Sponsor’s name, free and clear of any and all Liens, other than those (i) created by this Agreement, or (ii) as disclosed on Schedule A.  Sponsor has and will have until the Expiration Time sole voting power (including the right to control such vote as contemplated herein), power of disposition, power to issue instructions with respect to the matters set forth in this Agreement and power to agree to all of the matters applicable to Sponsor set forth in this Agreement, in each case, over all shares of Parent Common Stock currently or hereinafter owned by Sponsor, except as provided in the Parent Sponsor Letter.  As of the date hereof, Sponsor does not own any capital stock or other voting securities of Parent other than the shares of Parent Common Stock set forth on Schedule A opposite Sponsor’s name.  As of the date hereof, Sponsor does not own any rights to purchase or acquire any shares of capital stock or other equity securities of Parent, except as set forth on Schedule A opposite Sponsor’s name.

5.3                               No Conflict; Consents.

(a)                                 The execution and delivery of this Agreement by Sponsor does not, and the performance by Sponsor of the obligations under this Agreement and the compliance by Sponsor with any provisions hereof do not and will not: (i) conflict with or violate any applicable Law applicable to Sponsor, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, certificate of incorporation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of Sponsor, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the shares of Parent Common Stock owned by Sponsor pursuant to any Contract to which Sponsor is a party or by which Sponsor is bound, except, in the case of clause (i) or (iii), as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of Sponsor to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b)                                 No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to Sponsor in connection with the execution and delivery of this Agreement or the consummation by Sponsor of the transactions contemplated hereby.

5.4                               Absence of Litigation.  As of the date hereof, there is no Action pending against, or, to the knowledge of Sponsor, threatened against Sponsor that would reasonably be expected to materially impair the ability of Sponsor to perform Sponsor’s obligations hereunder or to consummate the transactions contemplated hereby.

5.5                               Absence of Other Voting Agreement.  Except for this Agreement and the Letter Agreement, dated October 10, 2016, among Parent, its officers and directors and Sponsor, Sponsor has not: (i) entered into any voting agreement, voting trust or similar agreement with respect to any Parent Common Stock or other equity securities of Parent owned by Sponsor, or (ii) granted any proxy, consent or power of attorney with respect to any Parent Common Stock or other equity securities of Parent owned by Sponsor (other than as contemplated by this Agreement).

6.                                      Fiduciary Duties.  The covenants and agreements set forth herein shall not prevent any of Sponsor’s designees serving on the board of directors of Parent from taking any action, subject to the provisions of the Merger Agreement, while acting in such designee’s capacity as a director of the Parent. Sponsor is entering into this Agreement solely in its capacity as the owner of Sponsor’s shares of Parent Common Stock.

7.                                      Termination.  Except as set forth herein with respect to specific provisions hereof, this Agreement shall not terminate and shall remain in full force and effect until fully performed by the parties hereto; provided that this Agreement shall terminate at such date and time as the Merger Agreement shall be terminated in accordance with Section 8.1 thereof; provided further that Sections 2, 3 and 5 shall terminate and have no further force and effect immediately as of and following the Effective Time.

8.                                      No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to the Sponsor’s shares of Parent Common Stock.  All rights, ownership and economic benefits of and relating to Sponsor’s shares of Parent Common Stock shall remain vested in and belong to Sponsor, and the Company shall have no authority to direct Sponsor in the voting or disposition of any of the shares of Parent Common Stock except as otherwise provided herein.

9.                                      No Solicitation.  Until the Expiration Time, Sponsor agrees to comply with the obligations applicable to Affiliates of Parent pursuant to Section 6.10 of the Merger Agreement.

10.                               Miscellaneous.

10.1                        Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

10.2                        Non-survival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement.  This Section 10.2 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or the termination of this Agreement.

10.3                        Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.  Any assignment in violation of this Section 10.3 shall be void.

10.4                        Amendments and Modifications.  Subject to applicable Law, this Agreement may be amended, modified and supplemented in any and all respects by written agreement signed by each of the parties hereto with respect to any of the terms contained herein.

10.5                        Specific Performance; Injunctive Relief.  The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder will cause irreparable injury to the non-breaching parties, for which damages, even if available, will not be an adequate remedy.  Accordingly, each party shall be entitled to an injunction or injunctions to prevent or remedy breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions hereof and to any further equitable relief, this being in addition to any other remedy to which any party is entitled under this Agreement.  The parties further agree to waive any requirement for the securing or posting of any bond in connection with any such remedy, and that such remedy shall be in addition to any other remedy to which a party is entitled at law or in equity.

10.6                        Notices.  All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery), by confirmed email transmission or by certified or registered mail (return receipt requested and first class postage prepaid), addressed as follows:

(i)                                     if to Sponsor, to:

Avista Acquisition Corp.

65 East 55th Street, 18th Floor

New York, NY 10022
Attention:                                         Benjamin Silbert, General Counsel
E-mail:                                                        silbert@avistacap.com

with a concurrent copy to (which shall not be considered notice):

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention:                                         Michael J. Aiello / Jaclyn L. Cohen
Telephone:                                   (212) 310-8552 / (212) 310-8891
Fax:                                                                       (212) 310-8007
Email:                                                            michael.aiello@weil.com / jackie.cohen@weil.com

(ii)                                  if to the Company, to:

Organogenesis Inc.

85 Dan Road

Canton, MA 02021

Attention:                                         Lori Freedman, General Counsel

Email:                                                            LFreedman@organo.com

with a concurrent copy to (which shall not be considered notice):

Foley Hoag LLP

155 Seaport Boulevard

Boston, MA 02210

Attention:                                         William R. Kolb, Esq. / Stacie S. Aarestad, Esq.

Fax:                                                                       (617) 832-7000

Email:                                                            WRK@foleyhoag.com / saarestad@foleyhoag.com

or to such other address (e.g., email address) for a party as shall be specified in a notice given in accordance with this Section 10.6; provided that any notice received by email transmission or otherwise at the addressee’s location on any Business Day after 5:00 P.M. (addressee’s local time) shall be deemed to have been received at 9:00 A.M. (addressee’s local time) on the next Business Day; provided further that notice of any change to the address or any of the other details specified in or pursuant to this Section 10.6 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 10.6.  Nothing in this Section 10.6 shall be deemed to constitute consent to the manner or address for service of process in connection with any legal proceeding, including litigation arising out of or in connection with this Agreement.

10.7                        APPLICABLE LAW; JURISDICTION OF DISPUTES.  THIS AGREEMENT AND ALL LITIGATION, CLAIMS, ACTIONS, SUITS, HEARINGS OR PROCEEDINGS (WHETHER CIVIL, CRIMINAL OR ADMINISTRATIVE AND WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF THE COMPANY OR SPONSOR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.  EACH OF THE PARTIES HERETO HEREBY (A) EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (PROVIDED, THAT IF JURISDICTION IS NOT THEN AVAILABLE IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE, THE PERSONAL JURISDICTION OF ANY UNITED STATES FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY OTHER DELAWARE STATE COURT) IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT AND (C) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (PROVIDED, THAT IF JURISDICTION IS NOT THEN AVAILABLE IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE, SUCH ACTION MAY BE BROUGHT ANY UNITED STATES FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY OTHER DELAWARE STATE COURT); PROVIDED THAT EACH OF THE PARTIES SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING FOR ENFORCEMENT OF A JUDGMENT ENTERED BY ANY UNITED STATES FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT IN ANY OTHER COURT OR JURISDICTION.

10.8                        WAIVER OF JURY TRIAL.  EACH OF THE COMPANY AND SPONSOR IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE COMPANY OR SPONSOR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

10.9                        Entire Agreement; Third-Party Beneficiaries.  This Agreement constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and is not intended to confer upon any Person other than the parties hereto any rights, benefits, remedies, obligations or liabilities hereunder.

10.10                 Counterparts.  This Agreement may be executed in multiple counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

10.11                 Effect of Headings.  Headings of the articles and sections of this Agreement and the table of contents, schedules and exhibits are for convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

10.12                 No Agreement Until Executed.  Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a Contract between the parties hereto unless and until this Agreement is executed and delivered by all parties hereto.

10.13                 Legal Representation.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. The headings preceding the text of articles and sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement.

10.14                 Expenses.  Except as otherwise provided herein or in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not any of the transactions contemplated hereby are consummated.

10.15                 No Recourse.  Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Merger Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or affiliates of any party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith.  Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Remainder of Page Intentionally Left Blank]

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

AVISTA ACQUISITION CORP.

By:
Name:
Title:

[Signature page to Parent Support Agreement]

In witness whereof, the parties have caused this Agreement to be executed as of the date first set forth above.

ORGANOGENESIS INC.

By:
Name:
Title:

[Signature page to Parent Support Agreement]

FORM OF CERTIFICATE OF INCORPORATION

EXHIBIT C

CERTIFICATE OF INCORPORATION

OF

AVISTA HEALTHCARE MERGER SUB, INC.

THE UNDERSIGNED, being a natural person for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that:

FIRST: The name of the corporation is Avista Healthcare Merger Sub, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is: Corporation Trust Center, 1209 Orange Street — Corporation Trust Center, New Castle County, Wilmington, DE 19801.  The name of its registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL, as amended from time to time. The Corporation shall have all powers that may now or hereafter be lawful for a corporation to exercise under the DGCL.

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred (100), all of which shares shall be Common Stock each having a par value of one cent ($0.01) per share.

FIFTH: In addition to the powers and authority herein before or by statute expressly conferred upon them, the Board of Directors of the Corporation is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and the by-laws of the Corporation.

SIXTH: Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

SEVENTH: A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the DGCL or any amendment thereto or successor provision thereto or (iv) for any transaction from which the director shall have derived an improper personal benefit.  Neither amendment nor repeal of this Article Seventh nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article Seventh shall eliminate or reduce the effect of this Article Seventh in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Seventh, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

EIGHTH: The name and mailing address of the incorporator of the Corporation are Vernell Moreland, Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153.

NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide.  The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the by-laws of the Corporation.

TENTH: The Board of Directors of the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation on this 17th day of August, 2017.

By:	/s/ Vernell Moreland
Name: Vernell Moreland
Title: Sole Incorporator

[Signature Page to Certificate of Incorporation of Avista Healthcare Merger Sub, Inc.]

FORM OF BYLAWS

EXHIBIT D

BY-LAWS
OF
AVISTA HEALTHCARE MERGER SUB, INC.
(a Delaware corporation)

ARTICLE I

Stockholders

SECTION 1.                            Annual Meetings.  The annual meeting of stockholders of Avista Healthcare Merger Sub, Inc., a Delaware corporation (the “Corporation”), for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or outside the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors” or “Board”) shall determine.

SECTION 2.                            Special Meetings.  Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors or by stockholders holding together at least a majority of all the shares of the Corporation entitled to vote at the meeting, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order.  Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive office of the Corporation.

SECTION 3.                            Notice of Meetings.  Written notice of all meetings of the stockholders, stating the place (if any), date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the place within the city or other municipality or community at which the list of stockholders may be examined, shall be mailed or delivered to each stockholder not less than 10 nor more than 60 days prior to the meeting.  Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held.

SECTION 4.                            Stockholder Lists.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 5.                            Quorum.  Except as otherwise provided by law or the Corporation’s Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy.  At all meetings of the stockholders at which a quorum is present, all matters, except as otherwise provided by law or the Certificate of Incorporation, shall be decided by the vote of the holders of a majority of the shares entitled to vote thereat present in person or by proxy.  If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained.  When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

SECTION 6.                            Organization.  Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman’s absence, the Vice-Chairman, if any, or if none or in the Vice-Chairman’s absence the President, if any, or if none or in the President’s absence, a Vice-President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting.  The Secretary of the Corporation, or in the Secretary’s absence, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

SECTION 7.                            Voting; Proxies; Required Vote.

(a)                                 At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-laws.  At all elections of directors the voting may but need not be by ballot and a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors shall elect.  Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by the vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

(b)                                 Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation.  Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(c)                                  Where a separate vote by a class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Corporation’s Certificate of Incorporation.

SECTION 8.                            Inspectors.  The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

ARTICLE II

Board of Directors

SECTION 1.                            General Powers.  The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

SECTION 2.                            Qualification; Number; Term; Remuneration.

(a)                                 Each director shall be at least 18 years of age.  A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware.  The number of directors constituting the entire Board shall be two (2), or such greater or lesser number as may be fixed from time to time by action of the Board of Directors, one of whom may be selected by the Board of Directors to be its Chairman.  The use of the phrase “entire Board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

(b)                                 Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

(c)                                  Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 3.                            Quorum and Manner of Voting.  Except as otherwise provided by law, a majority of the entire Board shall constitute a quorum.  A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice.  The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 4.                            Places of Meetings.  Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

SECTION 5.                            Annual Meeting.  Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.  Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders’ meeting is held.

SECTION 6.                            Regular Meetings.  Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall determine from time to time.  Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

SECTION 7.                            Special Meetings.  Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, President or by a majority of the directors then in office.

SECTION 8.                            Notice of Meetings.  A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the meeting, or by telephoning or emailing the same or by delivering the same personally not later than the day before the day of the meeting.

SECTION 9.                            Organization.  At all meetings of the Board of Directors, the Chairman, if any, or if none or in the Chairman’s absence or inability to act the Vice Chairman, if any, or if none or in the Vice Chairman’s absence or inability to act the President, or in the President’s absence or inability to act any Vice-President who is a member of the Board of Directors, or in such Vice-President’s absence or inability to act a chairman chosen by the directors, shall preside.  The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.

SECTION 10.                     Resignation; Removal.  Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation.  Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

SECTION 11.                     Vacancies.  Unless otherwise provided in these By-laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of directors.

SECTION 12.                     Action by Written Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

SECTION 13.                     Meetings by Means of Conference Telephone.  Unless otherwise provided in the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 13 of Article II shall constitute presence in person at such meeting.

ARTICLE III

Committees

SECTION 1.                            Appointment.  From time to time the Board of Directors by a resolution adopted by a majority of the entire Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.

SECTION 2.                            Procedures, Quorum and Manner of Acting.  Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors.  Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee.  Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

SECTION 3.                            Action by Written Consent.  Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

SECTION 4.                            Term; Termination.  In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE IV

Officers

SECTION 1.                            Election and Qualifications.  The Board of Directors shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer, and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board may from time to time deem proper.  Each officer shall have such powers and duties as may be prescribed by these By-laws and as may be assigned by the Board of Directors, the President or the Vice President and Treasurer.  Any two or more offices may be held by the same person.  The Chairman of the Board, if one is appointed, shall, if present, preside at all meetings of the stockholders and directors.

SECTION 2.                            Term of Office and Remuneration.  All officers shall hold office until their successors are elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors.  Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.  The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

SECTION 3.                            Resignation; Removal.  Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation.  Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board.

SECTION 4.                            President.  The President shall, subject to control of the Board of Directors, have direction and control of the business and officers of the Corporation, shall have the general powers and duties of management usually vested in the president of a corporation, and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The President may appoint and remove assistant officers and other agents and employees; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.

SECTION 5.                            Vice-President.  A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the President.

SECTION 6.                            Treasurer.  The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the President.

SECTION 7.                            Secretary.  The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the President.

SECTION 8.                            Other Officers.  Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors.  The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

Books and Records

SECTION 1.                            Location.  The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of

Directors or the respective officers in charge thereof may from time to time determine.  The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-laws and by such officer or agent as shall be designated by the Board of Directors.

SECTION 2.                            Addresses of Stockholders.  Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder’s address as it appears on the records of the Corporation.

SECTION 3.                            Fixing Date for Determination of Stockholders of Record.

(a)                                 In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)                                 In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and if no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this article, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)                                  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and if no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

Certificates Representing Stock

SECTION 1.                            Certificates; Signatures.  Upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form.  Any and all signatures on any such certificate may be facsimiles.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.  The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

SECTION 2.                            Transfers of Stock.  Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

SECTION 3.                            Fractional Shares.  The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

SECTION 4.                            Lost, Stolen or Destroyed Certificates.  The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

ARTICLE VII

INDEMNIFICATION

SECTION 1.                                  Scope.  The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as that Section may be amended and supplemented from time to time (the “DGCL”), indemnify any director, officer, employee or agent of the Corporation, against expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement and/or other matters referred to in or covered by such Section, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

SECTION 2.                                  Exculpation.

(a)                                 Subject to Section 145 of the DGCL, no Indemnified Party (as defined below) shall be liable, in damages or otherwise, to the Corporation, its stockholders, the directors or any of their affiliates for any act or omission performed or omitted by any of them in good faith (including, without limitation, any act or omission performed or omitted by any of them in reliance upon and in accordance with the opinion or advice of experts, including, without limitation, of legal counsel as to matters of law, of accountants as to matters of accounting, or of investment bankers or appraisers as to matters of valuation), except with respect to (i)  any act taken by such Indemnified Party purporting to bind the Corporation that has not been authorized pursuant to these By-laws or (ii)  any act or omission with respect to which such Indemnified Party was grossly negligent or engaged in intentional misconduct.

(b)                                 To the extent that, at law or in equity, any Indemnified Party has duties (including fiduciary duties) and liabilities relating thereto to the Corporation or to its stockholders, such Indemnified Party acting under these By-laws shall not be liable to the Corporation or to its stockholders for its good faith reliance on the provisions of these By-laws.  The provisions of these By-laws, to the extent that they restrict, modify or eliminate the duties and liabilities of an Indemnified Party otherwise existing at law or in equity, shall replace such other duties and liabilities of such Indemnified Party, to the maximum extent permitted by applicable law.

SECTION 3.                                  Indemnification.

(a)                                 To the fullest extent permitted by applicable law, the Corporation shall indemnify and hold harmless and pay all judgments and claims against (i) the Board of Directors (ii) each officer of the Corporation, (iii) each director and (iv) each stockholder or their respective affiliates, officers, directors, employees, shareholders, partners, managers and members (each, an “Indemnified Party”, each of which shall be a third party beneficiary of these By-laws solely for purposes of Sections 3 and 4 of this Article VII) from and against any loss or damage incurred by an Indemnified Party or by the Corporation for any act or omission taken or suffered by such Indemnified Party in good faith (including, without limitation, any act or omission taken or suffered by any of them in reliance upon and in accordance with the opinion or advice of experts, including, without limitation, of legal counsel as to matters of law, of accountants as to matters of accounting, or of investment bankers or appraisers as to matters of valuation) in connection with the purpose and business of the Corporation, including costs and reasonable attorneys’ fees and any amount expended in the settlement of any claims or loss or damage, except with respect to (i) any act taken by such Indemnified Party purporting to bind the Corporation that has not been authorized pursuant to these By-laws or (ii) any act or omission with respect to which such Indemnified Party was grossly negligent or engaged in intentional misconduct.

(b)                                 The satisfaction of any indemnification obligation pursuant to Section 3(a) of this Article VII shall be from and limited to Corporation assets (including insurance and any agreements pursuant to which the Corporation, its officers or employees are entitled to indemnification) and the stockholder, in such capacity, shall not be subject to personal liability therefor.

(c)                                  Expenses reasonably incurred by an Indemnified Party in defense or settlement of any claim that may be subject to a right of indemnification hereunder shall be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount to the extent that it shall be determined upon final adjudication after all possible appeals have been exhausted that such Indemnified Party is not entitled to be indemnified hereunder.

(d)                                 The Corporation may purchase and maintain insurance, on behalf of all Indemnified Parties and other persons against any liability which may be asserted against, or expense which may be incurred by, any such person in connection with the Corporation’s activities, whether or not the Corporation would have the power to indemnify such person against such liabilities under the provisions of these By-laws.

(e)                                  Promptly after receipt by an Indemnified Party of notice of the commencement of any investigation, action, suit, arbitration or other proceeding, whether civil or criminal (collectively, “Proceeding”), such Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against the Corporation, give written notice to the Corporation of the commencement of such Proceeding; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Corporation of its obligations under this Section 3 of this Article VII, except to the extent that the Corporation is actually prejudiced by such failure to give notice.  In case any such Proceeding is brought against an Indemnified Party (other than a derivative suit in right of the Corporation), the Corporation will be entitled to participate in and to assume the defense thereof to the extent that the Corporation may wish, with counsel reasonably satisfactory to such Indemnified Party.  After notice from the Corporation to such Indemnified Party of the Corporation’s election to assume the defense of such Proceeding, the Corporation will not be liable for expenses subsequently incurred by such Indemnified Party in connection with the defense thereof.  The Corporation will not consent to entry of any judgment or enter into any settlement of such Proceeding that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such Proceeding and the related claim.

(f)                                   The right to indemnification and the advancement of expenses conferred in this Section 3 of this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, agreement, bylaw, vote of the Board of Directors or otherwise.  The rights conferred upon any Indemnified Party in Sections 2 and 3 of this Article VII shall be contract rights that vest upon the occurrence or alleged occurrence of any act or omission giving rise to any proceeding or threatened proceeding and such rights shall continue as to any Indemnified Party who has ceased to be a manager, director or officer and shall inure to the benefit of such Indemnified Party’s heirs, executors and administrators.  Any amendment, alteration or repeal of Sections 2 and 3 of this Article VII that adversely affects any right of any Indemnified Party or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

SECTION 4.                                  Primary Obligation.  With respect to any Indemnified Party who is employed, retained or otherwise associated with, or appointed or nominated by a stockholder or any of its affiliates and who acts or serves as a director, officer, manager, fiduciary, employee, consultant, advisor or agent of, for or to the Corporation or any of its subsidiaries, the Corporation or its subsidiaries shall be primarily liable for all indemnification, reimbursements, advancements or similar payments (the “Indemnity Obligations”) afforded to such Indemnified Party acting in such capacity or capacities on behalf or at the request of the Corporation or any of its subsidiaries, in such capacity, whether the Indemnity Obligations are created by law, organizational or constituent documents, contract (including these By-laws) or otherwise.  Notwithstanding the fact that such stockholder and/or any of its affiliates, other than the Corporation (such persons, together with its and their heirs, successors and assigns, the “Stockholder Parties”) may have concurrent liability to an Indemnified Party with respect to the Indemnity Obligations, in no event shall the Corporation or any of its subsidiaries have any right or claim against any of the Stockholder Parties for contribution or have rights of subrogation against any of the Stockholder Parties through an Indemnified Party for any payment made by the Corporation or any of its subsidiaries with respect to any Indemnity Obligation.  In addition, in the event that any Stockholder Parties pay or advance to an Indemnified Party any amount with respect to an Indemnity Obligation, the Corporation shall, or shall cause its subsidiaries to, as applicable, promptly reimburse such Stockholder Party for such payment or advance upon request.

SECTION 5.                                  Continuing Obligation.  The provisions of this Article VII shall be deemed to be a contract between the Corporation and each director of the Corporation who serves in such capacity at any time while these By-laws are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

SECTION 6.                                  Nonexclusive.  The indemnification and advancement of expenses provided for under this Article VII shall (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue unto a person who has ceased to be a director and (iii) inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7.                                  Other Persons.  In addition to the indemnification rights of directors, officers, employees or agents of the Corporation, the Board of Directors in its discretion shall have the power, on behalf of the Corporation, to indemnify any other person made a party to any action, suit or proceeding who the Corporation may indemnify under Section 145 of the DGCL.

SECTION 8.                                  Definitions.   The phrases and terms set forth in this Article VII shall be given the same meaning as the identical terms and phrases are given in Section 145 of the DGCL, as that Section may be amended and supplemented from time to time.

ARTICLE VIII

Dividends

Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the

Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE IX

Ratification

Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized.  Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE X

Corporate Seal

The corporation may have a corporate seal.  The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine.  The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

ARTICLE XI

Fiscal Year

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.  Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.

ARTICLE XII

Waiver of Notice

Whenever notice is required to be given by these By-laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE XIII

Bank Accounts, Drafts, Contracts, Etc.

SECTION 1.                            Bank Accounts and Drafts.  In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, such other person so designated by said primarily financial officer or by a Treasurer.

SECTION 2.                            Contracts.  The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 3.                            Proxies; Powers of Attorney; Other Instruments.  The Chairman, the President or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation.  The Chairman, the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person.  The Board of Directors, from time to time, may confer like powers upon any other person.

SECTION 4.                            Financial Reports.  The Board of Directors may appoint the primary financial officer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

ARTICLE XIV

Amendments

The Board of Directors shall have the power to adopt, amend or repeal these By-laws.  By-laws adopted by the Board of Directors may be repealed or changed, and new By-laws made, by the stockholders, and the stockholders may prescribe that any By-law made by them shall not be altered, amended or repealed by the Board of Directors.

EXHIBIT E

FORM CERTIFICATE OF INCORPORATION

CERTIFICATE OF INCORPORATION
OF

AVISTA HEALTHCARE PUBLIC ACQUISITION CORP.

I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware (the “DGCL”), do execute this certificate of incorporation and do hereby certify as follows:

ARTICLE I

1.1                               Name.  The name of the Corporation is:

Avista Healthcare Public Acquisition Corp.

ARTICLE II

2.1                               Address.  The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808.  The name of its registered agent for service of process in the State of Delaware at such address is Corporation Service Company.

ARTICLE III

3.1                               Purpose.  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and incorporated under the DGCL.  Without limiting the generality of the foregoing, the Corporation shall have all of the powers conferred on corporations by the DGCL and other applicable law.  The Corporation is being incorporated in connection with the domestication of Avista Healthcare Public Acquisition Corp., a Cayman Islands exempted company (“Avista Healthcare Cayman”), as a Delaware corporation (the “Domestication”), and this Certificate of Incorporation is being filed simultaneously with the Certificate of Corporate Domestication of Avista Healthcare Cayman.

ARTICLE IV

4.1                               Authorized Shares.  The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 221,000,000 shares, consisting of (a) 220,000,000 shares of common stock (“Common Stock”), including (i) 200,000,000 shares of Class A Common Stock (“Class A Common Stock”) and (ii) 20,000,000 shares of Class B Common Stock (“Class B Common Stock”); and (b) 1,000,000 shares of preferred stock (“Preferred Stock”).  Upon the effectiveness of the Domestication (the “Effective Time”), any stock certificate that, immediately prior to the Effective Time, represented Original Class A Shares or Original Class B Shares will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represented an identical number of shares of Class A Common Stock or Class B Common Stock (respectively) of the Corporation.  Notwithstanding anything to the contrary contained herein, the rights and preferences of the Common Stock shall at all times be subject to the rights and preferences of the Preferred Stock as may be set forth in one or more certificates of designations filed with the Secretary of State of the State of Delaware from time to time in accordance with the DGCL and this Certificate.  The number of authorized shares of Preferred Stock and Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s then outstanding shares of stock entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class or series shall be required therefor.

4.2                               Common Stock.  The Common Stock shall have the following powers, designations, preferences and rights and qualifications, limitations and restrictions:

(a)                                 Each holder of record of shares of Common Stock shall be entitled to vote at all meetings of the stockholders of the Corporation and shall have one vote for each share of Common Stock held of record by such holder of record as of the applicable record date on any matter that is submitted to a vote of the stockholders of the Corporation; provided, however, that to the fullest extent permitted by law, holders of Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Certificate (including any certificate of designations relating to any series or class of Preferred Stock) that relates solely to the terms of one or more outstanding series or class(es) of Preferred Stock if the holders of such affected series or class(es) of Preferred Stock are entitled, either separately or together with the holders of one or more other such series or class(es), to vote thereon pursuant to applicable law or this Certificate (including any certificate of designations relating to any series or class of Preferred Stock); and provided further that the Board of Directors may issue or grant shares of Common Stock that are subject to vesting or forfeiture and that restrict or eliminate voting rights with respect to such shares until any such vesting criteria is satisfied or such forfeiture provisions lapse.

(b)                                 Subject to the prior rights of all classes or series of stock at the time outstanding having prior rights as to dividends or other distributions, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property, or stock as may be declared on the Common Stock by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions.

(c)                                  Subject to the prior rights of creditors of the Corporation and the holders of all classes or series of stock at the time outstanding having prior rights as to distributions upon liquidation, dissolution or winding up of the Corporation, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares of Common Stock shall be entitled to receive their ratable and proportionate share of the remaining assets of the Corporation.

(d)                                 No holder of shares of Common Stock shall have cumulative voting rights.

(e)                                  No holder of shares of Common Stock shall be entitled to preemptive or subscription rights pursuant to this Certificate.

4.3                               Class B Common Stock

(a)                                 Effective upon the consummation of the Business Combination, the issued and outstanding shares of Class B Common Stock shall automatically be converted into shares of Class A Common Stock on a one-for-one basis; provided, however, in the case that additional shares of Class A Common Stock or any other equity-linked securities are issued or deemed issued in excess of the amount sold in the IPO and related to or in connection with the consummation of the Business Combination, all issued and outstanding shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock at a ratio for which:

(i)                                     the numerator shall be equal to the sum of (A) 25% of all shares of Class A Common Stock issued or issuable (upon the conversion or exercise of any equity-linked securities or otherwise) by the Corporation, related to or in connection with the consummation of the Business Combination (excluding any securities issued or issuable to any seller in the Business Combination) plus (B) the number of shares of Class B Common Stock issued and outstanding prior to the consummation of the Business Combination; and

(ii)                                  the denominator shall be the number of shares of Class B Common Stock issued and outstanding prior to the closing of the Business Combination.

(b)                                 The foregoing conversion ratio shall also be adjusted to account for any subdivision (by share split, subdivision, exchange, share dividend, rights issue, reclassification, recapitalization or otherwise) or combination (by reverse share split, share consolidation, exchange, reclassification, recapitalization or otherwise) or similar reclassification or recapitalization of the issued and outstanding shares of Class A Common Stock into a greater or lesser number of shares occurring after October 12, 2016 without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Class B Common Stock.

(c)                                  Each share of Class B Common Stock shall convert into its pro rata number of shares of Class A Common Stock pursuant to this Section 4.3.  The pro rata share for each holder of shares of Class B Common Stock will be determined as follows: each Share of Class B Common Stock shall convert into such number of shares of Class A Common Stock as is equal to the product of 1 multiplied by a fraction, the numerator of which shall be the total number of shares of Class A Common Stock into which all of the issued and outstanding shares of Class B Common Stock shall be converted pursuant to this Certificate and the denominator of which shall be the total number of issued and outstanding shares of Class B Common Stock at the time of conversion.

(d)                                 At any time when there are no longer any shares of Class B Common Stock outstanding, this Certificate automatically shall be deemed amended to delete this Section 4.3 in its entirety.

(e)                                  Notwithstanding anything to the contrary in this Section 4.3, in no event may any Share of Class B Common Stock convert into shares of Class A Common Stock at a ratio that is less than one-for-one.

4.4                               Preferred Stock.  The Board of Directors is hereby expressly authorized, to the fullest extent as may now or hereafter be permitted by the DGCL, by resolution or resolutions, at any time and from time to time, to provide for the issuance of a share or shares of Preferred Stock in one or more series or classes and to fix for each such series or class (i) the number of shares constituting such series or class and the designation of such series or class, (ii) the voting powers (if any), whether full or limited, of the shares of such series or class, (iii) the powers, preferences, and relative, participating, optional or other special rights of the shares of each such series or class, and (iv) the qualifications, limitations, and restrictions thereof, and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designation with respect thereto.  Without limiting the generality of the foregoing, to the fullest extent as may now or hereafter be permitted by the DGCL, the authority of the Board of Directors with respect to the Preferred Stock and any series or class thereof shall include, but not be limited to, determination of the following:

(a)                                 the number of shares constituting any series or class, which number the Board of Directors may thereafter increase or decrease (but not below the number of shares thereof then outstanding) and the distinctive designation of that series or class;

(b)                                 the dividend rate or rates on the shares of any series or class, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series or class;

(c)                                  whether any series or class shall have voting rights, in addition to the voting rights provided by applicable law, and, if so, the number of votes per share and the terms and conditions of such voting rights;

(d)                                 whether any series or class shall have conversion privileges and, if so, the terms and conditions of conversion, including provision for adjustment of the conversion rate upon such events as the Board of Directors shall determine;

(e)                                  whether the shares of any series or class shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f)                                   whether any series or class shall have a sinking fund for the redemption or purchase of shares of that series or class, and, if so, the terms and amount of such sinking fund;

(g)                                  the rights of the shares of any series or class in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series or class; and

(h)                                 any other powers, preferences, rights, qualifications, limitations, and restrictions of any series or class.

The powers, preferences and relative, participating, optional and other special rights of the shares of each series or class of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series or classes at any time outstanding.  Unless otherwise provided in the resolution or resolutions providing for the issuance of such series or class of Preferred Stock, shares of Preferred Stock, regardless of series or class, which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock, without designation as to series or class of Preferred Stock, and the Corporation shall have the right to reissue such shares.

4.5                               Power to Sell and Purchase Shares.  Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration and for such corporate purposes, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law.  Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration and for such corporate purposes, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

ARTICLE V

5.1                               Powers of the Board.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  In addition to the powers and authority expressly conferred upon them by applicable law or by this Certificate (including any certificate of designations relating to any series or class of Preferred Stock) or the Bylaws of the Corporation (the “Bylaws”), the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, except as otherwise specifically required by law or as otherwise provided in this Certificate (including any certificate of designations relating to any series or class of Preferred Stock).

5.2                               Number of Directors.  Upon the Effective Time, the total number of directors constituting the entire Board of Directors shall be eight (8).  Thereafter, the total number of directors constituting the entire Board of Directors shall be such number as may be fixed from time to time exclusively by resolution adopted by the affirmative vote of at least a majority of the directors then in office.

5.3                               Removal of Directors.  Subject to the terms of any one or more series or classes of Preferred Stock, any director or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the votes which all the stockholders would be entitled to cast in any annual election of directors, voting together as a single class.  For purposes of this Section 5.3, “cause” shall mean, with respect to any director, (i) the willful failure by such director to perform, or the gross negligence of such director in performing, the duties of a director, (ii) the engaging by such director in willful or serious misconduct that is injurious to the Corporation or (iii) the conviction of such director of, or the entering by such director of a plea of nolo contendere to, a crime that constitutes a felony.

5.4                               Term.  Subject to the terms of any one or more series or classes of Preferred Stock, and effective upon the Effective Time, the term of office of each director shall expire at the first annual meeting of the stockholders following the Effective Time and thereafter at the first annual meeting of the stockholders following the annual meeting of the stockholders at which such director was elected.  Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting and voting for nominees in the election of directors.  A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office.  A director may resign at any time upon written notice to the Corporation.

5.5                               Vacancies.  Subject to the terms of any one or more series or classes of Preferred Stock or the designation rights of certain stockholders pursuant to the terms of any stockholders’ agreements, any vacancies in the Board of Directors for any reason and any newly created directorships resulting by reason of any increase in the number of directors shall be filled only by the Board of Directors (and not by the stockholders), acting by a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director, and any directors so appointed shall hold office until the next election of the class of directors to which such directors have been appointed and until their successors are duly elected and qualified.

5.6                               Director Elections by Holders of Preferred Stock.  Notwithstanding the foregoing, whenever the holders of any one or more series or classes of Preferred Stock shall have the right, voting separately by series or class, to elect one or more directors at an annual or special meeting of stockholders, the election, filling of vacancies, removal of directors and other features of such one or more directorships shall be governed by the terms of such one or more series or classes of Preferred Stock to the extent permitted by law.

5.7                               Officers.  Except as otherwise expressly delegated by resolution of the Board of Directors, the Board of Directors shall have the exclusive power and authority to appoint and remove officers of the Corporation.

5.8                               Amendments to Article V. Notwithstanding any other provisions of law, this Certificate or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least a majority of the votes which all the stockholders would be entitled to cast in any annual election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article V.

ARTICLE VI

6.1                               Elections of Directors.  Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.

6.2                               Advance Notice.  Advance notice of nominations for the election of directors or proposals of other business to be considered by stockholders, made other than by the Board of Directors or a duly authorized committee thereof or any authorized officer of the Corporation to whom the Board of Directors or such committee shall have delegated such authority, shall be given in the manner provided in the Bylaws of the Corporation.  Without limiting the generality of the foregoing, the Bylaws may require that such advance notice include such information as the Board of Directors may deem appropriate or useful.

6.3                               No Stockholder Action by Consent.  Subject to the terms of any one or more series or classes of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such holders and may not be effected by written consent of the stockholders.  Notwithstanding any other provisions of law, this Certificate or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least a majority of the votes which all the stockholders would be entitled to cast in any annual election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 6.3.

6.4                               Postponement, Conduct and Adjournment of Meetings.  Any meeting of stockholders may be postponed by action of the Board of Directors at any time in advance of such meeting.  The Board of Directors shall have the power to adopt such rules and regulations for the conduct of the meetings and management of the affairs of the Corporation as they may deem proper and the power to adjourn any meeting of stockholders without a vote of the stockholders, which powers may be delegated by the Board of Directors to the Chairperson of such meeting in either such rules and regulations or pursuant to the Bylaws of the Corporation.

6.5                               Special Meetings of Stockholders.  Subject to the terms of any one or more series or classes of Preferred Stock, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called at any time, but only by or at the direction of a majority of the directors then in office, the Chairperson of the Board or the Chief Executive Officer of the Corporation, except as otherwise provided in the Corporation’s Bylaws.  Notwithstanding any other provisions of law, this Certificate or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least a majority of the votes which all the stockholders would be entitled to cast in any annual election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 6.5.

ARTICLE VII

7.1                               Limited Liability of Directors.  To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, no director of the Corporation shall have any personal liability to the Corporation or any of its stockholders for monetary damages for any breach of fiduciary duty as a director.  If the DGCL is amended hereafter to permit the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended, without further action by the Corporation.  Any alteration, amendment, addition to or repeal of this Section 7.1, or adoption of any provision of this Certificate (including any certificate of designations relating to any series or class of Preferred Stock) inconsistent with this Section 7.1, shall not reduce, eliminate or adversely affect any right or protection of a director of the Corporation existing at the time of such alteration, amendment, addition to, repeal or adoption with respect to acts or omissions occurring prior to such alteration, amendment, addition to, repeal or adoption.

7.2                               Indemnification and Advancement.  The Corporation shall indemnify, advance expenses to and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (Indemnitee) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative (formal or informal) nature, including appeal therefrom, in which Indemnitee was, is, will or might be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation, by reason of any action (or failure to act) taken by him or her of any action (or failure to act) on his or her part while acting as a director, officer, employee or agent of the Corporation, or by reason of the fact that Indemnitee is or was serving at the request of the Corporation as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Section 7.2.  “Enterprise” means the Corporation and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Corporation (or any of their wholly owned subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, of which Indemnitee is or was serving at the request of the Corporation as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent.

7.3                               Nonexclusivity of Rights; Sponsors Directors.

(a)                                 The rights conferred on any Indemnitee by this Article VII shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Bylaws, any agreement, or pursuant to any vote of stockholders or disinterested directors or otherwise.

(b)                                 The Corporation hereby acknowledges that the directors that are partners or employees of the Sponsors (“Sponsors Directors”) have certain rights to indemnification, advancement of expenses and/or insurance provided by the Sponsors and certain affiliates that, directly or indirectly, (i) are controlled by, (ii) control or (iii) are under common control with, the Sponsors (collectively, the “Fund Indemnitors”). The Corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Sponsors Directors are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Sponsors Directors are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by the Sponsors Directors and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this paragraph and the bylaws of the Corporation from time to time (or any other agreement between the Corporation and the Sponsors Directors), without regard to any rights the Sponsors Directors may have against the Fund Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Fund Indemnitors on behalf of the Sponsors Directors with respect to any claim for which the Sponsors Directors have sought indemnification from the Corporation shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or to be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Sponsors Directors against the Corporation. The Corporation and the Sponsors Directors agree that the Fund Indemnitors are express third party beneficiaries of the terms of this paragraph.

7.4                               Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

7.5                               Other Indemnification and Prepayment of Expenses.  This Article VII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

7.6                               Change in Rights.  Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any acts or omissions occurring prior to such alteration, amendment, addition to, repeal or adoption.

ARTICLE VIII

8.1                               Delaware.  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide.  The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE IX

9.1                               Amendments to Bylaws.  In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to make, alter, amend, add to or repeal any and all Bylaws of the Corporation by a majority of the directors then in office.  The stockholders may not adopt, amend, alter or repeal the Bylaws of the Corporation, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Certificate, by the affirmative vote of the holders of at least a majority of the votes that all the stockholders would be entitled to cast in any annual election of directors, voting together as a single class. Notwithstanding any other provisions of law, this Certificate or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least a majority of the votes which all the stockholders would be entitled to cast in any annual election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article IX.

ARTICLE X

10.1                        Corporate Opportunities.  To the fullest extent permitted by Section 122(17) of the DGCL and except as may be otherwise expressly agreed in writing by the Corporation and any of the Sponsors, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities, which are from time to time presented to the Sponsors or any of their managers, officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than the Corporation and its subsidiaries), even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no such person or entity shall be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person or entity pursues or acquires such business opportunity, directs such business opportunity to another person or entity or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries unless, in the case of any such person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Corporation.  Neither the alteration, amendment, addition to or repeal of this Article X, nor the adoption of any provision of this Certificate (including any certificate of designations relating to any series or class of Preferred Stock) inconsistent with this Article X, shall eliminate or reduce the effect of this Article X in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article X, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption.

10.2                        Amendments to Article X.  Notwithstanding anything to the contrary in this Certificate or the Bylaws of the Corporation, for as long as the Sponsors and their affiliates collectively beneficially own shares of stock of the Corporation representing at least 5% of the Corporation’s then outstanding shares entitled to vote generally in the election of directors, this Article X shall not be amended, altered or revised, including by merger or otherwise, without the Sponsors’ prior written consent.

ARTICLE XI

11.1                        Forum.  Unless the Corporation consents in writing in advance to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action asserting a claim of breach of a fiduciary duty owed by, or any wrongdoing by, any director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (C) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate (including as it may be amended from time to time), or the Bylaws, (D) any action to interpret, apply, enforce or determine the validity of this Certificate or the Bylaws, or (E) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (A) through (E) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the personal jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination).  To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

ARTICLE XII

12.1                        Amendment.  The Corporation reserves the right, at any time and from time to time, to alter, amend, add to or repeal any provision contained in this Certificate (including any certificate of designations relating to any series or class of Preferred Stock) in any manner now or hereafter prescribed by the laws of the State of Delaware, and all rights, preferences, privileges and powers of any nature conferred upon stockholders, directors or any other persons herein are granted subject to this reservation.

ARTICLE XIII

13.1                        Severability.  If any provision (or any part thereof) of this Certificate shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate including, without limitation, each portion of any section of this Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate (including, without limitation, each such containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

ARTICLE XIV

Certain Definitions.  Except as otherwise provided in this Certificate, the following definitions shall apply to the following terms as used in this Certificate:

“affiliate” shall mean in respect of each of the Sponsors, any Person that, directly or indirectly, is controlled by the Sponsors, controls the Sponsors or is under common control with the Sponsors (other than the Corporation and any entity that, directly or indirectly, is controlled by the Corporation). For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as applied to any person means the possession, direct or indirect, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

“Business Combination” shall mean the transaction contemplated by that certain Agreement and Plan of Merger, dated as of August 17, 2018, by and among the Corporation, Avista Healthcare Merger Sub, Inc., a Delaware corporation and Organogenesis Inc., a Delaware corporation.

“Domestication” shall mean the domestication of the Corporation from a Cayman Islands exempted company to a corporation incorporated in the State of Delaware pursuant to Section 388 of the DGCL.

“IPO” shall mean the Corporation’s initial public offering of securities pursuant to the Corporation’s registration statement on Form S-1, as initially filed with the Securities and Exchange Commission on September 2, 2016.

“Original Class A Shares” shall mean the Class A ordinary shares, par value $0.0001 per share, of the Corporation prior to the Domestication.

“Original Class B Shares” shall mean the Class B ordinary shares, par value $0.0001 per share, of the Corporation prior to the Domestication.

“Person” shall mean an individual, a firm, a corporation, a partnership, a limited liability company, an association, a joint venture, a joint stock company, a trust, an unincorporated organization or similar company, or any other entity.

“Sponsors” shall mean [•].

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, this Certificate has been executed on this      day of [•].

By:
Name:
	Title:	Sole Incorporator

FORM OF BYLAWS

EXHIBIT F

BYLAWS

AVISTA HEALTHCARE PUBLIC ACQUISITION CORP.

(a Delaware corporation)

Effective [•], 2018

ARTICLE I

STOCKHOLDERS

Section 1.01.                          Annual Meetings.  The annual meeting of the stockholders of Avista Healthcare Public Acquisition Corp. (the “Corporation”) for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the State of Delaware, or, within the sole discretion of the Board of Directors of the Corporation (the “Board of Directors” or “Board”), and subject to such guidelines and procedures as the Board of Directors may adopt, by means of remote communication as authorized by the General Corporation Law of the State of Delaware (the “DGCL”), and at such date and at such time as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting.

Section 1.02.                          Special Meetings.  Subject to the terms of any one or more series or classes of Preferred Stock, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called at any time, but only by or at the direction of a majority of the directors then in office, the Chairperson or co-Chairpersons of the Board of Directors or the Chief Executive Officer of the Corporation.  The ability of stockholders to call a special meeting of stockholders is specifically denied.  Any such special meetings of the stockholders shall be held at such places, within or without the State of Delaware, or, within the sole discretion of the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, by means of remote communication as authorized by the DGCL, as shall be specified in the respective notices or waivers of notice thereof.

Section 1.03.                          No Stockholder Action by Consent.  Any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such holders and may not be effected by written consent of the stockholders.

Section 1.04.                          Notice of Meetings; Waiver.

(a)                                 Unless otherwise prescribed by statute or the Certificate of Incorporation of the Corporation (as it may be amended from time to time, the “Certificate of Incorporation”), the Secretary of the Corporation or any Assistant Secretary shall cause written notice of the place, if any, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, to be given personally by mail or by electronic transmission, or as otherwise provided in these Bylaws, not fewer than ten (10) nor more than sixty (60) days prior to the meeting, or in the case of a meeting called for the purpose of acting upon a merger or consolidation not fewer than twenty (20) nor more than sixty (60) days prior to the meeting, to each stockholder of record entitled to vote at such meeting.  If such notice is mailed, it shall be deemed to have been given personally to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the record of stockholders of the Corporation, or, if a stockholder shall have filed with the Secretary of the Corporation a written request that notices to such stockholder be mailed to some other address, then directed to such stockholder at such other address.  If such notice is delivered (rather than mailed) to the stockholder’s address, the notice shall be deemed to be given when delivered.  Such further notice shall be given as may be required by law.

(b)                                 A written waiver of any notice of any annual or special meeting signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, shall be deemed equivalent to notice.  Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in a written waiver of notice.  Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(c)                                  For notice given by electronic transmission to a stockholder to be effective, such stockholder must consent to the Corporation’s giving notice by that particular form of electronic transmission.  A stockholder may revoke consent to receive notice by electronic transmission by written notice to the Corporation.  A stockholder’s consent to notice by electronic transmission is automatically revoked if the Corporation is unable to deliver two consecutive electronic transmission notices and such inability becomes known to the Secretary of the Corporation, any Assistant Secretary, the transfer agent or other person responsible for giving notice.

(d)                                 Notices are deemed given (i) if by facsimile, when faxed to a number where the stockholder has consented to receive notice; (ii) if by electronic mail, when mailed electronically to an electronic mail address at which the stockholder has consented to receive such notice; (iii) if by posting on an electronic network (such as a website or chatroom) together with a separate notice to the stockholder of such specific posting, upon the later to occur of (A) such posting or (B) the giving of the separate notice of such posting; or (iv) if by any other form of electronic communication, when directed to the stockholder in the manner consented to by the stockholder.

(e)                                  If a stockholder meeting is to be held by means of remote communication and stockholders will take action at such meeting, the notice of such meeting must: (i) specify the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present and vote at such meeting; and (ii) provide the information required to access the stockholder list.  A waiver of notice may be given by electronic transmission.

Section 1.05.                          Quorum.  Except as otherwise required by law or by the Certificate of Incorporation, at each meeting of stockholders the presence in person or by proxy of the holders of record of a majority in voting power of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting; it being understood that to the extent the Board of Directors issues or grants any shares that are subject to vesting or forfeiture and restrict or eliminate voting rights with respect to such shares until such vesting criteria is satisfied or such forfeiture provisions lapse, any such unvested shares shall not be considered to have the power to vote at a meeting of stockholders.  Where a separate vote by one or more classes or series is required, the presence in person or by proxy of the holders of record of a majority in voting power of the shares entitled to vote shall constitute a quorum entitled to take action with respect to that vote on that matter.  Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including, but not limited to, its own stock, held by it in a fiduciary capacity.

Section 1.06.                          Voting.

(a)                                 If, pursuant to Section 5.05 of these Bylaws, a record date has been fixed, every holder of record of shares entitled to vote at a meeting of stockholders shall, subject to the terms of any one or more series or classes of Preferred Stock, be entitled to one (1) vote for each share outstanding in his or her name on the books of the Corporation at the close of business on such record date.  If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of stockholders shall, subject to the terms of any one or more series or classes of Preferred Stock, be entitled to one (1) vote for each share of stock standing in his or her name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)                                 Except as otherwise required by law, the Certificate of Incorporation or these Bylaws (including Sections 2.13), (i) directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting and voting for nominees in the election of directors and (ii) all other matters shall be decided by the affirmative vote of a majority of the votes properly cast for or against such matter, and, for the avoidance of doubt, neither abstentions nor broker non-votes shall be counted as votes cast for or against such matter.

Section 1.07.                          Voting by Ballot.  No vote of the stockholders on an election of directors need be taken by written ballot or by electronic transmission unless otherwise provided in the Certificate of Incorporation or required by law.  Any vote not required to be taken by ballot or by electronic transmission may be conducted in any manner approved by the Board of Directors prior to the meeting at which such vote is taken.

Section 1.08.                          Postponement and Adjournment.  Any meeting of stockholders may be postponed by action of the Board of Directors at any time in advance of such meeting.  If a quorum is not present at any meeting of the stockholders, the Chairperson or co-Chairpersons of such meeting shall have the power to adjourn the meeting without a vote of the stockholders.  Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, if any, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these Bylaws, a notice of the adjourned meeting, conforming to the requirements of Section 1.04 of these Bylaws, shall be given to each stockholder of record entitled to vote at such meeting.  At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

Section 1.09.                          Proxies.  Any stockholder entitled to vote at any meeting of the stockholders may authorize another person or persons to vote at any such meeting and express such vote on behalf of him or her by proxy.  A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent.  Such proxy must be filed with the Secretary of the Corporation before or at the time of the meeting at which such proxy will be voted.  No such proxy shall be voted or acted upon after the expiration of three (3) years from the date of such proxy, unless such proxy provides for a longer period.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the Corporation either an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.  Proxies by telegram, cablegram, facsimile or other electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, facsimile or other electronic transmission was authorized by the stockholder.  Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 1.10.                          Organization; Procedure.  At every meeting of stockholders, the Chairperson or co-Chairpersons of the Board shall be the Chairperson(s) of the meeting or, if the Chairperson or co-Chairpersons of the Board have not been elected or in the event of their absence or disability, the Chairperson or co-Chairpersons chosen by the Board of Directors shall be the Chairperson(s) of the meeting.  The Secretary of the Corporation, or in the event of his or her absence or disability, an Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary of the Corporation, an appointee of the Chairperson(s) of the meeting, shall act as Secretary of the meeting.  The order of business and all other matters of procedure at every meeting of stockholders may be determined by the Chairperson(s) of such meeting.

Section 1.11.                          Business at Annual and Special Meetings.  No business may be transacted at an annual or special meeting of stockholders other than business that is:

(a)                                 specified in a notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or a duly authorized committee thereof,

(b)                                 otherwise brought before the meeting by or at the direction of the Board of Directors or a duly authorized committee thereof or any authorized officer of the Corporation to whom the Board of Directors or such committee shall have delegated such authority, or

(c)                                  otherwise brought before the meeting by a “Noticing Stockholder” who complies with the notice procedures set forth in Section 1.12 of these Bylaws.

A “Noticing Stockholder” must be either a “Record Holder” or a “Nominee Holder.”  A “Record Holder” is a stockholder that holds of record stock of the Corporation entitled to vote at the meeting on the business (including any election of a director) to be appropriately conducted at the meeting.  A “Nominee Holder” is a stockholder that holds such stock through a nominee or “street name” holder of record and can demonstrate to the Corporation such indirect ownership of such stock and such Nominee Holder’s entitlement to vote such stock on such business.  Clause (c) of this Section 1.11 shall be the exclusive means for a Noticing Stockholder to make director nominations or submit other business before a meeting of stockholders (other than proposals brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting, which proposals are not governed by these Bylaws).  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a stockholders’ meeting except in accordance with the procedures set forth in Section 1.11 and Section 1.12 of these Bylaws.

Section 1.12.                          Notice of Stockholder Business and Nominations.  In order for a Noticing Stockholder to properly bring any item of business before a meeting of stockholders, the Noticing Stockholder must give timely notice thereof in writing to the Secretary of the Corporation in compliance with the requirements of this Section 1.12. This Section 1.12 shall constitute an “advance notice provision” for annual meetings for purposes of Rule 14a-4(c)(1) under the Exchange Act.

(a)                                 To be timely, a Noticing Stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation:

(i)                                     in the case of an annual meeting of stockholders, not earlier than the close of business on the one-hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one-hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation;

(ii)                                  in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the close of business on the one-hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs;

(iii)                               in no event shall any adjournment or postponement of an annual or special meeting, or the announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above; and

(iv)                              notwithstanding anything in Sections 1.12(a)(i) and (ii) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the Corporation at least ten (10) days before the last day a Noticing Stockholder may deliver a notice of nomination in accordance with Sections 1.12(a)(i) and (ii), a Noticing Stockholder’s notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b)                                 To be in proper form, whether in regard to a nominee for election to the Board of Directors or other business, a Noticing Stockholder’s notice to the Secretary must:

(i)                                     set forth, as to the Noticing Stockholder and, if the Noticing Stockholder holds for the benefit of another, the beneficial owner on whose behalf the nomination or proposal is made, the following information together with a representation as to the accuracy of the information:

(A)                               the name and address of the Noticing Stockholder as they appear on the Corporation’s books and, if the Noticing Stockholder holds for the benefit of another, the name and address of such beneficial owner (collectively “Holder”);

(B)                               the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by the Holder or any Stockholder Associated Person of the Noticing Stockholder (except that such Holder or Stockholder Associated Person of the Noticing Stockholder shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Holder or Stockholder Associated Person of the Noticing Stockholder has a right to acquire beneficial ownership at any time in the future) and the date such ownership was acquired;

(C)                               any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the price, value or volatility of any class or series of shares of the Corporation, whether or not the instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially by the Holder or any Stockholder Associated Person of the Noticing Stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price, value or volatility of shares of the Corporation;

(D)                               any proxy, contract, arrangement, understanding or relationship pursuant to which the Holder or Stockholder Associated Person of the Noticing Stockholder has a right to vote or has granted a right to vote any shares of any security of the Corporation;

(E)                                any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if the Holder or any Stockholder Associated Person of the Noticing Stockholder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

(F)                                 any rights to dividends on the shares of any security of the Corporation owned beneficially by the Holder or any Stockholder Associated Person of the Noticing Stockholder that are separated or separable from the underlying shares of the Corporation;

(G)                               any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the Holder or any Stockholder Associated Person of the Noticing Stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;

(H)                              any performance-related fees (other than an asset-based fee) that the Holder or any Stockholder Associated Person of the Noticing Stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments or short interests, if any;

(I)                                   any arrangements, rights, or other interests described in Sections 1.12(b)(i)(C)-(H) held by members of such Holder’s immediate family sharing the same household;

(J)                                   a representation that the Noticing Stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named or propose the business specified in the notice and whether or not such stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the nomination(s) or the business proposed and/or otherwise to solicit proxies from stockholders in support of the nomination(s) or the business proposed;

(K)                               a certification regarding whether or not such Holder and any Stockholder Associated Person of the Noticing Stockholder have complied with all applicable federal, state and other legal requirements in connection with such Holder’s and/or Stockholder Associated Persons’ acquisition of shares or other securities of the Corporation and/or such Holder’s and/or Stockholder Associated Persons’ acts or omissions as a stockholder of the Corporation;

(L)                                any other information relating to the Holder and/or Stockholder Associated Person of the Noticing Stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder; and

(M)                            any other information as reasonably requested by the Corporation.

Such information shall be provided as of the date of the notice and shall be supplemented by the Holder not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date.

(ii)                                  If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, the notice must set forth:

(A)                               a reasonably detailed description of the business desired to be brought before the meeting (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting, and any material direct or indirect interest of the Holder or any Stockholder Associated Persons in such business; and

(B)                               a reasonably detailed description of all agreements, arrangements and understandings, direct and indirect, between the Holder, and any other person or persons (including their names) in connection with the proposal of such business by the Holder.

(iii)                               set forth, as to each person, if any, whom the Holder proposes to nominate for election or reelection to the Board of Directors:

(A)                               all information with respect to such proposed nominee that would be required to be set forth in a Noticing Stockholder’s notice pursuant to this Section 1.12 if such proposed nominee were a Noticing Stockholder;

(B)                               all information relating to the nominee (including, without limitation, the nominee’s name, age, business and residence address and principal occupation or employment and the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the nominee) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(C)                               a description of any agreements, arrangements and understandings between or among such stockholder or any Stockholder Associated Person, on the one hand, and any other persons (including any Stockholder Associated Person), on the other hand, in connection with the nomination of such person for election as a director; and

(D)                               a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the Holder and respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Holder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of such registrant.

(iv)                              with respect to each nominee for election or reelection to the Board of Directors, the Noticing Stockholder shall include a completed and signed questionnaire, representation, and agreement required by Section 1.13 of these Bylaws.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of the proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the nominee.

(c)                                  For purposes of these Bylaws:

(i)                                     “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations thereunder;

(ii)                                  “Stockholder Associated Person” means, with respect to any stockholder, (A) any person acting in concert with such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (C) any person controlling, controlled by or under common control with any stockholder, or any Stockholder Associated Person identified in clauses (A) or (B) above; and

(iii)                               “Affiliate” and “Associate” are defined by reference to Rule 12b-2 under the Exchange Act.  An “affiliate” is any “person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.” “Control” is defined as the “possession, direct or indirect, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, or otherwise.”  The term “associate” of a person means: (i) any corporation or organization (other than the registrant or a majority-owned subsidiary of the registrant) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten (10) percent or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the registrant or any of its parents or subsidiaries.

(d)                                 Except for (1) any directors entitled to be elected by the holders of preferred stock, (2) any directors elected in accordance with Section 2.13 hereof by the Board of Directors to fill a vacancy or newly-created directorship or, (3) any directors designated by certain stockholders pursuant to the terms of any stockholders’ agreements or (4) as otherwise required by applicable law or stock exchange regulation, at any meeting of stockholders, only those persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors.  Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws, provided, however, that, once business has been properly brought before the meeting in accordance with Section 1.12, nothing in this Section 1.12(d) shall be deemed to preclude discussion by any stockholder of such business.  If any information submitted pursuant to this Section 1.12 by any stockholder proposing a nominee(s) for election as a director at a meeting of stockholders is inaccurate in any material respect, such information shall be deemed not to have been provided in accordance with Section 1.12.  Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, the Chairperson or co-Chairpersons of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in compliance with the procedures set forth in these Bylaws and, if he or she should determine that any proposed nomination or business is not in compliance with these Bylaws, he or she shall so declare to the meeting and any such nomination or business not properly brought before the meeting shall be disregarded or not be transacted.

(e)                                  Notwithstanding the foregoing provisions of these Bylaws, a Noticing Stockholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 1.11 or Section 1.12 of these Bylaws.

(f)                                   Nothing in these Bylaws shall be deemed to (i) affect any rights of (A) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) the holders of any series or class of Preferred Stock, if any, if so provided under any applicable certificate of designation for such Preferred Stock or in the Certificate or Incorporation, or (ii) affect any rights of any holders of common stock pursuant to a stockholders’ agreement or impose any requirements, restrictions or limitations under Sections 1.11, 1.12 or 1.13 of these Bylaws unless expressly imposed by any such stockholders’ agreement.

Section 1.13.                          Submission of Questionnaire, Representation and Agreement.  To be eligible to be a nominee for election or reelection as a director of the Corporation by a Holder, a person must complete and deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.12 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire providing the information requested about the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (the questionnaire, representation, and agreement to be in the form provided by the Secretary upon written request) that such person:

(a)                                 is not and will not become a party to:

(i)                                     any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or

(ii)                                  any Voting Commitment that could limit or interfere with the person’s ability to comply, if elected as a director of the Corporation, with the person’s fiduciary duties under applicable law,

(b)                                 is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and

(c)                                  in the person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 1.14.                          Inspectors of Elections.  Preceding any meeting of the stockholders, the Board of Directors shall appoint one (1) or more persons to act as “inspectors” of elections, and may designate one (1) or more alternate inspectors.  In the event no inspector or alternate is able to act, the Chairperson or co-Chairpersons of such meeting shall appoint one (1) or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspector shall:

(a)                                 ascertain the number of shares outstanding and the voting power of each;

(b)                                 determine the shares represented at a meeting, the authenticity, validity, and effect of proxies and ballots, and the existence of a quorum;

(c)                                  specify the information relied upon to determine the validity of electronic transmissions in accordance with Section 1.09 of these Bylaws;

(d)                                 count all votes and ballots;

(e)                                  determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors;

(f)                                   certify his or her determination of the number of shares represented at the meeting, and his or her count of all votes and ballots;

(g)                                  appoint or retain other persons or entities to assist in the performance of the duties of inspector;

(h)                                 when determining the shares represented and the validity of proxies and ballots, be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 1.09 of these Bylaws, ballots and the regular books and records of the Corporation.  The inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers or their nominees or a similar person which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record.  If the inspector considers other reliable information as outlined in this section, the inspector, at the time of his or her certification pursuant to paragraph (f) of this section, shall specify the precise information considered, the person or persons from whom the information was obtained, when this information was obtained, the means by which the information was obtained, and the basis for the inspector’s belief that such information is accurate and reliable; and

(i)                                     do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

Section 1.15.                          Opening and Closing of Polls.  The date and time for the opening and the closing of the polls for each matter to be voted upon at a stockholder meeting shall be fixed by the Chairperson(s) of the meeting and announced at the meeting.  The inspector shall be prohibited from accepting any ballots, proxies or votes or any revocations thereof or changes thereto after the closing of the polls, unless the Delaware Court of Chancery upon application by a stockholder shall determine otherwise.

Section 1.16.                          List of Stockholders Entitled to Vote.  The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 1.17.                          Stock Ledger.  The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 1.16 of this Article I or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01.                          General Powers.  Except as may otherwise be provided by law, the Certificate of Incorporation or these Bylaws, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  In addition to the powers and authority expressly conferred upon it by applicable law, the Certificate of Incorporation or these Bylaws, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, except as otherwise specifically required by law or as otherwise provided in the Certificate of Incorporation.

Section 2.02.                          Number, Election and Qualification.  Subject to the terms of any one or more series or classes of Preferred Stock and the Certificate of Incorporation, the total number of directors constituting the Board of Directors shall be such number as may be fixed from time to time exclusively by resolution adopted by the affirmative vote of at least a majority of the directors then in office.  No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.  At any meeting of stockholders at which directors are to be elected, directors shall be elected by the plurality vote of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote thereon.  Election of directors need not be by written ballot.  Directors need not be stockholders of the Corporation. To the extent set forth in the Certificate of Incorporation, the directors of the Corporation may be divided into classes with terms set forth therein.

Section 2.03.                          Chairperson(s) of the Board.  The Board of Directors may elect a Chairperson or co-Chairpersons of the Board from among the members of the Board.  If elected, the Board of Directors shall designate a Chairperson or co-Chairpersons of the Board as either non-executive Chairperson(s) of the Board or executive Chairperson(s) of the Board.  The Chairperson or co-Chairpersons of the Board shall not be deemed officers of the Corporation, unless the Board of Directors shall determine otherwise.  Subject to the control vested in the Board of Directors by statute, by the Certificate of Incorporation, or by these Bylaws, the Chairperson or co-Chairpersons of the Board shall, if present, preside over all meetings of the stockholders and of the Board of Directors and shall have such other duties and powers as from time to time may be assigned to such Chairperson or co-Chairpersons by the Board of Directors, the Certificate of Incorporation or these Bylaws.  References in these Bylaws to a “Chairperson of the Board” or “co-Chairpersons of the Board” shall mean non-executive Chairperson(s) of the Board or executive Chairperson(s) of the Board, as designated by the Board of Directors.

Section 2.04.                          Annual and Regular Meetings.  The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held after the annual meeting of the stockholders and may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.  Notice of such annual meeting of the Board of Directors need not be given.  The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings.  Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, to each director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her usual place of business, or shall be delivered to him or her personally.  Notice of such action need not be given to any director who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice, whether before or after such meeting.

Section 2.05.                          Special Meetings; Notice.  Special meetings of the Board of Directors for any purpose or purposes shall be held whenever called by the Chairperson or co-Chairpersons of the Board, Chief Executive Officer, President or by the Board of Directors pursuant to the following sentence, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings.  Special meetings of the Board of Directors also may be held whenever called pursuant to a resolution approved by a majority of the Board of Directors then in office.  Notice shall be duly given to each director (a) in person or by telephone at least twenty-four (24) hours in advance of the meeting, (b) by sending written notice by reputable overnight courier, telecopy, facsimile or other means of electronic transmission, or delivering written notice by hand, to such director’s last known business, home or means of electronic transmission address at least twenty-four (24) hours in advance of the meeting, or (c) by sending written notice by first-class mail to such director’s last known business or to such other address as any director may request by notice to the Secretary at least seventy-two (72) hours in advance of the meeting.  Notice of any special meeting need not be given to any director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat.

Section 2.06.                          Quorum; Voting.  At all meetings of the Board of Directors, the presence of at least a majority of the total number of directors shall constitute a quorum for the transaction of business.  Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the vote of at least a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 2.07.                          Adjournment.  A majority of the directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place.  No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 of these Bylaws shall be given to each Director.

Section 2.08.                          Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing, writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.09.                          Regulations; Manner of Acting.  To the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws, the Board of Directors may adopt by resolution such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate.  The directors shall act only as a Board of Directors and the individual directors shall have no power in their individual capacities unless expressly authorized by the Board of Directors.

Section 2.10.                          Action by Telephonic Communications.  Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and communicate with each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 2.11.                          Resignations.  Any director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such Director, to the Chairperson or co-Chairpersons of the Board or the Secretary.  Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 2.12.                          Removal of Directors.  The directors of the Corporation may be removed in accordance with the Certificate of Incorporation and the DGCL.

Section 2.13.                          Vacancies and Newly Created Directorships.  Subject to the terms of any one or more series or classes of Preferred Stock or the designation rights of certain stockholders pursuant to any stockholders’ agreements, any vacancies in the Board of Directors for any reason and any newly created directorships resulting by reason of any increase in the number of directors shall be filled only by the Board of Directors (and not by the stockholders), acting by a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director, and any directors so appointed shall hold office until the next election of directors and until their successors are duly elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

Section 2.14.                          Compensation.  The amount, if any, which each director shall be entitled to receive as compensation for such director’s services, shall be fixed from time to time by resolution of the Board of Directors or any committee thereof or as an agreement between the Corporation and any Director.  The directors may be reimbursed their out-of-pocket expenses, if any, of attendance at each meeting of the Board of Directors in accordance with the Corporation’s policies in effect from time to time and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation and reimbursement for service as committee members.

Section 2.15.                          Reliance on Accounts and Reports, Etc.  A director, or a member of any committee designated by the Board of Directors, shall, in the performance of such director’s or member’s duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board of Directors, or by any other person as to the matters the director or the member reasonably believes are within such other person’s professional or expert competence and who the director or member reasonably believes or determines has been selected with reasonable care by or on behalf of the Corporation.

Section 2.16.                          Director Elections by Holders of Preferred Stock.  Notwithstanding the foregoing, whenever the holders of any one or more series or classes of Preferred Stock shall have the right, voting separately by series or class, to elect one or more directors at an annual or special meeting of stockholders, the election, filling of vacancies, removal of directors and other features of such one or more directorships shall be governed by the terms of such one or more series or classes of Preferred Stock to the extent permitted by law.

ARTICLE III

COMMITTEES

Section 3.01.                          Committees.  The Board of Directors, by resolution adopted by the affirmative vote of a majority of directors then in office, may designate from among its members one (1) or more committees of the Board of Directors, each committee to consist of such number of directors as from time to time may be fixed by the Board of Directors.  Any such committee shall serve at the pleasure of the Board of Directors.  Each such committee shall have the powers and duties delegated to it by the Board of Directors, subject to the limitations set forth in applicable Delaware law.  The Board of Directors may appoint the Chairperson of any committee, who shall preside at meetings of any such committee.  The Board of Directors may elect one (1) or more of its members as alternate members of any such committee who may take the place of any absent or disqualified member or members at any meeting of such committee, upon request of the Chairperson or co-Chairpersons of the Board or a Chairperson of such committee.

Section 3.02.                          Powers.  Each committee shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors or provided in charters or other organization documents of such committee approved by the Board of Directors.  No committee shall have the power or authority: to approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted by the Board of Directors to the stockholders for approval; or to adopt, amend or repeal the Bylaws of the Corporation.

Section 3.03.                          Proceedings.  Except as otherwise provided herein or required by law, each committee may fix its own rules of procedure and may meet at such place

(within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time.  Each committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board next following any such proceedings.

Section 3.04.                          Quorum and Manner of Acting.  Except as may be otherwise provided in the resolution creating such committee or in the rules of such committee, at all meetings of any committee, the presence of members (or alternate members) constituting a majority of the total authorized membership of such committee shall constitute a quorum for the transaction of business, except that, in the case of one-member committees, the presence of one member shall constitute a quorum and in the case of two-member committees, the presence of two members shall constitute a quorum.  The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such committee.  Any action required or permitted to be taken at any meeting of any committee may be taken without a meeting, if all members of such committee shall consent to such action in writing or by electronic transmission and such writing, writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.  The members of any committee shall act only as a committee, and the individual members of such committee shall have no power in their individual capacities unless expressly authorized by the Board of Directors.

Section 3.05.                          Action by Telephonic Communications.  Unless otherwise provided by the Board of Directors, members of any committee may participate in a meeting of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and communicate with each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 3.06.                          Absent or Disqualified Members.  In the absence or disqualification of a member of any committee, if no alternate member is present to act in his or her stead, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 3.07.                          Resignations.  Any member (and any alternate member) of any committee may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such member, to the Board of Directors or the Chairperson or co-Chairpersons of the Board.  Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 3.08.                          Removal.  Any member (and any alternate member) of any committee may be removed at any time, either for or without cause, by resolution adopted by a majority of the total authorized number of directors.

Section 3.09.                          Vacancies.  If any vacancy shall occur in any committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.

ARTICLE IV

OFFICERS

Section 4.01.                          Chief Executive Officer.  The Board of Directors shall select a Chief Executive Officer to serve at the pleasure of the Board of Directors.  The Chief Executive Officer shall (a) supervise the implementation of policies adopted or approved by the Board of Directors, (b) exercise a general supervision and superintendence over all the business and affairs of the Corporation, (c) appoint and remove subordinate officers, agents and employees, except those appointed by the Board of Directors, and (d) possess such other powers and perform such other duties as may be assigned to him or her by these Bylaws, as may from time to time be assigned by the Board of Directors and as may be incident to the office of Chief Executive Officer of the Corporation.  The Chief Executive Officer shall have general authority to execute bonds, deeds and contracts in the name of the Corporation and affix the corporate seal thereto, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the Chief Executive Officer.

Section 4.02.                          Chief Financial Officer of the Corporation.         The Board of Directors shall appoint a Chief Financial Officer of the Corporation to serve at the pleasure of the Board of Directors.  The Chief Financial Officer of the Corporation shall (a) have the custody of the corporate funds and securities, except as otherwise provided by the Board of Directors, (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, (c) deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, (d) disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and (e) render to the Chief Executive Officer and the Board of Directors, whenever they may require it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation.

Section 4.03.                          Treasurer and Assistant Treasurers.  The Chief Executive Officer shall appoint a Treasurer of the Corporation and any number of Assistant Treasurers to serve at the pleasure of the Board of Directors. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board or the Chief Executive Officer or the Chief Financial Officer.  In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as authorized by the

Board or the Chief Executive Officer, to make proper accounts of such funds, and to render as required by the Board statements of all such transactions and of the financial condition of the Corporation.

The Assistant Treasurers shall perform such duties and possess such powers as the Board, the Chief Executive Officer or the Treasurer may from time to time prescribe.  In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board) shall perform the duties and exercise the powers of the Treasurer.

Section 4.04.                          Secretary of the Corporation.  The Board of Directors shall appoint a Secretary of the Corporation to serve at the pleasure of the Board of Directors.  The Secretary of the Corporation shall (a) keep minutes of all meetings of the stockholders and of the Board of Directors, (b) authenticate records of the Corporation, (c) give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and (d) in general, have such powers and perform such other duties as may be assigned to him or her by these Bylaws, as may from time to time be assigned to him or her by the Board of Directors or the Chief Executive Officer and as may be incident to the office of Secretary of the Corporation.  If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then the Board of Directors may choose another officer to cause such notice to be given.  The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature.  The Secretary shall see that all books, reports, statements certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 4.05.                          Other Officers Elected by Board of Directors.  At any meeting of the Board of Directors, the Board of Directors may elect a President (who may or may not be the Chief Executive Officer), Vice Presidents, Assistant Secretaries or such other officers of the Corporation as the Board of Directors may deem necessary, to serve at the pleasure of the Board of Directors.  Other officers elected by the Board of Directors shall have such powers and perform such duties as may be assigned to such officers by or pursuant to authorization of the Board of Directors or by the Chief Executive Officer.  Any number of offices may be held by the same person.

Section 4.06.                          Term of Office.  Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign, but, subject to the requirements of the Certificate of Incorporation, any officer may be removed pursuant to the provisions set forth in Section 4.07.

Section 4.07.                          Removal and Resignation; Vacancies.  Any officer may be removed for or without cause at any time by the Board of Directors.  Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors, the Chief Executive Officer or the Secretary.  Unless otherwise specified therein, such resignation shall take effect upon delivery.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by or pursuant to authorization of the Board of Directors.

Section 4.08.                          Authority and Duties of Officers.  The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these Bylaws or pursuant to authorization of the Board of Directors, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

Section 4.09.                          Salaries of Officers.  The salaries of all officers of the Corporation shall be fixed by the Board of Directors or any duly authorized committee thereof.

ARTICLE V

CAPITAL STOCK

Section 5.01.                          Certificates of Stock.  The Board of Directors may authorize that some or all of the shares of any or all of the Corporation’s classes or series of stock be evidenced by a certificate or certificates of stock.  The Board of Directors may also authorize the issue of some or all of the shares of any or all of the Corporation’s classes or series of stock without certificates.  The rights and obligations of stockholders with the same class and/or series of stock shall be identical whether or not their shares are represented by certificates.

(a)                                 Shares with Certificates.  If the Board of Directors chooses to issue shares of stock evidenced by a certificate or certificates, each individual certificate shall include the following on its face: (i) the Corporation’s name, (ii) the fact that the Corporation is organized under the laws of Delaware, (iii) the name of the person to whom the certificate is issued, (iv) the number of shares represented thereby, (v) the class of shares and the designation of the series, if any, which the certificate represents, and (vi) such other information as applicable law may require or as may be lawful.  If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate.  Alternatively, each certificate shall state on its front or back that the Corporation will furnish the stockholder this information in writing, without charge, upon request.  Each certificate of stock issued by the Corporation shall be signed (either manually or in facsimile) by any two officers of the Corporation.  If the person who signed a certificate no longer holds office when the certificate is issued, the certificate is nonetheless valid.

(b)                                 Shares without Certificates.  If the Board of Directors chooses to issue shares of stock without certificates, the Corporation, if required by the Exchange Act, shall, within a reasonable time after the issue or transfer of shares without certificates, send the stockholder a written notice containing the information required to be set forth or stated on certificates pursuant to the laws of the DGCL.  The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

Section 5.02.                          Signatures; Facsimile.  All signatures on the certificate referred to in Section 5.01 of these Bylaws may be in facsimile, engraved or printed form, to the extent permitted by law.  In case any officer, transfer agent or registrar who has signed, or whose facsimile, engraved or printed signature has been placed upon a certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 5.03.                          Lost, Stolen or Destroyed Certificates.  Except as provided in this Section 5.03, no new share certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time.  The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Corporation of an affidavit of the owner or owners of such certificate, setting forth such allegation.  The Corporation may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 5.04.                          Transfer of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the laws of the DGCL.  Subject to the provisions of the Certificate of Incorporation and these Bylaws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.  No transfer of stock shall be valid against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.

Section 5.05.                          Record Date.  In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty (60) nor fewer than ten (10) days before the date of such meeting (or less than twenty (20) days if a merger or consolidation is to be acted upon at such a meeting).  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.06.                          Registered Stockholders.  Prior to due surrender of a certificate for registration of transfer of any certificated shares, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests.  Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

Section 5.07.                          Transfer Agent and Registrar.  The Board of Directors may appoint one (1) or more transfer agents and one (1) or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

ARTICLE VI

INDEMNIFICATION

Section 6.01.                          Mandatory Indemnification and Advancement of Expenses.  The Corporation shall indemnify and provide advancement to any Indemnitee to the fullest extent permitted by law, as such may be amended from time to time.  The rights to indemnification and advancement conferred in this Section shall be contract rights.  In furtherance of the foregoing indemnification and advancement obligations, and without limiting the generality thereof:

(a)                                 Proceedings Other Than Proceedings by or in the Right of the Corporation.  Any Indemnitee shall be entitled to the rights of indemnification and advancement provided in this Section 6.01(a) if, by reason of his or her Corporate Status (as defined below), Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding other than a Proceeding by or in the right of the Corporation.  Pursuant to this Section 6.01(a), any Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her, or on his or her behalf, in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b)                                 Proceedings by or in the Right of the Corporation.  Any Indemnitee shall be entitled to the rights of indemnification and advancement provided in this Section 6.01(b) if, by reason of his or her Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Corporation.  Pursuant to this Section 6.01(b), any Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been finally adjudged to be liable to the Corporation unless and to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine that such indemnification may be made.

(c)                                  The Corporation hereby acknowledges that Indemnitees may have certain rights to indemnification, advancement of expenses and/or insurance provided by sources other than the Corporation (“Third Party Indemnitors”).  The Corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Indemnitees are primary and any obligation of the Third Party Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Indemnitees are secondary), (ii) that it shall be required to advance the full amount of Expenses incurred by the Indemnitees and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this paragraph and the Bylaws of the Corporation from time to time (or any other agreement between the Corporation and the Indemnitees), without regard to any rights the Indemnitees may have against the Third Party Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Third Party Indemnitors from any and all claims against the Third Party Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Corporation further agrees that no advancement or payment by the Third Party Indemnitors on behalf of the Indemnitees with respect to any claim for which the Indemnitees have sought indemnification from the Corporation shall affect the foregoing and the Third Party Indemnitors shall have a right of contribution and/or to be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnitees against the Corporation.  The Corporation and the Indemnitees agree that the Third Party Indemnitors are express third party beneficiaries of the terms of this paragraph.

Section 6.02.                          Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding any other provision of this Article VI, to the extent that any Indemnitee is, by reason of his or her Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he or she shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.  If such Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter.  For purposes of this Section 6.02 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 6.03.                          Employees and Agents.  This Section VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.  Without limiting the generality of the foregoing, the Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and advancement of expenses to employees and agents of the Corporation.

Section 6.04.                          Advancement of Expenses.  Notwithstanding any other provision of this Article VI, the Corporation shall advance all Expenses incurred by or on behalf of any Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within thirty (30) days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding, and regardless of such Indemnitee’s ability to repay any such amounts in the event of an ultimate determination that Indemnitee is not entitled thereto.  Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any

Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.  Any advances and undertakings to repay pursuant to this Section 6.04 shall be unsecured and interest free.

Section 6.05.                          Non-Exclusivity.  The rights to indemnification and to the payment of Expenses incurred in defending a Proceeding in advance of the final disposition of such Proceeding conferred in this Article VI shall not be exclusive of any other rights which any person may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, any agreement, vote of stockholders, resolution of directors or otherwise.  The assertion or employment of any right or remedy in this Article VI, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

Section 6.06.                          Insurance.  The Corporation shall have the power to purchase and maintain insurance, at its expense, to the fullest extent permitted by law, as such may be amended from time to time.  Without limiting the generality of the foregoing, the Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or who is serving, was serving, or has agreed to serve at the request of the Corporation as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise, against any liability asserted against him or her and incurred by him or her or on his or her behalf in such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

Section 6.07.                          Exception to Rights of Indemnification and Advancement.  Notwithstanding any provision in this Article VI, the Corporation shall not be obligated by this Article VI to make any indemnity or advancement in connection with any claim made against an Indemnitee:

(a)                                 subject to Section 6.01(c), for which payment has actually been made to or on behalf of such Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision;

(b)                                 for an accounting of profits made from the purchase and sale (or sale and purchase) by such Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law;

(c)                                  for reimbursement to the Corporation of any bonus or other incentive-based or equity based compensation or of any profits realized by Indemnitee from the sale of securities of the Corporation in each case as required under the Exchange Act; or

(d)                                 in connection with any Proceeding (or any part of any Proceeding) initiated by such Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by such Indemnitee against the Corporation or its directors, officers, employees or other Indemnitees, unless (i) the Corporation has joined in or, prior to such Proceeding’s initiation, the Board of Directors authorized such Proceeding (or any part of such Proceeding), (ii) the Corporation provides the indemnification or advancement, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, or (iii) the Proceeding is one to enforce such Indemnitee’s rights under this Article VI, Article VII of the Certificate of Incorporation or any other indemnification, advancement or exculpation rights to which Indemnitee may at any time be entitled under applicable law or any agreement.

Section 6.08.                          Definitions.  For purposes of this Article VI:

(a)                                 “Corporate Status” describes the status of an individual who is or was or has agreed to become a director or officer of the Corporation or who is serving, was serving, or has agreed to serve at the request of the Corporation as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise.

(b)                                 “Enterprise” shall mean the Corporation and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Corporation (or any of their wholly owned subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, of which Indemnitee is or was serving at the request of the Corporation as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent.

(c)                                  “Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including, without limitation, all attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Article VI, ERISA excise taxes and penalties, and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding, including, without limitation, reasonable compensation for time spent by the Indemnitee for which he or she is not otherwise compensated by the Corporation or any third party.  Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

(d)                                 “Indemnitee” means any current or former director or officer of the Corporation; and

(e)                                  “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative (formal or informal) nature, including appeal therefrom, in which Indemnitee was, is, will or might be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation, by reason of any action (or failure to act) taken by him or of any action (or failure to act) on his part while acting as a director, officer, employee or agent of the Corporation, or by reason of the fact that Indemnitee is or was serving at the request of the Corporation as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Article VI.  If the Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, this shall be considered a Proceeding under this Article VI.

Section 6.09.                          Right of Indemnitee to Bring Suit.  If a claim under this Article VI is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, Indemnitee may at any time thereafter bring suit against the Corporation in the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware to recover the unpaid amount of the claim.  In any such action, the Corporation shall have the burden of proving that Indemnitee was not entitled to the requested indemnification, advancement or payment of Expenses.  It shall be a defense to any such action (other than an action brought to enforce a claim for Expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that Indemnitee has not met the standards of conduct which make it permissible under these Bylaws, the Certificate of Incorporation or the DGCL for the Corporation to indemnify Indemnitee for the amount claimed.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification or advancement is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in these Bylaws, the Certificate of Incorporation or the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met any applicable standard of conduct.  If successful, in whole or in part, Indemnitee shall also be entitled to be paid the Expenses of prosecuting such action.

Section 6.10.                          Survival of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.11.                          Change in Rights.  Neither any amendment nor repeal of this Article VI, nor the adoption of any provision in these Bylaws inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI in respect of any acts or omissions occurring prior to such alteration, amendment, addition to, repeal or adoption.

ARTICLE VII

GENERAL PROVISIONS

Section 7.01.                          Dividends.  Subject to any applicable provisions of law or the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property or shares of the Corporation’s capital stock.  A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Section 7.02.                          Execution of Instruments.  The Board of Directors may authorize, or provide for the authorization of, officers, employees or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.  Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.

Section 7.03.                          Voting as Stockholder.  Unless otherwise determined by resolution of the Board of Directors, the Chief Executive Officer, the President, if any, the Chief Financial Officer, any Executive Vice President or any other person authorized by the Board of Directors shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock.  Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting.  The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

Section 7.04.                          Corporate Seal.  The corporate seal shall be in such form as the Board of Directors shall prescribe.  The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 7.05.                          Fiscal Year.  The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

Section 7.06.                          Notices.  If mailed, notice to a stockholder shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.  An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given in writing or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 7.07.                          Form of Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the DGCL.

Section 7.08.                          Time Periods.  In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 7.09.                          Severability.  If any provision (or any part thereof) of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these Bylaws (including, without limitation, each portion of any section of these Bylaws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of these Bylaws (including, without limitation, each such containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

Section 7.10.                          Forum.  Unless the Corporation consents in writing in advance to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action asserting a claim of breach of a fiduciary duty owed by, or any wrongdoing by, any director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (C) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation (including as it may be amended from time to time), or these Bylaws, (D) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these Bylaws, or (E) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (A) through (E) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the personal jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination).

ARTICLE VIII

AMENDMENT OF BYLAWS

Section 8.01.                          By the Board / Stockholders.  These By-laws may be altered, amended or repealed, in whole or in part, or new By-laws may be adopted by the Board of Directors or by the stockholders as provided in the Certificate of Incorporation.

ARTICLE IX

CONSTRUCTION

In the event of any conflict between the provisions of these Bylaws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.  Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes corporations, other business entities, and natural persons.

FORM OF LETTER

EXHIBIT G

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Steven G. Nelson and Sharmin Carter

Re: Trust Account No. D5 40218 Z1 Termination Letter

Gentlemen:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Avista Healthcare Public Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of October 10, 2016 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement with (the “Target Business”) to consummate a business combination with Target Business (the “Business Combination”) on or about August 17, 2018. The Company shall notify you at least forty-eight (48) hours in advance of the actual date of the consummation of the Business Combination (“Consummation Date”). Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence to liquidate all of the assets of the Trust Account on [insert date], and to transfer the proceeds into the above-referenced trust checking account at J.P. Morgan Chase Bank, N.A. to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company and Credit Suisse Securities (USA) LLC (“Credit Suisse”) (with respect to the Deferred Discount) shall direct on the Consummation Date. It is acknowledged and agreed that while the funds are on deposit in the trust checking account at J.P. Morgan Chase Bank, N.A. awaiting distribution, neither the Company nor Credit Suisse will earn any interest or dividends.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, or will be consummated substantially concurrently with your transfer of funds to the accounts as directed by the Company (the “Notification”) and (ii) the Company shall deliver to you (a) [an affidavit] [a certificate] of the Chief Executive Officer, which verifies that the Business Combination has been approved by a vote of the Company’s shareholders, if a vote is held and (b) joint written instruction signed by the Company and Credit Suisse with respect to the transfer of the funds held in the Trust Account, including payment of the Deferred Discount from the Trust Account (the “Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Notification and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company in writing of the same and the Company shall direct you as to whether such funds should remain

G-1

in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in Section 1(c) of the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice as soon thereafter as possible.

Very truly yours,

Avista Healthcare Public Acquisition Corp.

By:
Name:
Title:

cc: Credit Suisse Securities (USA) LLC

G-2

FORM OF AGREEMENT

EXHIBIT H

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•] is made and entered into by and among Avista Healthcare Public Acquisition Corp., a Delaware corporation (“AHPAC”), Avista Acquisition Corp., a Cayman Islands exempted company (the “Sponsor”), the undersigned parties listed under Existing Holders on the signature page hereto (each such party, together with the Sponsor and any person or entity deemed an “Existing Holder” who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, an “Existing Holder” and collectively the “Existing Holders”), the undersigned parties listed under New Holders on the signature page hereto (each such party, together with any person or entity deemed an “New Holder” who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, a “New Holder” and collectively, the “New Holders”). Capitalized terms used but not otherwise defined in this Agreement shall have the meaning ascribed to such term in the Merger Agreement (as defined below).

RECITALS

WHEREAS, on October 10, 2016 (the “Original Execution Date”), AHPAC and the Existing Holders entered into that certain Registration Rights Agreement (the “Existing Registration Rights Agreement”), pursuant to which AHPAC granted the Existing Holders certain registration rights with respect to certain securities of AHPAC;

WHEREAS, AHPAC has entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of [•], 2018, by and among AHPAC, Organogenesis Inc., a Delaware corporation, and Avista Healthcare Merger Sub, Inc., a Delaware corporation;

WHEREAS, upon the closing of the transactions contemplated by the Merger Agreement and subject to the terms and conditions set forth therein, (a) the New Holders will hold shares of Class A common stock, par value $0.0001, of AHPAC (“Class A Common Stock”) and (b) the Existing Holders will hold shares of Class B common stock, par value $0.0001, of AHPAC (“Class B Common Stock”), in each case, in such amounts and subject to such terms and conditions as set forth in the Merger Agreement;

WHEREAS, pursuant to Section 5.5 of the Existing Registration Rights Agreement, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of AHPAC and the Existing Holders of a majority-in-interest of the “Registrable Securities” (as such term was defined in the Existing Registration Rights Agreement) at the time in question; and

WHEREAS, AHPAC and all of the Existing Holders desire to amend and restate the Existing Registration Rights Agreement in order to provide the Existing Holders and the New Holders certain registration rights with respect to certain securities of AHPAC, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1                               Definitions.  The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of AHPAC, after consultation with counsel to AHPAC, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) AHPAC has a bona fide business purpose for not making such information public.

“Affiliate” shall mean, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under direct or indirect common control with, such Person.  For the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings.

“Agreement” shall have the meaning given in the Preamble.

“AHPAC” shall have the meaning given in the Preamble.

“Block Trade” means an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Blackout Period” shall have the meaning given in Section 3.4.

“Board” shall mean the Board of Directors of AHPAC.

“Class A Common Stock” shall have the meaning given in the Recitals hereto.

“Class B Common Stock” shall have the meaning given in the Recitals hereto.

“Commission” shall mean the Securities and Exchange Commission.

“Demand Registration” shall have the meaning given in subsection 2.1.1.

“Demanding Holder” means, as applicable, the Holders making a written demand for the Registration of Registrable Securities pursuant to subsection 2.1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Existing Holders” shall have the meaning given in the Preamble.

“Existing Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“Family Group” shall mean, with respect to any Person, such Person, such Person’s spouse, such Person’s or his/her spouse’s mother, father, descendants, sisters, brothers, aunts, uncles, first cousin, spouses of such Person’s descendants, sisters, brothers, aunts, uncles, first cousin and any trust, foundation or other legal entity controlled by such Person or any of such Person’s spouse or descendants, sisters, brothers, aunts, uncles, first cousin, and estate planning (or similar) vehicles for the benefit of any of the foregoing Persons.  Family Group members include Persons who are such by birth or adoption.

“Form S-1” shall mean any Form S-1 or any similar long-form registration statement that may be available at such time.

“Form S-3” shall have the meaning given in Section 2.3.

“Founder Lock-up Period” shall mean, with respect to the Founder Stock held by the Existing Holders or their Permitted Transferees, the period ending on the earlier of (a) one year after the date hereof, (b) the first date the closing price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for share splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the date hereof and (c) the date on which AHPAC completes a liquidation, merger, stock exchange, reorganization or other similar transaction which results in all of AHPAC’s stockholders having the right to exchange their Class A Common Stock for cash, securities or other property.

“Founder Stock” shall mean all shares of Class B Common Stock that are issued and outstanding as of the date hereof and all shares of Class A Common Stock issued upon conversion thereof.

“Holders” means the PIPE Holders, the Existing Holders, the New Holders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2.

“Lender Holders” shall mean the New Holders, solely in respect of the Registrable Securities received by them pursuant to that certain Exchange Agreement, dated on or around the date hereof, by and among AHPAC and the lenders listed in Schedule A thereof.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus in the light of the circumstances under which they were made) not misleading.

“New Holders” shall have the meaning given in the Preamble.

“New Holder Lock-Up Period” shall mean, with respect to the Restricted Shares that are held by the New Holders or their Permitted Transferees, the period ending six (6) months after the date hereof.

“Original Execution Date” shall have the meaning given in the Recitals hereto.

“Permitted Transferees” shall mean a person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the Founder Lock-up Period or New Holder Lock-Up Period, as applicable, in accordance with this Agreement and any other agreement between AHPAC and such Holder.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“PIPE Holders” shall mean Avista Capital Partners IV, L.P., a Delaware limited partnership and Avista Capital Partners IV (Offshore), L.P., a limited partnership formed under the laws of the Bermuda.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the shares of Class A Common Stock issued upon the conversion of Class B Common Stock, (b) any outstanding shares of Class A Common Stock or any other equity security of AHPAC held by an Existing Holder as of the date of this Agreement (including the shares of Class A Common Stock issued or issuable upon the exercise of any such other equity security), (c) any equity securities of AHPAC issuable upon conversion of any working capital loans in an amount up to $1,500,000 made to AHPAC by an Existing Holder (including the shares of Class A Common Stock issued or issuable upon the exercise of any such equity security), (d) any outstanding shares of Class A Common Stock or any other equity security of AHPAC held by a New Holder or a PIPE Holder as of the date of this Agreement (including the shares of Class A Common Stock issued or issuable upon the exercise of any such other equity security), and (e) any other equity security of AHPAC issued or issuable with respect to any shares of Class A Common Stock described in the foregoing clauses (a) through (e) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by AHPAC and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated by the Commission) (but with no volume or other restrictions or limitations); or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A)                               all registration, listing and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the shares of Class A Common Stock are then listed;

(B)                               fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C)                               printing, messenger, telephone and delivery expenses (including the cost of distributing prospectuses in preliminary and final form as well as any supplements thereto);

(D)                               reasonable fees and disbursements of counsel for AHPAC;

(E)                                reasonable fees and disbursements of all independent registered public accountants of AHPAC (including any fees and expenses arising from any special audits or “comfort letters”) and any other Persons retained by AHPAC in connection with or incident to any registration of Registrable Securities pursuant to this Agreement;

(F)                                 reasonable fees and expenses of one (1) legal counsel selected by either (i) the majority-in-interest of the Demanding Holders (and any local or foreign counsel) initiating a Demand Registration or Shelf Underwritten Offering (including, without limitation, a Block Trade), or (ii) a of a majority-in-interest of participating Holders under Section 2.3 if the Registration was initiated by the Company for its own  account or that of a Company stockholder other than pursuant to rights under this Agreement, in each case to be registered for offer and sale in the applicable Registration.

(G)                               all transfer agent’s and registrar’s fees;

(H)                              customary fees and expenses incurred in connection with any “road show” for underwritten offerings; and

(I)                                   customary fees and expenses of underwriters (other than Selling Expenses) customarily paid by the issuers of securities.

“Registration Rights” shall have the meaning given in Section 5.6.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Restricted Shares” shall have the meaning given in Section 3.6.

“Requesting Holder” shall have the meaning given in subsection 2.1.1.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Sponsor” shall have the meaning given in the Recitals hereto.

“Suspension Period” shall have the meaning given in Section 3.4.

“Transfer” shall have the meaning given in Section 3.6.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean a Registration in which securities of AHPAC are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

ARTICLE II
REGISTRATIONS

2.1                               Demand Registration.

2.1.1                     Request for Registration.  Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, (a) the Existing Holders of at least a majority-in-interest of the then-outstanding number of Registrable Securities held by the Existing Holders, (b) the New Holders of at least a majority-in-interest of the then-outstanding number of Registrable Securities held by the New Holders or (c) the PIPE Holders of at least a majority-in-interest of the then-outstanding number of Registrable Securities held by the PIPE Holders (the “Demanding Holders”), in each case, may make a written demand for Registration of all or a part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”).  AHPAC shall, within ten (10) days of AHPAC’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify AHPAC, in writing, within five (5) days after the receipt by the Holder of the notice from AHPAC.  Upon receipt by AHPAC of any such written notification from a Requesting Holder(s) to AHPAC, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and AHPAC shall effect, as soon thereafter as practicable, but not more than forty five (45) days immediately after AHPAC’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration.  Under no circumstances shall AHPAC be obligated to effect more than (x) an aggregate of three (3) Registrations pursuant to a Demand Registration by the Existing Holders under this subsection 2.1.1 with respect to any or all Registrable Securities held by such Existing Holders, (y) an aggregate of three (3) Registrations pursuant to a Demand Registration by the PIPE Holders under this subsection 2.1.1 with respect to any or all Registrable Securities held by such PIPE Holders and (z) an aggregate of three (3) Registrations pursuant to a Demand Registration by the New Holders under this subsection 2.1.1 with respect to any or all Registrable Securities held by such New Holders.  Notwithstanding the foregoing, AHPAC shall not be required to give effect to a Demand Registration from a Demanding Holder if AHPAC has registered Registrable Securities pursuant to a Demand Registration from such Demanding Holder in the preceding one-hundred and fifty (150) days.

2.1.2                     Effective Registration.  Notwithstanding the provisions of subsection 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) AHPAC has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify AHPAC in writing, but in no event later than five (5) days, of such election; provided, further, that AHPAC shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.1.3                     Underwritten Offering.  Subject to the provisions of subsection 2.1.5 and Section 2.4 hereof, if a majority-in-interest of the Demanding Holders so advise AHPAC as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering (including a Block Trade), then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein.  All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest of the Demanding Holders initiating the Demand Registration.

2.1.4                     Reduction of Underwritten Offering.  If the managing Underwriter or Underwriters in an Underwritten Offering pursuant to a Demand Registration, in good faith, advises AHPAC, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Class A Common Stock or other equity securities that AHPAC desires to sell and the shares of Class A Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in such Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then AHPAC shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the PIPE Holders and the Lender Holders that are Demanding Holders or Requesting Holders (in each case pro rata based on the respective number of Registrable Securities that such Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that such Demanding Holders and Requesting Holders have requested be included in such Underwritten Offering (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of the Existing Holders and the other New Holders that are Demanding Holders or Requesting Holders (Pro Rata) without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of any other Holders (Pro Rata) without exceeding the Maximum Number of Securities; (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under clauses (i) to (iii), shares of Class A Common Stock or other equity securities that AHPAC desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (v) fifth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) to (iv), the shares of Class A Common Stock or other equity securities of other persons or entities that AHPAC is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.5                     Demand Registration Withdrawal.  Any of the Demanding Holders initiating a Demand Registration or any of the Requesting Holders (if any), pursuant to a Registration under subsection 2.1.1 shall have the right to withdraw from a Registration pursuant to such Demand Registration pursuant to subsection 2.1.1 for any or no reason whatsoever upon written notification to AHPAC and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration prior to (x) in the case of a Demand Registration not involving any Underwritten Offering, the effectiveness of the applicable Registration Statement or (y) in the case of any Demand Registration involving an Underwritten Offering, prior to the pricing of such Underwritten Offering; provided, however, that upon withdrawal by a majority-in-interest of the Demanding Holders initiating a Demand Registration, AHPAC shall cease all efforts to secure effectiveness of the applicable Registration Statement or complete the

Underwritten Offering, as applicable.  Notwithstanding anything to the contrary in this Agreement, AHPAC shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.1.5.

2.2                               Piggyback Registration.

2.2.1                     Piggyback Rights.  If AHPAC proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of AHPAC (or by AHPAC and by the stockholders of AHPAC including, without limitation, pursuant to Section 2.1 hereof), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to AHPAC’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of AHPAC or (iv) for a dividend reinvestment plan, then AHPAC shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”).  AHPAC shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of AHPAC included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof.  All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by AHPAC.

2.2.2                     Reduction of Piggyback Registration.  If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises AHPAC and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the shares of Class A Common Stock that AHPAC desires to sell, taken together with (i) the shares of Class A Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant Section 2.2 hereof, and (iii) the shares of Class A Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of AHPAC, exceeds the Maximum Number of Securities, then:

(a)                                 If the Registration is undertaken for AHPAC’s account, AHPAC shall include in any such Registration (i) first, the shares of Class A Common Stock or other equity securities that AHPAC desires to sell, which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of the PIPE Holders and the Lender Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, pro rata, based on the respective number of Registrable Securities that each PIPE Holder or Lender Holder has requested to be included in such Piggyback Registration and the aggregate number of Registrable Securities that the PIPE Holders and Lender Holders have requested be included in such Piggyback Registration, which can be sold without exceeding the Maximum Number of Securities, (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of the other Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, pro rata, based on the respective number of Registrable Securities that each Holder has requested to be included in such Piggyback Registration and the aggregate number of Registrable Securities that the Holders have requested be included in such Piggyback Registration, which can be sold without exceeding the Maximum Number of Securities, and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) to (iii), the shares of Class A Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of AHPAC, which can be sold without exceeding the Maximum Number of Securities;

(b)                                 If the Registration is pursuant to a request by Holders of Registrable Securities, then AHPAC shall include in any such Registration (i) first, the Registrable Securities of the PIPE Holders and the Lender Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof (Pro Rata) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of the Existing Holders and the other New Holders (Pro Rata) without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of any other Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof (Pro Rata) without exceeding the Maximum Number of Securities; (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under clauses (i) to (iii), shares of Class A Common Stock or other equity securities that AHPAC desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (v) fifth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) to (iv), the shares of Class A Common Stock or other equity securities of other persons or entities that AHPAC is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons exercising such rights and that can be sold without exceeding the Maximum Number of Securities.

(c)                                  If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then AHPAC shall include in any such Registration (i) first, the shares of Class A Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (ii) second, the Registrable Securities of the PIPE Holders and the Lender Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof (Pro Rata) that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) or (ii), the Registrable Securities of the Existing Holders and the other New Holders (Pro Rata) without exceeding the Maximum Number of Securities; (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) to (iii), the Registrable Securities of any other Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof (Pro Rata) without exceeding the Maximum Number of Securities; (v) fifth, to the extent that the Maximum Number of Securities has not been reached under clauses (i) to (iv), shares of Class A Common Stock or other equity securities that AHPAC desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (vi) sixth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) to (v), the shares of Class A Common Stock or other equity securities of other persons or entities that AHPAC is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons exercising such rights and that can be sold without exceeding the Maximum Number of Securities.

2.2.3                     Piggyback Registration Withdrawal.  Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to AHPAC and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to (x) in the case of a Piggyback Registration not involving an Underwritten Offering, prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or (y) in the case of any Piggyback Registration involving an Underwritten Offering, prior to the pricing of such Underwritten Offering.  AHPAC (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement.  Notwithstanding anything to the contrary in this Agreement, AHPAC shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4                     Unlimited Piggyback Registration Rights.  For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under subsection 2.1.1 hereof.

2.3                               Registrations on Form S-3.  The Holders of Registrable Securities may at any time, and from time to time, request in writing that AHPAC, pursuant to Rule 415 under the Securities Act (or any successor rule promulgated thereafter by the Commission), register the resale of any or all of their Registrable Securities on Form S-3 or any similar short-form registration statement that may be available at such time (“Form S-3”).  Within five (5) days of AHPAC’s receipt of a written request from a Holder or Holders of Registrable Securities for a Registration

on Form S-3, AHPAC shall promptly give written notice of the proposed Registration on Form S-3 to all other Holders of Registrable Securities, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Registration on Form S-3 shall so notify AHPAC, in writing, within ten (10) days after the receipt by the Holder of the notice from AHPAC.  As soon as practicable thereafter, but not more than twelve (12) days after AHPAC’s initial receipt of such written request for a Registration on Form S-3, AHPAC shall register all or such portion of such Holder’s Registrable Securities as are specified in such written request, together with all or such portion of Registrable Securities of any other Holder or Holders joining in such request as are specified in the written notification given by such Holder or Holders; provided, however, that AHPAC shall not be obligated to effect any such Registration pursuant to Section 2.3 hereof if (i) a Form S-3 is not available for such offering; or (ii) the Holders of Registrable Securities, together with the Holders of any other equity securities of AHPAC entitled to inclusion in such Registration, propose to sell the Registrable Securities and such other equity securities (if any) at any aggregate price to the public of less than $5,000,000. The Holders agree that in any Underwritten Offering under such Form S-3 in which the number of Registrable Securities that the Holders have requested to sell exceeds the Maximum Number of Securities, then the Registrable Securities of such Holders to be included in such Underwritten Offering shall be determined in accordance with Section 2.1.4.

2.4                               Restrictions on Registration Rights.  If (A) during the period starting with the date sixty (60) days prior to AHPAC’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, an AHPAC initiated Registration and provided that AHPAC has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.1.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested an Underwritten Offering and AHPAC and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be seriously detrimental to AHPAC and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case AHPAC shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to AHPAC for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement.  In such event, AHPAC shall have the right to defer such filing for a period of not more than thirty (30) days; provided, however, that AHPAC shall not defer its obligation in this manner more than once in any 12-month period; provided, further, however, that in such event, the Demanding Holders will be entitled to withdraw their request for a Demand Registration and, if such request is withdrawn, such Demand Registration will not count as a Demand Registration, and AHPAC will pay all registration expenses in connection with such withdrawn Registration.

2.5                               Underwritten Shelf Offerings and Block Trades. Notwithstanding any other provision of this Article II, but subject to Sections 2.4 and 3.4, a Holder has a right to elect to sell its Registrable Securities in an underwritten shelf offering or a Block Trade (a “Shelf Underwriting”) at a time when, and pursuant to, a Form S-3 covering the applicable Registrable Securities is effective or AHPAC is eligible to file a Form S-3 with immediate effectiveness. Notwithstanding any other time periods in this Article II, a demanding Holder shall provide written notice (a “Shelf Underwriting Request”) of its election to sell such Holder’s Registrable Securities to AHPAC specifying (i) the proposed date of the commencement of the Shelf Underwriting, which date shall be at least ten (10) business days after the date of such Shelf Underwriting Notice, and (ii) the number of such Holder’s Registrable Securities to be included in such Shelf Underwriting. AHPAC shall give written notice (a “Shelf Underwriting Notice”) to the other Holders as promptly as practicable, but no later than two (2) business days after receipt of the Shelf Underwriting Request. The Company shall include in such Shelf Underwriting (i) the number of Registrable Securities requested to be included in such Shelf Underwriting by the demanding Holder and (ii) the number of shares of Registrable Securities of any other Holders who shall have made a written request to AHPAC within five (5) business days of receipt of the Shelf Underwriting Notice to include their Registrable Securities in such Shelf Underwriting (which request shall have specified the maximum number of Registrable Securities intended to be sold by such requesting Holder in such Shelf Underwriting); provided, however, that the Holders agree that in any Shelf Underwriting in which the number of Registrable Securities that the Holders have requested to sell exceeds the Maximum Number of Securities, then the Registrable Securities of such Holders to be included in such Shelf Underwriting shall be determined in accordance with the cut back provisions set forth in Section 2.1.4. Notwithstanding any other provision of this Article II, but subject to Sections 2.4 and 3.4, as expeditiously as possible, AHPAC shall use its reasonable best efforts to facilitate such Shelf Underwriting on the requested date. The Holders shall use reasonable best efforts to work with AHPAC and the Underwriters  in order to facilitate preparation of the Registration Statement, Prospectus and other offering documentation related to the Shelf Underwriting and any related due diligence and comfort procedures.

ARTICLE III
AHPAC PROCEDURES

3.1                               General Procedures.  If AHPAC is required to effect the Registration of Registrable Securities, AHPAC shall use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto AHPAC shall, as expeditiously as possible:

3.1.1                     prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2                     prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by AHPAC or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3                     prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and to such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the one legal counsel for such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders (and in each case shall consider in good-faith any comments provided by such persons);

3.1.4                     prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of AHPAC and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that AHPAC shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5                     cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by AHPAC are then listed;

3.1.6                     provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7                     advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of comments by the Commission, any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8       at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus;

3.1.9       notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10     permit a representative of the Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement and each such Prospectus included therein or filed with the Commission, Commission, and each amendment or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business, finances and accounts of AHPAC and its subsidiaries with its officers, directors and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders’ and such underwriters’ respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act, and will and cause AHPAC’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters if requested by AHPAC enter into a confidentiality agreement, in form and substance reasonably satisfactory to AHPAC, prior to the release or disclosure of any such information;

3.1.11     obtain a “cold comfort” letter from AHPAC’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12     if such offering is an Underwritten Offering of Registrable Securities, use its reasonable best efforts to provide to the Underwriters legal opinions and negative assurance letters of AHPAC’s outside counsel, addressed to the underwriters in form, substance and scope reasonably satisfactory to such Underwriters covering such matters of the type customarily covered by legal opinions and negative assurance letters of such nature and other matters as may be reasonably requested by such Underwriters;

3.1.13     in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.14     make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of AHPAC’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations thereunder, including Rule 158 thereunder (or any successor rule promulgated by the Commission);

3.1.15     if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $25,000,000, use its reasonable efforts to make available senior executives of AHPAC to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.16     otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2          Registration Expenses.  The Registration Expenses of all Registrations shall be borne by AHPAC.  It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts and brokerage fees, and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3          Requirements for Participation in Underwritten Offerings.

3.3.1       No person may participate in any Underwritten Offering for equity securities of AHPAC pursuant to a Registration initiated by AHPAC hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by AHPAC and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.3.2       Holders participating in an Underwritten Offering may, at their option, require that any or all of the representations and warranties by AHPAC to and for the benefit of the Underwriters shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such Underwriters shall also be made to and for the benefit of such Holders; provided, however, that AHPAC shall not be required to make any representations or warranties with respect to written information specifically provided by a Holder in writing for inclusion in the Registration Statement.

3.4          Suspension of Sales; Adverse Disclosure.  Upon receipt of written notice from AHPAC that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that AHPAC hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by AHPAC that the use of the Prospectus may be resumed (any such period, a “Suspension Period”).  If the filing, initial effectiveness or continued use of a (including in connection with any Underwritten Offering) Registration Statement in respect of any Registration at any time would require AHPAC to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to AHPAC for reasons beyond AHPAC’s control, AHPAC may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of (including in connection with any Underwritten Offering), such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by AHPAC to be necessary for such purpose (any such period, a “Blackout Period”) and in no event shall (i) AHPAC deliver notice of a Blackout Period to the Holders more than two times in any calendar year (or more than once in a six month period) or (ii) Blackout Periods be in effect for an aggregate of forty-five (45) days or more in any calendar year.  In the event AHPAC exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities.  AHPAC shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5          Reporting Obligations.  As long as any Holder shall own Registrable Securities, AHPAC, at all times while it shall be a reporting company under the Exchange Act, covenants to use commercially reasonable efforts to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by AHPAC after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings (the delivery of which will be satisfied by AHPAC’s filing of such reports on the Commission’s EDGAR system).  AHPAC further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Class A Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated by the Commission), including providing customary legal opinions to AHPAC’s transfer agent with respect thereto.  Upon the request of any Holder, AHPAC shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

3.6          Transfer Restrictions.

3.6.1       During the New Holder Lock-Up Period, no New Holder shall offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of or distribute (“Transfer”) any shares of Class A Common Stock or any other options or warrants to purchase any shares of Class A Common Stock or any securities convertible into, exercisable for, exchangeable for or that represent the right to receive shares of Class A Common Stock, whether now owned or hereinafter acquired, that is owned directly by such New Holder (including securities held as a custodian) or with respect to which such New Holder has beneficial ownership within the rules and regulations of the Commission other than Registrable Securities issued to the Lender Holders pursuant to that certain Exchange Agreement, dated on or about the date hereof, by and among AHPAC and the Lender Holders (collectively, the “Restricted Shares”). The foregoing restriction is expressly agreed to preclude each New Holder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Restricted Shares even if such Restricted Shares would be disposed of by someone other than such New Holder.  Such prohibited hedging or other transactions include any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to any of the Restricted Shares of the applicable New Holder or with respect to any security that includes, relates to, or derives any significant part of its value from such Restricted Shares.

3.6.2       Each New Holder hereby represents and warrants that it now has, and, except as contemplated by this subsection 3.6.2, for the duration of the New Holder Lock-Up Period, will have, good and marketable title to its Restricted Shares, free and clear of all liens, encumbrances, and claims that could impact the ability of such New Holder to comply with the foregoing restrictions.  Each New Holder agrees and consents to the entry of stop transfer instructions with AHPAC’s transfer agent and registrar against the transfer of any Restricted Shares during the New Holder Lock-Up Period, except in compliance with the foregoing restrictions.

3.6.3       Notwithstanding anything to the contrary set forth herein, a Holder may Transfer Restricted Shares or Founder Stock prior to the expiration of the applicable lock-up period to (a) an Affiliate of such Holder or, in the case of a Holder who is a natural person, such Holder’s Family Group, (b) in the case of an entity, to its direct or indirect beneficial owners in accordance with their pro rata ownership share in such entity, (c) any other Holder or an Affiliate of any other Holder, or (d) such other Person upon the prior written consent of AHPAC; provided that, in each case, it shall be a condition to any such Transfer, that the transferee execute and deliver a joinder to this Agreement in a form reasonably satisfactory to AHPAC whereby such transferee shall agree to be bound by the terms of this Agreement and shall thereupon be deemed an Existing Holder or New Holder hereunder, as applicable.

ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION

4.1          Indemnification.

4.1.1       AHPAC agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, their affiliates and their respective officers, directors, employees and partners and each person who is a “controlling person” such Holder (within the meaning of the Securities Act) against, and pay and reimburse such persons for  all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to AHPAC by such Holder expressly for use therein and AHPAC will pay and reimburse any Holder and each such affiliate, director, officer, employee, partner and controlling person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding.  AHPAC shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder or as is reasonable and customary in an underwritten offering.

4.1.2       In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to AHPAC in writing such information and affidavits as AHPAC reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify AHPAC, its directors and officers and agents and each person who controls AHPAC (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.  The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of AHPAC.

4.1.3       Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.  No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement unless (i) such settlement is to be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) (ii) such settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation and (iii) such settlement does not include an admission of fault by such indemnified party.

4.1.4       The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities.  AHPAC and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event AHPAC’s or such Holder’s indemnification is unavailable for any reason.

4.1.5       If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability.  The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V
MISCELLANEOUS

5.1          Notices.  Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail, telecopy, telegram or facsimile.  Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail, telecopy, telegram or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation.  Any notice or communication under this Agreement must be addressed, if to AHPAC to: 65 East 55th St., 18th Floor, New York, NY 10022 or by facsimile at (212) 593-6901, and, if to any Holder, at such Holder’s address or facsimile number as set forth in AHPAC’s books and records.  Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2          Assignment; No Third Party Beneficiaries.

5.2.1       This Agreement and the rights, duties and obligations of AHPAC hereunder may not be assigned or delegated by AHPAC in whole or in part.

5.2.2       Prior to the expiration of the Founder Lock-up Period or the New Holder Lock-Up Period, as the case may be, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, in violation of the applicable lock-up period, except in connection with a transfer of Registrable Securities by such Holder to another Holder or a Permitted Transferee but only if such Permitted Transferee agrees to become bound by the transfer restrictions set forth in this Agreement.

5.2.3       This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4       This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.5       No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate AHPAC unless and until AHPAC shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to AHPAC, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement).  Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3          Counterparts.  This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4          Governing Law; Venue.  NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION.  ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OR THE COURTS OF THE STATE OF

NEW YORK IN EACH CASE LOCATED IN THE CITY OF NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING.

5.5          Amendments and Modifications.  Upon the written consent of (i) AHPAC and (ii) Holders of at least a majority-in-interest of the Registrable Securities held by the Holders at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects either the Existing Holders as a group or the New Holders as group, respectively, in a manner that is materially adversely different from Existing Holders or New Holders, as applicable shall require the consent of at least a majority-in-interest of the Registrable Securities held by such Existing Holders, or a majority-in-interest of the Registerable Securities held by such New Holders, as applicable, at the time in  question so affected, provided, further, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of AHPAC, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected.  No course of dealing between any Holder or AHPAC and any other party hereto or any failure or delay on the part of a Holder or AHPAC in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or AHPAC.  No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.  Notwithstanding anything to the contrary in this Agreement, the Board may grant, in its sole discretion, one or more waivers to any Holder from the restrictions on transfer during the Founder Lock-up Period or New Holder Lock-up Period, as applicable, in order to assist AHPAC in meeting NASDAQ listing requirements.

5.6          Other Registration Rights.  AHPAC represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require AHPAC to register any securities of AHPAC for sale or to include such securities of AHPAC in any Registration filed by AHPAC for the sale of securities for its own account or for the account of any other person (collectively, “Registration Rights”).  Further, AHPAC represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail. AHPAC agrees that it will not enter into, any agreement with respect to its securities that includes Registration Rights that are more favorable than the rights granted under this Agreement or that violates or is otherwise inconsistent with the rights granted to the Holders of Registrable Securities under this Agreement without the written consent of a majority-in-interest of the Registrable Securities held by the Holders at the time in question. For the term of this Agreement, AHPAC shall not grant to any Person the right to require AHPAC to register any equity securities of AHPAC, or any securities convertible or exchangeable into or exercisable for such securities, without written consent of the majority-in-interest of the Holders, unless such rights are explicitly made subordinate to all rights granted hereunder.

5.7          Term.  This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement or (ii) the date as of which (A) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder) or (B) the Holders of all Registrable Securities are permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale.  The provisions of Section 3.5 and Article IV shall survive any termination.

5.8          Interpretation.  The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”  The word “herein” and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article.  The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Unless expressly indicated otherwise in this Agreement, all references in this Agreement to “the date hereof” or “the date of this Agreement” shall refer to [•] and shall not be deemed to refer to the Original Execution Date.

5.9          Listing. AHPAC agrees to use commercially reasonable efforts to cause the Class A Common Stock to continue to be listed on the NASDAQ Stock Market or another national securities exchange

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

AHPAC:

AVISTA HEALTHCARE PUBLIC ACQUISITION CORP

By:
Name:
Title:

EXISTING HOLDERS:

AVISTA ACQUISITION CORP

By:
Name:
Title:

HÅKAN BJÖRKLUND:

By:
Name: Håkan Björklund

CHARLES HARWOOD

By:
Name: Charles Harwood

BRIAN MARKISON

By:
Name: Brian Markison

ROBERT O’NEIL

By:
Name: Robert O’Neil

[Signature Page to Registration Rights Agreement]

NEW HOLDERS:

[NEW HOLDER]

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]